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                                CREDIT AGREEMENT

                                      among

                          IRON HORSE INVESTORS, L.L.C.,

                        UNITED DEFENSE INDUSTRIES, INC.,

                          VARIOUS LENDING INSTITUTIONS,

                         DEUTSCHE BANC ALEX. BROWN INC.


                                       and


                              LEHMAN BROTHERS INC.,
                              as CO-LEAD ARRANGERS,

                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT,

                          LEHMAN COMMERCIAL PAPER INC.,
                              as SYNDICATION AGENT,


                                       and


                               CITICORP USA, INC.,

                             THE BANK OF NOVA SCOTIA

                                       and

                        CREDIT LYONNAIS NEW YORK BRANCH,
                             as DOCUMENTATION AGENTS

                       __________________________________

                           Dated as of August 13, 2001
                       __________________________________


                                  $800,000,000

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

         CREDIT AGREEMENT, dated as of August 13, 2001, among IRON HORSE INVESTORS, L.L.C., a Delaware limited liability company, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation, the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), BANKERS TRUST COMPANY, as Administrative Agent (the "Administrative Agent"), LEHMAN COMMERCIAL PAPER INC., as Syndication Agent (the "Syndication Agent") and CITICORP USA, INC., THE BANK OF NOVA SCOTIA and CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agents (the "Documentation Agents" and together with the Administrative Agent and the Syndication Agent, collectively, the "Agents"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the credit facilities provided for herein;

         NOW, THEREFORE, IT IS AGREED:

         SECTION 1. Amount and Terms of Credit.
                    --------------------------

         1.01 Commitment. Subject to and upon the terms and conditions herein
              ----------
set forth, each Lender severally agrees to make a loan or loans (each, a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a commitment under such Facility, under the A Term Facility, the B Term Facility, and the Revolving Facility, as set forth below:

         (a) Loans under the A Term Facility (each, an "A Term Loan" and, collectively, the "A Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all A Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of A Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the A Term Commitment, if any, of such Lender as in effect on such date. Once repaid, A Term Loans may not be reborrowed.

         (b) Loans under the B Term Facility (each, a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made pursuant to a single drawing on the Initial Borrowing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all B Term Loans made as part of the same Borrowing shall, unless specifically provided herein, consist of B Term Loans of the same Type and (iii) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the B Term Commitment, if any, of such Lender as in effect on such date. Once repaid, B Term Loans may not be reborrowed.

         (c) Loans under the Revolving Facility (each, a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the A/RF Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) for any Lender in aggregate principal amount at any time outstanding that amount which, when combined with such Lender's Adjusted RF Percentage of the sum of (x) the Letter of Credit Outstandings at such time and (y) the outstanding principal amount of Swingline Loans at such time, equals the Revolving Commitment of such Lender.

         (d) Subject to and upon the terms and conditions herein set forth, the Swingline Lender agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each, a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof and (iii) shall not exceed (giving effect to any incurrence thereof and the use of the proceeds of such incurrence) in aggregate principal amount at any time outstanding that amount which, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and the Letter of Credit Outstandings at such time, equals the Adjusted Total Revolving Commitment then in effect (after giving effect to any changes thereto on such date). The Swingline Lender will not make a Swingline Loan after it has received written notice from the Required Lenders that one or more of the applicable conditions to Credit Events specified in Section 5.02 are not then satisfied until such conditions are satisfied.

         (e) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the RF Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such
                                                     --------
notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RF Lenders pro rata based on each RF Lender's Adjusted RF Percentage, and
                  --- ----
the proceeds thereof shall be applied directly to repay the Swingline Lender for such outstanding Swingline Loans. Each RF Lender hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding:
(i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5.02 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RF Lender (other than the Swingline Lender) hereby agrees that it shall forthwith purchase from the Swingline Lender (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RF Lenders to share in such Swingline Loans ratably based upon their respective Adjusted RF Percentages, provided that all interest payable on the Swingline Loans shall be
             --------
for the account of the Swingline Lender until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RF Lender purchasing same from and after such date of purchase.

         1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of
              ------------------------------
each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans.

         1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
              -------------------
Loans under any Facility (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify (i) the Facility pursuant to which such incurrence is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such incurrence, (iii) the date of incurrence (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Loans of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

         (b) (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender, prior to 2:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

         (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(e), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such
Section 1.01(e).

         (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, the Swingline Lender (in the case of a Borrowing of Swingline Loans), or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's, the Swingline Lender's or the Letter of Credit Issuer's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent, the Swingline Lender or the Letter of Credit Issuer, as the case may be.

         1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time)
              ---------------------
on the date specified in each Notice of Borrowing or 2:00 P.M. (New York time) on the date specified in a notice described in Section 1.03(b)(i), each Lender with a Commitment under the respective Facility will make available its pro rata
                                                                        --- ----
share of each Borrowing requested to be made on such date or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof in the manner provided below. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

         (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         1.05 Notes. (a) The Borrower's obligation to pay the principal of, and
              -----
interest on, the Loans made to it by each Lender shall be evidenced (i) if A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "B Term Note" and, collectively, the "B Term Notes"), (iii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) The A Term Note issued to each Lender that makes any A Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the A Term Loans made by such Lender on the Initial Borrowing Date (or in the case of a new A Term Note issued pursuant to Section 1.13 or 12.04, the respective A Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of A Term Loans evidenced thereby, (iv) mature on the A/RF Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) The B Term Note issued to each Lender that makes any B Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the B Term Loans made by such Lender on the Initial Borrowing Date (or in the case of a new B Term Note issued pursuant to Section 1.13 or 12.04, the respective B Term Loans evidenced thereby at the time of issuance) and be payable in the principal amount of B Term Loans evidenced thereby, (iv) mature on the B Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) The Revolving Note issued to each RF Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such RF Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such RF Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the A/RF Maturity Date,
(v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section
4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (e) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to mandatory prepayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby.

Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

         1.06 Conversions. The Borrower shall have the option to convert on any
              -----------
Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than Swingline Loans which at all times shall be maintained as Base Rate Loans) owing pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans when a Default under Section 9.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") specifying the Loans to be so converted (including the relevant Facility), the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

         1.07 Pro Rata Borrowings. All Loans under this Agreement (other than
              -------------------
Swingline Loans) shall be made by the Lenders pro rata on the basis of their A
                                              --- ----
Term Commitments, B Term Commitments, or Revolving Commitments, as the case may be, provided, that each Mandatory Borrowing shall be funded on the basis of
    --------
their Adjusted RF Percentages, if any. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

         1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan
              --------
shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

         (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

         (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin provided that principal in respect of Eurodollar Loans shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until the end of the Interest Period then applicable to such Eurodollar Loan at a rate per annum equal to 2% in excess of the rate of interest applicable thereto on such date.

         (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each January, April, July and October, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

         (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

         1.09  Interest Periods. (a) At the time the Borrower gives a Notice of
               ----------------
Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or, to the extent available to all Lenders with a Commitment under the respective Facility and so long as the Administrative Agent consents thereto, nine or twelve month period. Notwithstanding anything to the contrary contained above:

         (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a
              --------
day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) no Interest Period with respect to a Borrowing of Revolving Loans shall extend beyond the A/RF Maturity Date;

         (v) no Interest Period with respect to any Term Loans under a Facility may be elected that would extend beyond any date upon which a Scheduled Repayment is required to be made in respect of such Term Loans if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained under the respective Facility as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans under such Facility permitted to be outstanding after such Scheduled Repayment;

         (vi) no Interest Period may be elected at any time when a Default under Section 9.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election; and

         (vii) Interest Periods of one or two weeks ending no later than the 60/th/ day following the Initial Borrowing Date (or if earlier and known at the time, the Syndication Date) may be elected by the Borrower at any time prior to the Syndication Date.

         (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

         1.10  Increased Costs, Illegality, etc. (a) In the event that (x) in
               --------------------------------
the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

         (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

         (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section 4.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of
(x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances first arising after the date hereof affecting the interbank Eurodollar market or the position of such Lender in such market; or

         (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more
                                                       --------
than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b). Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 1.10(b), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(b) upon the subsequent receipt of such notice.

         (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Effective Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

         1.11 Compensation. (a) The Borrower shall compensate each Lender, upon
              ------------
its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may actually sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement, (y) an election made pursuant to Section 1.10(b) or (z) the early termination of an, or the funding of a shortened, Interest Period (other than an Interest Period elected pursuant to Section 1.09(a)(vii)) which may be required by any Lender in connection with any assignment effected after the Initial Borrowing Date and prior to the Syndication Date.

         (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 1.10, 1.11, 2.05 or 4.04 is given by any Lender more than 180 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 1.11, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

         1.12 Change of Lending Office. Each Lender agrees that, upon the
              ------------------------
occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.05 or 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letter of Credit participations affected by such event, provided that such
                                                           --------
designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10,
2.05 or 4.04.

         1.13 Replacement of Lenders. (x) Upon the occurrence of any event
              ----------------------
giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c),
Section 1.11, Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the Lenders, (y) if a Lender becomes a Defaulting Lender and/or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders, the Borrower shall have the right, if no Default under Section 9.01 or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued and unpaid interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all accrued and unpaid interest with respect thereto at such time and (C) an amount equal to all accrued and unpaid Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Letter of Credit Issuer an amount equal to such Replaced Lender's Adjusted RF Percentage (for this purpose, and for the purposes of clause (z) below, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Swingline Lender, any portion of a Mandatory Borrowing as to which the Replaced Lender is then in default, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender and (y) in the case of a replacement of a Defaulting Lender with a Non-Defaulting Lender, the Adjusted RF Percentages of the respective Lenders and the Adjusted Total Revolving Commitment shall be automatically adjusted at such time to give effect to such replacement.

         SECTION 2. Letters of Credit.
                    -----------------

         2.01 Letters of Credit. (a) Subject to and upon the terms and
              -----------------
conditions herein set forth, the Borrower may request that the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the fifth Business Day prior to the A/RF Maturity Date to issue, for the account of the Borrower and in support of (x) trade obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business (letters of credit issued for such purposes, "Trade Letters of Credit") and (y) any other lawful purposes of the Borrower and its Subsidiaries (letters of credit issued for such purposes, "Standby Letters of Credit"), and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit denominated in Dollars and issued on a sight basis only, in such form as may be approved by the Letter of Credit Issuer and the Administrative Agent. "Letters of Credit" shall include Trade Letters of Credit and Standby Letters of Credit, in each case issued pursuant to this Section 2, and all Existing Letters of Credit (each of which Existing Letters of Credit shall be deemed issued as Letters of Credit for all purposes of this Agreement on the Initial Borrowing Date).

         (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued if after giving effect thereto the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and Swingline Loans then outstanding would exceed the Adjusted Total Revolving Commitment at such time; (ii) each Standby Letter of Credit shall have an expiry date occurring not later than three years after such Letter of Credit's date of issuance although (x) Standby Letters of Credit issued to replace and/or support letters of credit existing on the Initial Borrowing Date shall have an expiry date equal to the then expiry date of the letter of credit being replaced or supported, (y) any Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day next preceding the A/RF Maturity Date, on terms acceptable to the Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than the third Business Day next preceding the A/RF Maturity Date and (z) Letters of Credit in an aggregate Stated Amount of up to $100,000,000 may be issued with an initial expiry date occurring more than three years after the respective dates of issuance thereof provided that in each case such expiry date shall not be later than the date three months prior to A/RF Maturity Date; and (iii) each Trade Letter of Credit shall have an expiry date occurring not later than (x) 180 days after such Trade Letter of Credit's date of issuance or (y) the date three Business Days prior to the A/RF Maturity Date.

         2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever it
              ----------------------------------------------
desires that an Letter of Credit be issued, the Borrower shall give the Administrative Agent and the Letter of Credit Issuer written notice (including by way of facsimile transmission) in the form of Exhibit C thereof prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each, a "Letter of Credit Request"), which Letter of Credit Request shall include any other documents that the Letter of Credit Issuer customarily requires in connection therewith.

         (b) The Letter of Credit Issuer shall, promptly after the issuance of or amendment to a Standby Letter of Credit by it pursuant to this Section 2, give the Administrative Agent and the Borrower, written notice of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly give each RF Lender a written notice of such issuance or amendment. If any RF Lender should so request, the Administrative Agent shall provide copies of such issuance or amendment to such RF Lender. With regards to Trade Letters of Credit, the Letter of Credit Issuer shall on the first Business Day of each week provide the Administrative Agent, by facsimile, with a report of the daily aggregate outstanding Trade Letters of Credit issued by the Letter of Credit Issuer for the previous calendar week.

         2.03 Agreement to Repay Letter of Credit Drawings. (a) The Borrower
              --------------------------------------------
hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") promptly after, and in any event within three Business Days after the date on which, the Borrower is notified by the Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Base Rate plus the Applicable Base Rate Margin as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand.

         (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform substantially to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing provided that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer as determined by a court of competent jurisdiction.

         2.04 Letter of Credit Participations. (a) Immediately upon the issuance
              -------------------------------
by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other RF Lender, and each such RF Lender (each, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted RF Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the RF Lenders as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Adjusted RF Percentages pursuant to Section 1.13 and/or 12.04(b) and/or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted RF Percentages of all of the Lenders with RF Commitments as a result thereof.

         (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for the Letter of Credit Issuer any resulting liability.

         (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Adjusted RF Percentage of such payment in Dollars and in same day funds provided that no Participant shall be obligated to pay to the Administrative Agent its Adjusted RF Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a court of competent jurisdiction on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent, such Participant's Adjusted RF Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RF Percentage of the amount of such Unpaid Drawing available to the Administrative Agent, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is so paid to the Administrative Agent at the overnight Federal Funds Effective Rate. The failure of any Participant to so pay to the Administrative Agent its Adjusted RF Percentage of any Unpaid Drawing shall not relieve any other Participant of its obligation hereunder to so pay to the Administrative Agent its Adjusted RF Percentage of any Unpaid Drawing on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to so pay to the Administrative Agent such other Participant's Adjusted RF Percentage of any such payment.

         (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of

Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RF Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's Adjusted RF Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

         (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Administrative Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, set-off, defense or other right which any Credit Party or any of their Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, the Letter of Credit Issuer, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

         (v)   the occurrence of any Default or Event of Default.

         (f) To the extent the Letter of Credit Issuer is not indemnified by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective RF Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participants shall be liable for
                               --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Letter of Credit Issuer's gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         2.05 Increased Costs. If at any time after the Effective Date, the
              ---------------
adoption or initial effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) first made by any such authority, central bank or comparable agency, in each case after the Effective Date, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, within 10 Business Days of Borrower's receipt of a written demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for, and reasonably detailed calculations of, the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon the subsequent receipt thereof.

         SECTION 3. Fees; Commitments.
                    -----------------

         3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a
              ----
commitment commission ("Commitment Commission") for the account of each RF Lender that is a Non-Defaulting Lender for the period from and including the Initial Borrowing Date to but not including the date upon which the Total Revolving Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable Percentage for such day on the Unutilized Revolving Commitment on such day of such Lender. Such Commitment Commission shall be due and payable in arrears on the last Business Day of each January, April, July and October and on the date upon which the Total Revolving Commitment is terminated.

         (b) The Borrower agrees to pay to the Administrative Agent, for the account of each RF Lender that is a Non-Defaulting Lender, pro rata on the basis
                                                           --- ----
of their respective Adjusted RF Percentages, a fee in respect of all Letters of Credit (the "Letter of Credit Fee") computed for each day at a per annum rate equal to 50% of the Applicable Eurodollar Margin for Revolving Loans on such day multiplied by the Stated Amount of all Letters of Credit outstanding on such day. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

         (c) The Borrower agrees to pay to the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of 1/4 of 1% per annum on the Stated Amount of all Letters of Credit outstanding on such day, provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October of each year and on the date upon which the Total Revolving Commitment is terminated.

         (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

         (e) The Borrower shall pay to (x) each Agent on the Initial Borrowing Date, for its own account and/or for distribution to the Lenders, such fees as heretofore agreed by the Borrower and the Agents and (y) the Administrative Agent, for its own account, such other fees as agreed to between the Borrower and the Administrative Agent, when and as due.

         (f) All computations of Fees shall be made in accordance with Section 12.07(b).

         3.02 Voluntary Reduction of Commitments. Upon at least one Business
              ----------------------------------
Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 2:00 P.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment provided that (x) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender, (y) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment in an amount greater than the then Unutilized Revolving Commitment of such Lender and
(z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

         3.03 Mandatory Adjustments of Commitments, etc. (a) The Total
              -----------------------------------------
Commitment (and the A Term Commitment, B Term Commitment and Revolving Commitment of each Lender) shall terminate in its entirety on the Expiration Date unless the Initial Borrowing Date has occurred on or before such date.

         (b) Each of the Total A Term Commitment and Total B Term Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of A Term Loans and B Term Loans on such date).

         (c) Each of the Total Revolving Commitment shall terminate in its entirety on the A/RF Maturity Date.

         (d) Each partial reduction of the Commitments under a Facility pursuant to this Section 3.03 shall apply proportionately to the Commitment under such Facility of each Lender.

         SECTION 4. Payments.
                    --------

         4.01 Voluntary Prepayments. The Borrower shall have the right to prepay
              ---------------------
Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are A Term Loans, B Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 3:00 P.M. (New York time) on the Business Day prior to the date of such prepayment (or in the case of Swingline Loans on the day of prepayment), and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders; (ii) (x) each partial prepayment of any Borrowing (other than a Borrowing of Swingline Loans) shall be in an aggregate principal amount of at least $1,000,000 and (y) each partial prepayment of Swingline Loans shall be in an aggregate principal amount of at least $250,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans provided that at the Borrower's election in
        --- ----
connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender; and (iv) each prepayment of Term Loans pursuant to this Section 4.01 shall be applied between the A Term Facility and B Term Facility as the Borrower may elect, with any such prepayments to be allocated (I) first, in direct order of maturity to those Scheduled Repayments under the respective Facility which will be due and payable within 12 months after the date of the respective payment and (II) second, to the extent in excess thereof, on a pro rata basis
                                                               --- ----
(based upon the then remaining principal amount thereof) to all remaining Scheduled Repayments under such Facility.

         4.02 Mandatory Prepayments.
              ---------------------

         (A) Requirements:

         (a) (i) If on any date (and after giving effect to all other repayments on such date) the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Lenders, the principal amount of Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Lenders in an aggregate amount equal to such excess. If after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Lenders, the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment then in effect, the Borrower shall pay to the Administrative Agent an amount in cash and/or Cash Equivalents equal to such excess and the Administrative Agent shall hold such payment as security for the obligations of the Borrower in respect of Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent, until all proceeds are applied to the secured obligations or until all Letters of Credit so secured expire undrawn or are otherwise terminated or all drawings thereunder are paid, at which time such amount shall be returned to the Borrower).

         (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Commitment of such Defaulting Lender, the Borrower shall repay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

         (b) (i) On each date set forth below, the Borrower shall repay the principal amount of A Term Loans set forth opposite such date (each such repayment, together with each repayment of B Term Loans required by clause
(b)(ii) below, as the same may be reduced as provided in Sections 4.01 and 4.02(B), a "Scheduled Repayment"):

        Date                           Amount:
        ----                           -------

        September 30, 2001             $ 1,600,000.00
        December 31, 2001              $ 1,600,000.00

        March 31, 2002                 $ 4,400,000.00
        June 30, 2002                  $ 4,400,000.00
        September 30, 2002             $ 4,400,000.00
        December 31, 2002              $ 4,400,000.00

        March 31, 2003                 $ 4,400,000.00
        June 30, 2003                  $ 4,400,000.00
        September 30, 2003             $ 4,400,000.00
        December 31, 2003              $ 4,400,000.00

        March 31, 2004                 $ 4,400,000.00
        June 30, 2004                  $ 4,400,000.00
        September 30, 2004             $ 4,400,000.00
        December 31, 2004              $ 4,400,000.00

        March 31, 2005                 $ 4,400,000.00
        June 30, 2005                  $ 4,400,000.00
        September 30, 2005             $ 4,400,000.00
        December 31, 2005              $ 4,400,000.00

        March 31, 2006                 $ 4,400,000.00
        June 30, 2006                  $ 4,400,000.00
        September 30, 2006             $ 4,400,000.00
        December 31, 2006              $ 4,400,000.00

        March 31, 2007                 $ 4,400,000.00
        A/RF Maturity Date             $ 4,400,000.00


   (ii) On each date set forth below, the Borrower shall repay the principal amount of B Term Loans set forth opposite such date:

        Date:                          Amount
        ----                           ------

        September 30, 2001             $ 1,250,000.00
        December 31, 2001              $ 1,250,000.00

        March 31, 2002                 $ 1,250,000.00
        June 30, 2002                  $ 1,250,000.00
        September 30, 2002             $ 6,250,000.00
        December 31, 2002              $ 6,250,000.00

        Date:                               Amount
        ----                                ------

        March 31, 2003                      $ 6,250,000.00
        June 30, 2003                       $ 6,250,000.00
        September 30, 2003                  $ 6,250,000.00
        December 31, 2003                   $ 6,250,000.00

        March 31, 2004                      $ 6,250,000.00
        June 30,2004                        $ 6,250,000.00
        September 30, 2004                  $ 6,250,000.00
        December 31, 2004                   $ 6,250,000.00

        March 31, 2005                      $ 6,250,000.00
        June 30, 2005                       $ 6,250,000.00
        September 30, 2005                  $ 6,250,000.00
        December 31, 2005                   $ 6,250,000.00

        March 31, 2006                      $ 6,250,000.00
        June 30, 2006                       $ 6,250,000.00
        September 30, 2006                  $ 6,250,000.00
        December 31, 2006                   $ 6,250,000.00

        March 31, 2007                      $ 6,250,000.00
        June 30, 2007                       $ 6,250,000.00
        September 30, 2007                  $46,250,000.00
        December 31, 2007                   $46,250,000.00

        March 31, 2008                      $46,250,000.00
        June 30, 2008                       $46,250,000.00
        September 30, 2008                  $46,250,000.00
        December 31, 2008                   $46,250,000.00

        March 31, 2009                      $46,250,000.00
        B Maturity Date                     $46,250,000.00

    (c) On the third Business Day following the date of receipt thereof by Holdings and/or any of its Subsidiaries of the Net Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans, provided that up to an aggregate of $20,000,000 per year (but no
            --------
more than $50,000,000 in the aggregate for all Asset Sales after the Initial Borrowing Date) of the Net Cash Proceeds from Asset Sales shall not be required to be used to so repay Term Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent no later than three Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

           (d) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by Holdings or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04), shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

           (e) On the date of the receipt thereof by Holdings or the Borrower, an amount equal to the EP Percentage of the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of any sale or issuance of its equity or any equity contribution (other than equity issued to management and other employees of Holdings and its Subsidiaries) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

           (f) (i) On the date which is 120 days after the last day of the fiscal year of the Borrower ending on December 31, 2001, an amount equal to 75% (or, if the Leverage Ratio on the last day of such fiscal year is less than 3.0:1.0, 50%) of Excess Cash Flow for the last 6 months of such fiscal year (if positive) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

           (ii) On each date which is 120 days after the last day of each fiscal year of the Borrower (commencing with the fiscal year ending on December 31, 2002), an amount equal to 75% (or, if the Leverage Ratio on the last day of such fiscal year is less than 3.0:1.0, 50%) of Excess Cash Flow for the fiscal year then last ended (if positive) shall be applied as a mandatory repayment of principal of the then outstanding Term Loans.

           (g) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

           (h) An amount equal to the Net Funding Excess at such time shall be applied on February 28, 2002 as a mandatory repayment of the outstanding Term Loans.

           (i) To the extent not theretofore repaid pursuant to the provisions of this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all outstanding Swingline Loans and Revolving Loans shall be repaid in full upon the termination of the Total Revolving Commitment.

           (B)  Application:

           (a) Each mandatory repayment of Term Loans required to be made pursuant to Sections 4.02(A)(c) through (i) shall be applied to the outstanding A Term Loans, if any, in an amount equal to the A TF Percentage of such prepayment and to the outstanding B Term Loans, if any, in an amount equal to the B TF Percentage of such prepayment, with any such prepayments (except in the case of Section 4.02(A)(h)) to be allocated to reduce the then remaining Scheduled Repayments of the respective Facility (I) first, in direct order of maturity to those Scheduled Repayments which will be due and payable within 12 months after the date of the respective payment and (II) second, to the extent in excess thereof, on a pro rata basis (based upon the
                                              --- ----
then remaining principal amount of each such Scheduled Repayment). Any mandatory prepayment of Term Loans required to be made pursuant to Section 4.02(A)(h) shall be allocated to reduce the then remaining Scheduled Repayments of the respective Facility on a pro-rata basis.
                         --- ----

          (b) With respect to each prepayment of Loans required by Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made provided that (i) if any prepayment of Eurodollar Loans made pursuant to a
--------
single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans;
(ii) each prepayment of any Loans under a Facility shall be applied pro rata
                                                                    --- ----
among such Loans; and (iii) except for the differing treatments of Defaulting Lenders and Non-Defaulting Lenders as expressly provided in Section 4.02(A)(a), each prepayment of any Eurodollar Loans made pursuant to a Borrowing shall be applied pro rata among such Eurodollar Loans. In the absence of a designation by
        --- ----
the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

          (c) Notwithstanding anything to the contrary contained in Section 4.02(B)(a), with respect to any mandatory repayments of B Term Loans otherwise required pursuant to Section 4.02(A), if on or prior to the date the respective mandatory repayment is otherwise required to be made pursuant to such Section, the Borrower has given the Administrative Agent written notification that the Borrower has elected, in its sole discretion, to give each Lender with a B Term Loan the right to waive such Lender's rights to receive its pro rata percentage
                                                            --- ----
of such repayment (any such repayment, a "Specified Repayment"), the Administrative Agent shall notify such Lenders thereof and the amount required to be applied to each such Lender's B Term Loans pursuant to the Specified Repayment. In the event any such Lender desires to waive its right to receive any or all of its percentage of the Specified Repayment, such Lender shall so advise in writing the Administrative Agent no later than 5:00 P.M. (New York time) two Business Days after the date of such notice from the Administrative Agent, which reply shall also include the amount, if any, of its portion of the Specified Repayment that such Lender still desires to receive. If any such Lender does not reply to the Administrative Agent within the two Business Day period or responds but does not specify the amount of the Specified Repayment that such Lender wishes to receive, if any, such Lender will be deemed to have elected to receive 100% of the Specified Repayment. In the event that any such Lender waives its right to any such Specified Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Lenders to repay the A Term Loans as otherwise provided in this Section 4.02(B). All payments of the B Term Loans shall be made pro rata among same reduced for any Lender who has
                         --- ----
waived any of its portion of a Specified Repayment by the amount so waived.

          4.03 Method and Place of Payment. Except as otherwise specifically
               ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

          4.04 Net Payments. (a) All payments made by any Credit Party hereunder
               ------------
or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a

Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exception) (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, W-8BEN (with respect to a complete exemption under an income tax treaty) or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5. Conditions Precedent.
                     --------------------

          5.01  Conditions Precedent to Initial Borrowing Date. The obligation
                ----------------------------------------------
of the Lenders to make Loans, and of the Letter of Credit Issuer to issue Letters of Credit, on the Initial Borrowing Date is subject to the satisfaction of each of the following conditions at such time:

          (a)  Effectiveness; Notes. (i) The Effective Date shall have occurred
               --------------------
and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender the appropriate Note or Notes executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          (b)  Opinions of Counsel. The Administrative Agent shall have received
               -------------------
opinions, addressed to each Agent and each of the Lenders and dated the Initial Borrowing Date, from (i) Latham & Watkins, special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E hereto and
(ii) such local counsel, if any, satisfactory to the Administrative Agent as it may request, which opinions shall cover the perfection of the security interests granted pursuant to the Mortgages and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and shall be in form and substance satisfactory to the Administrative Agent.

          (c)  Corporate Proceedings. (I) The Administrative Agent shall have
               ---------------------
received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of the Borrower in the form of Exhibit F with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, by-laws or other organizational documents of each Credit Party, (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation and by-laws) shall be satisfactory to the Administrative Agent and
(z) a statement that all of the applicable conditions set forth in Sections 5.01(g) and 5.02 exist as of such date.

          (II) On the Initial Borrowing Date, the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection herewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

          (d)  Adverse Change, etc. Since December 31, 2000, nothing shall have
               -------------------
occurred, and the Administrative Agent shall not have become aware of any facts or conditions not previously known, in each case which the Administrative Agent shall determine (a) is reasonably likely to have a material adverse effect on the rights or remedies of the Lenders or the Agents hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents or (b) has had or is reasonably likely to have a Material Adverse Effect.

          (e)  Litigation. There shall be no actions, suits or proceedings
               ----------
pending or threatened (a) with respect to this Agreement or any other Credit Document or (b) which the Administrative Agent shall determine has had or is reasonably likely to have a Material Adverse Effect.

          (f)  Approvals. All material necessary governmental (domestic and
               ---------
foreign) and third party approvals in connection with the Transaction and/or the Credit Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions.

          (g)  Tender Offer. On or prior to the Initial Borrowing Date, (i) the
               ------------
Senior Subordinated Notes shall have been tendered for pursuant to the Tender Offer and (ii) the Supplemental Indenture (as defined in the Tender Offer) shall have been executed by the parties thereto and shall have become effective.

          (h)  Subsidiary Guaranty. Each Domestic Subsidiary (other than any
               -------------------
Inactive Subsidiary) existing on the Initial Borrowing Date shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

          (i)  Security Documents. (I) Each Credit Party shall have each duly
               ------------------
authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

          (II) Each Credit Party shall have each duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

          (i) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been filed or delivered to the Administrative Agent or appropriate arrangements made therefor and (y) to the extent evidencing Permitted Liens);

          (iii) evidence of the completion of or arrangements for all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

          (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

          (III) The Collateral Agent shall have received:

          (i) fully executed counterparts of deeds of trust, mortgages and similar documents, in each case in form and substance reasonably satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, each a "Mortgage" and, collectively, the "Mortgages") with respect to each of the Mortgaged Properties, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Liens, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Agents and the Lenders;

          (ii) mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens, and such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (A) shall include (to the extent available in the respective jurisdiction of each Mortgaged Property) an endorsement for future advances under this Agreement, the Notes and the Mortgages, and for such other matters that the Collateral Agent in its discretion may reasonably request and (B) shall not include an exception for mechanics' liens; and

          (iii) to the extent the absence of same would result in any qualification to the related Mortgage Policies, surveys, in form and substance satisfactory to the Collateral Agent, of the Mortgaged Properties, dated (or updated) as of a recent date and certified in a manner acceptable to the Collateral Agent by a licensed surveyor satisfactory to the Collateral Agent;

provided that any Mortgages, together with related Mortgage Policies and surveys, that otherwise satisfy the provisions of this clause (III) may be delivered after the Initial Borrowing Date but prior to the date 60 days thereafter (with any failure to deliver such deferred documents and policies by such 60th day to constitute an Event of Default).

          (j)  Solvency. The Borrower shall have delivered to the Administrative
               --------
Agent, a solvency opinion, dated the Initial Borrowing Date, in form and substance satisfactory to the Administrative Agent from Valuation Research setting forth the conclusions that, after giving ef-fect to the Transaction and the incurrence of all the financings contemplated herein, Holdings and its Subsidiaries taken as a whole are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

          (k) Insurance Policies. The Collateral Agent shall have received
              ------------------
evidence of insurance complying with the requirements of Section 7.03 for the business and properties of Holdings and its Subsidiary Guarantors, in form and substance reasonably satisfactory to the Administrative Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' prior written notice by the insurer to the Collateral Agent.

          (l) Existing Indebtedness. On the Initial Borrowing Date and after
              ---------------------
giving effect to the Transaction, the Loans then incurred and the Letters of Credit then issued or deemed to be issued hereunder, neither Holdings nor any of its Subsidiaries shall have any preferred stock or Indebtedness outstanding except for (i) the Loans and the Letters of Credit, (ii) any Senior Subordinated Notes which have not then been redeemed pursuant to the Tender Offer, and (iii) the Indebtedness set forth on Annex V hereto (the amounts specified in clause
(iii), the "Existing Indebtedness").

          (m) Consent Letter. The Administrative Agent shall have received a
              --------------
letter from CT Corporation System, substantially in the form of Exhibit J hereto, indicating its consent to its appointment by each Credit Party as its agent to receive service of process.

          (n) Fees. The Borrower shall have paid to the Agents and the Lenders
              ----
all Fees and expenses agreed upon by such parties to be paid on or prior to the Initial Borrowing Date.

          (o) Minimum Consolidated EBITDA. The Administrative Agent shall have
              ---------------------------
received a certificate of the chief financial officer or controller of the Borrower certifying that Consolidated EBITDA for the full 12 month period ending June 30, 2001 is not less than $165,000,000 and setting forth in reasonable detail the calculation of Consolidated EBITDA for such period.

          5.02 Conditions Precedent to All Credit Events. The obligation of each
               -----------------------------------------
Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of the Letter of Credit Issuer to issue any Letter of Credit is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

          (a) Notice of Borrowing; Letter of Credit Request. The Administrative
              ---------------------------------------------
Agent shall have received a Notice of Borrowing meeting the requirements of
Section 1.02 or a Letter of Credit Request meeting the requirements of Section 2.02, as the case may be.

          (b) No Default; Representations and Warranties. At the time of each
              ------------------------------------------
Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 5.01 (in the case of Credit Events occurring on the Initial Borrowing Date), and/or 5.02, as the case may be, exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be reasonably satisfactory in form and substance to the Administrative Agent.

          SECTION 6. Representations, Warranties and Agreements. In order to
                     ------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans:

          6.01 Corporate Status. Each of Holdings and its Subsidiaries (i) is a
               ----------------
duly organized and validly existing corporation, partnership and/or limited liability company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the organizational power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing is reasonably likely to have a Material Adverse Effect.

          6.02 Corporate Power and Authority. Each Credit Party has the
               -----------------------------
organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in equity or at law).

          6.03 No Violation. Neither the execution, delivery or performance by
               ------------
any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the organizational documents (including by-laws) of Holdings or any of its Subsidiaries.

          6.04 Litigation. There are no actions, suits or proceedings pending
               ----------
or, to the best of its knowledge, threatened with respect to Holdings or any of its Subsidiaries (i) that have, or that could reasonably be expected to have, a Material Adverse Effect or (ii) that have, or that could reasonably be expected to have, a material adverse effect on (a) the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole to perform their obligations under the other Credit Documents or (b) the consummation of the Transaction.

          6.05 Margin Regulations. Neither the making of any Loan hereunder, nor
               ------------------
the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. The proceeds of all Loans have been utilized in conformity with Section 7.11.

          6.06 Governmental Approvals. Except for filings and recordings in
               ----------------------
connection with the Security Documents and to the extent any Notices are required to be filed, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document except, in any such case, as expressly provided herein or in the Security Documents.

          6.07 Investment Company Act. Neither Holdings nor any of its
               ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.08 Public Utility Holding Company Act. Neither Holdings nor any of
               ----------------------------------
its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          6.09 True and Complete Disclosure. All factual information (taken as a
               ----------------------------
whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agents or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information
                                              --- -----
contained in such materials are based on good faith estimates and assumptions believed by Holdings and the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to Holdings or any of its Subsidiaries (other than matters relating to general economic conditions or conditions affecting the Business generally) which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          6.10 Financial Condition; Financial Statements. (a) On and as of the
               -----------------------------------------
Initial Borrowing Date, on a pro forma basis after giving effect to the
                             --- -----
Transaction and all Indebtedness incurred, and to be incurred (including, without limitation, the Loans and the Senior Subordinated Notes), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of Holdings and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) Holdings and its Subsidiaries will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) Holdings and its Subsidiaries will not have unreasonably small capital with which to conduct their business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (b) The consolidated balance sheet of the Borrower at December 31, 2000 and March 31, 2001 and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year or three month ended as of said dates, which, in the case of the annual financial statements, have been audited by Ernst & Young LLP independent certified public accountants, who delivered an unqualified opinion in respect therewith, copies of all of which have heretofore been furnished to the Administrative Agent, present fairly the consolidated financial position of the Borrower and its Subsidiaries at the dates of said statements and the results for the periods covered thereby in accordance with GAAP, except to the extent provided in the notes to said financial statements and, in the case of the March 31, 2001 financial statements, subject to normal year-end audit adjustment. All such financial statements have been prepared in accordance with GAAP and practices consistently applied except to the extent provided in the notes to said financial statements. The pro forma consolidated balance sheet of the Borrower as of May 31, 2001, a
    --- -----
copy of which has heretofore been furnished to the Administrative Agent, presents a good faith estimate of the consolidated pro forma financial condition
                                                   --- -----
of the Borrower (after giving effect to the Transaction) as at the date thereof. Nothing has occurred since December 31, 2000 that has had or is reasonably likely to have a Material Adverse Effect.

          (c) Except as reflected in the financial statements described in
Section 6.10(b) or in the footnotes thereto, there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to Holdings and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

          6.11 Security Interests. On and after the Initial Borrowing Date, each
               ------------------
of the Security Documents creates, as security for the obligations purported to be secured thereby, a valid and enforceable security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Secured Creditors, which have been (or will be within the time required by the Credit Documents) perfected under applicable law. No filings or recordings are required in order to perfect, or continue the perfection of, the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which (x) shall have been made upon or prior to (or are the subject of arrangements, reasonably satisfactory to the Administrative Agent, for filing on or promptly after the date of) the execution and delivery thereof and/or (y) constitute supplemental filings in respect of after acquired property or continuation statements.

          6.12 Tax Returns and Payments. Each of Holdings and its Subsidiaries
               ------------------------
has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of Holdings, the Borrower and their respective Subsidiaries if and to the extent required by GAAP. Each of Holdings and its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Holdings or the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

          6.13 Compliance with ERISA. (a) (i) Annex VI sets forth each Plan and
               ---------------------
Multiemployer Plan; (ii) except as set forth on Annex VI, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred with respect to a Plan; to the knowledge of Borrower, no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $10,000,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither Holdings, the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan or, to the knowledge of Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings, the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $10,000,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan or Multiemployer Plan; and Holdings, the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither Holdings, the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than $1,000,000.

          6.14 Subsidiaries. On and as of the Initial Borrowing Date (i)
               ------------
Holdings has no direct Subsidiaries other than the Borrower and (ii) the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex III. Annex III correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

          6.15 Intellectual Property. Each of Holdings and its Subsidiaries owns
               ---------------------
or holds a valid license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of Holdings or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

          6.16 Environmental Matters. (a) Each of Holdings and its Subsidiaries
               ---------------------
is in compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of Holdings and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each of Holdings and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings or such Subsidiary is a party or which could affect the ability of Holdings or such Subsidiary to operate any real property and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would reasonably be expected to constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not reasonably likely to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of Holdings or the Borrower threatened, which (i) question the validity, term or entitlement of the Borrower or any Subsidiary for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates and (ii) wherein any decision, ruling or finding is reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the Borrower or any of its Subsidiaries, or any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or on any property adjacent to any such Real Property that could reasonably be expected
(i) to form the basis of an Environmental Claim against Holdings, any of its Subsidiaries or any of their respective Real Property or (ii) to cause any such currently owned or operated Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually, or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

          (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by Holdings or any of its Subsidiaries or (ii) released on or from any such Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

          6.17 Properties. Holdings and each of its Subsidiaries have good and
               ----------
marketable title to, or a validly subsisting leasehold interest in, all material properties owned and used by them, including all Real Property reflected in the consolidated balance sheet of Holdings at December 31, 2000 referred to in
Section 6.10(b), free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 8.03. Annex IV contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries (with an annual base rental obligation in excess of $250,000) as of the Initial Borrowing Date, and the type of interest therein held by Holdings or the respective Subsidiary.

               6.18 Labor Relations. No Credit Party is engaged in any unfair
                    ---------------
labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Credit Party or, to the best of its knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the best of its knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the best of its knowledge, threatened against any Credit Party and (iii) no union representation question existing with respect to the employees of any Credit Party and no union organizing activities are taking place, except with respect to any matter specified in clause (i),
(ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

               6.19 Compliance with Statutes, etc. Each of Holdings and each of
                    -----------------------------
its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as is not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect.

               6.20 Subordination. The subordination provisions contained in the
                    -------------
Senior Subordinated Notes are enforceable by the Lenders against the Borrower and the holders of such Senior Subordinated Notes and all Obligations of the Borrower are or will be within the definition of "Senior Indebtedness" included in such provisions of the Senior Subordinated Note Documents.

               SECTION 7. Affirmative Covenants. Holdings and the Borrower
                          ---------------------
hereby covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

               7.01 Information Covenants. Holdings will furnish to each Lender:
                    ---------------------

               (a) Annual Financial Statements. Within 120 days after the close
                   ---------------------------
of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower or any Subsidiary Guarantor as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

               (b) Quarterly Financial Statements. Within 45 days after the
                   ------------------------------
close of each of the first three quarterly accounting periods in each fiscal year, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related unaudited consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

               (c) Monthly Reports. Within 45 days after the end of each monthly
                   ---------------
accounting period of each fiscal year (other than the last monthly accounting period in such fiscal year) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such period and the related unaudited consolidated statements of operations and cash flows for such period and setting forth comparative figures for the corresponding period of the previous year, all of which shall be certified by the chief financial officer or controller of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

               (d) Budgets; etc. Not more than 60 days after the commencement of
                   ------------
each fiscal year of the Borrower, a consolidated budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

               (e) Officer's Certificates. At the time of the delivery of the
                   ----------------------
financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate (x) in the case of the certificate delivered pursuant to Sections 7.01(a) and (b), shall set forth the calculations required to establish (I) the Leverage Ratio for the Test Period ending on the last day of the fiscal period covered by such financial statements and (II) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.11, 8.12, and 8.13 as at the end of such fiscal period, and (y) in the case of the certificate delivered pursuant to Section 7.01(a), for each year commencing with the year ending December 31, 2001, shall set forth the amount of the Excess Cash Flow for the relevant period ending on the last day of the fiscal year covered by such financial statements.

               (f) Notice of Default or Litigation. Promptly, and in any event
                   -------------------------------
within ten Business Days after any officer of Holdings or the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

               (g) Environmental Matters. Promptly after obtaining knowledge of
                   ---------------------
any of the following (but only to the extent (A) not disclosed in an environmental report delivered to the Administrative Agent on or prior to the Initial Borrowing Date and (B) that any of the following could reasonably be expected to (x) have a Material Adverse Effect, either individually or in the aggregate, or (y) result in a remedial cost to Holdings or any of its Subsidaries (I) in respect of liabilities not otherwise covered by existing indemnities, in excess of $5,000,000 or (II) in respect of liabilities covered by existing indemnities, in excess of $20,000,000), written notice of:

               (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) is reasonably likely to result in an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that is reasonably likely to result in such Real Property being subject to any restrictions on the ownership, occupancy, use or transferability by Holdings or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' or the relevant Subsidiary's response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders with such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or the Required Lenders.

               (h) Other Information. Promptly upon transmission thereof, (i)
                   -----------------
copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by Holdings or any of its Subsidiaries, (ii) copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to analysts and the holders of the Senior Subordinated Notes in their capacity as such holders (to the extent not otherwise delivered to the Lenders pursuant to this Agreement) and with reasonable promptness, such other reasonably available information or documents (financial or otherwise) (other than classified and other similarly sensitive material) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

               7.02 Books, Records and Inspections. Holdings will, and will
                    ------------------------------
cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders during normal business hours to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in their possession and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

               7.03 Insurance. Holdings will, and will cause each of its
                    ---------
Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice (which, in any event, shall not include earthquake insurance for leased office, lab and shop space). Holdings will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Initial Borrowing Date and thereafter annually, upon request of the Administrative Agent, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee, to the extent of its interests therein.

               7.04 Payment of Taxes. Holdings will pay and discharge, and will
                    ----------------
cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of Holdings or any of its Subsidiaries, provided that neither Holdings nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Holdings) with respect thereto in accordance with GAAP.

               7.05 Corporate Franchises. Holdings will do, and will cause each
                    --------------------
Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, provided
                                                                    --------
that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

               7.06 Compliance with Statutes, etc. The Borrower will, and will
                    -----------------------------
cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

               7.07 ERISA. As soon as possible and, in any event, within ten
                    -----
(10) days after Holdings or the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that Holdings, the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, any Subsidiary, any ERISA Affiliate, the PBGC or any other government agency, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign
Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Initial Borrowing Date by $10,000,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that Holdings, the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Initial Borrowing Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Holdings, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan, Multiemployer Plan or Foreign Pension Plan shall be delivered to the Lender no later than ten days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by Holdings, the Borrower, the Subsidiary or the ERISA Affiliate, as applicable. Holdings will, and will cause each Subsidiary to, ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a Material Adverse Effect.

               7.08 Good Repair. Holdings will, and will cause each of its
                    -----------
Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

               7.09 End of Fiscal Years; Fiscal Quarters. Holdings will, for
                    ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

               7.10 Additional Security; Further Assurances. (a) Holdings will
                    ---------------------------------------
cause the Borrower and the Subsidiary Guarantors to grant to the Collateral Agent security interests and mortgages in owned Real Property with a fair market value of $5,000,000 or more acquired after the Initial Borrowing Date as may be reasonably requested from time to time by the Administrative Agent and/or the Required Lenders (collectively, the "Additional Mortgages"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Furthermore, Holdings shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this
Section 7.10(a) has been complied with.

               (b) Holdings will, and will cause its Subsidiaries to, at the expense of the Borrower make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require.

               (c) Each of the Credit Parties agrees that each action required above by this Section 7.10(a) and (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders, as the case may be, provided that in no event shall the Borrower be required to take
             --------
any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with this Section 7.10.

               7.11 Use of Proceeds. (a) The Borrower will utilize the proceeds
                    ---------------
of all Term Loans (i) to finance the Special Dividend, the Refinancing and the Tender Offer, (ii) to finance Investments, Permitted Acquisitions and/or an Additional Dividend and (iii) to pay fees and expenses relating to the Transaction (including fees payable to holders of the Senior Subordinated Notes); provided that the aggregate amount of such fees and expenses shall not exceed $45,000,000 (excluding accrued interest on the Senior Subordinated Notes).

               (b) (i) The Borrower will utilize the proceeds of Revolving Loans and Swingline Loans for general corporate and working capital purposes provided that no more than $5,000,000 of the proceeds of Revolving Loans may be used for the purposes described in Section 7.11(a)(i) and/or (iii).

               7.12 Interest Rate Agreement. The Borrower (x) will, no later
                    -----------------------
than the date occurring 90 days after the Initial Borrowing Date, enter into Interest Rate Agreements which cover for at least three years from the Initial Borrowing Date at least 40% of the outstanding Term Loans establishing a ceiling on the Eurodollar Rate of 8% on terms reasonably satisfactory to the Administrative Agent and (y) may enter into Interest Rate Agreements which cover additional amounts of outstanding Term Loans on terms (and in such amounts) reasonably satisfactory to the Administrative Agent.

               7.13 Compliance with Environmental Laws. (a)(i) The Borrower will
                    ----------------------------------
comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. If legally required to do so under any applicable directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, the requirements of all applicable Environmental Laws and in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; provided that it will not
                                                 --------
constitute a breach of this Section 7.13 if a Person other than the Borrower and its Subsidiaries takes such action on behalf of the Borrower and its Subsidiaries.

               (b) At the request of the Administrative Agent or the Required Lenders at any time and from time to time during the continuance of an Event of Default, upon the reasonable belief by the Administrative Agent that the Borrower or any of its Subsidiaries has breached in any material respect any representation or covenant herein with respect to any environmental matters affecting any Mortgaged Property and such breach is continuing and/or a notice has been provided under Section 7.01(g), the Borrower will provide, at its sole cost and expense (or will cause the relevant Subsidiary to provide at its sole cost and expense), an environmental site assessment report reasonable in scope concerning any Mortgaged Property that is the subject of the breach or notice of the Borrower or its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or Release or absence of Hazardous Materials on or from any such Mortgaged Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Mortgaged Property. If the Borrower fails to provide the same after thirty days' notice and the Event of Default is continuing, the Administrative Agent may order the same, and the Borrower shall grant and hereby grants to the Administrative Agent and the Lenders and their agents access to such Mortgaged Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment all at the Borrower's reasonable expense, which assessments, if obtained, will be provided to the Borrower.

               7.14 Notices of Assignment. At any time, upon the written
                    ---------------------
request, and in the sole discretion, of the Required Lenders, each Credit Party shall promptly, and in any event within 5 Business Days of the delivery of such written request, deliver to the Administrative Agent duly completed Notices of Assignment (the "Notices") pursuant to the provisions of the Assignment of Claims Act of 1940, 31 U.S.C. (S) 3727(c), with respect to each material contract of a Credit Party with the U.S. government or any branch, agency, bureau or subdivision thereof and, until otherwise directed by the Required Lenders, shall thereafter update each such Notice, and provide (and update) Notices with respect to any additional contracts between a Credit Party and the U.S. government or any branch, agency, bureau or subdivision thereof. Upon the occurrence and during the continuation of any Event of Default, the Required Banks may direct the Administrative Agent to file Notices with respect to any or all of the contracts of the Credit Parties with the U.S. government or any branch, agency, bureau or subdivision thereof. After any such filing and for so long as an Event of Default is continuing, the Credit Parties shall take all action necessary to maintain such filings and to make filings with respect to any additional material contracts between a Credit Party and the U.S. government or any branch, agency, bureau or subdivision thereof.

               SECTION 8. Negative Covenants. Holdings and the Borrower hereby
                          ------------------
covenant and agree that for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

               8.01 Changes in Business. (a) The Borrower will not permit at any
                    -------------------
time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Initial Borrowing Date and businesses reasonably related thereto and reasonable extensions thereof targeted to governmental, commercial and other customers (the "Business").

               (b) Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, the Borrower, provided that Holdings may engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

               8.02 Consolidation, Merger, Sale or Purchase of Assets, etc.
                    ------------------------------------------------------
Holdings will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

               (a) any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor, provided that neither the Borrower nor any Subsidiary Guarantor may be a party
--------
to any merger, consolidation or liquidation otherwise permitted by this clause
(a) involving a Person that is not a Wholly-Owned Subsidiary other than in a Permitted Acquisition;

               (b) capital expenditures to the extent within the limitations set forth in Section 8.05 hereof;

               (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;

               (d) each of the Borrower and any Subsidiary may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by
Section 8.04(d) or would not violate Section 8.07);

               (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, provided, that such
                                                             --------
licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary;

               (f) other sales or dispositions of assets to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f) shall not exceed $60,000,000 in the aggregate and $30,000,000 in any fiscal year of the Borrower, provided that (x) each such sale
                                                --------
shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 75% cash (with the assumption of Indebtedness and the sale for cash within 30 days of receipt of securities received counted as cash) and (y) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(A)(c), and, provided further, that
                                                         ----------------
the sale or disposition of the capital stock of any Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

               (g)  leases and subleases permitted under Section 8.03(g); and

               (h) involuntary sales of interests in Joint Ventures and Foreign Subsidiaries pursuant to mandatory puts, calls and similar arrangements (to the extent in effect on the date hereof in the case of the Existing Joint Ventures and Investments).

               8.03 Liens. Holdings will not, and will not permit any of its
                    -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, except:

               (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

               (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or
(y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

               (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

               (d)  Liens created pursuant to Capital Leases permitted by
Section 8.04(c).

               (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 9.09;

               (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

               (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

               (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

               (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

               (j) (x) receipt of progress payments and advances from customers in the ordinary course of business to the extent same creates a Lien on the related inventory and (y) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the normal course of business, provided that such payables shall not
                                           --------
constitute Indebtedness;

               (k) any interest or title of a lessor under any lease permitted by this Agreement;

               (l) Liens in existence on, and which are to continue in effect after, the Initial Borrowing Date which are listed, and the property subject thereto described in, Annex VII, without giving effect to any extension or renewal thereof; and

               (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary Guarantor after the Initial Borrowing Date, provided that (x) any such Liens attach only to the assets so
                --------
acquired and proceeds thereof, (y) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) all Indebtedness secured by Liens created pursuant to this clause (m) shall not exceed $20,000,000 at any time outstanding.

               8.04  Indebtedness. Holdings will not, and will not permit any of
                     ------------
its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower and/or (ii) the Borrower to any Subsidiary Guarantor;

               (c) Capitalized Lease Obligations of the Borrower and its Subsidiary Guarantors initially incurred after the Initial Borrowing Date, provided that the aggregate Capitalized Lease Obligations under all Capital
--------
Leases entered into after Initial Borrowing Date shall not exceed $20,000,000;

               (d) Indebtedness under Interest Rate Agreements to the extent entered into in compliance with Section 7.12;

               (e) Indebtedness incurred pursuant to purchase money mortgages or security interests permitted by Section 8.03(m);

               (f) Indebtedness of the Borrower evidenced by the Senior Subordinated Notes and the guaranty of such Indebtedness by the Guarantors;

               (g) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof;

               (h) Contingent Obligations (including under letters of credit and other guaranties) of the Borrower and its Subsidiaries with respect to Indebtedness and other obligations of Joint Ventures and Foreign Subsidiaries in an aggregate amount at any time outstanding which (x) when added to all Investments made pursuant to Section 8.06(j) and then outstanding plus the Net Acquisition Expenditure at the time, is not in excess of the Investment Basket and (y) when added to all Investments made pursuant to Section 8.06(j) and then outstanding, is not in excess of the Modified Investment Basket;

               (i) letters of credit under which the Borrower is the account party denominated in other than Dollars in an aggregate amount not in excess of the equivalent of $25,000,000; and

               (j) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $15,000,000 at any time.

               8.05 Capital Expenditures. (a) Holdings will not, and will not
                    --------------------
permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make Consolidated Capital Expenditures not to exceed in the aggregate $40,000,000 during each fiscal year.

               (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the succeeding fiscal years pursuant to Section 8.05(a) shall be increased by such unutilized amount provided that the maximum increase in any fiscal year resulting from this clause (b) shall not exceed $15,000,000.

               8.06 Advances, Investments and Loans. Holdings will not, and will
                    -------------------------------
not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

               (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

               (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

               (c) the intercompany Indebtedness described in Section 8.04(b) shall be permitted;

               (d) loans and advances to officers, directors and employees in the ordinary course of business (x) for relocation purposes or to purchase stock of Holdings or the Borrower and (y) otherwise in an aggregate principal amount not to exceed $2,500,000 at any time outstanding shall be permitted;

               (e) the Borrower and each Subsidiary may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (f) Interest Rate Agreements entered into pursuant to Section
7.12 shall be permitted;

               (g) advances, loans and investments in existence on the Effective Date and listed on Annex VIII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

               (h) the Borrower and each Subsidiary may make capital contributions to any of their Subsidiaries to the extent a Subsidiary Guarantor;

               (i) Subsidiaries may be established or created in accordance with the provisions of Section 8.07;

               (j) the Borrower or any Subsidiary may enter into, invest in (including contributions of cash, copyrights, patents and other intellectual property, and the use of personnel and/or the issuance of non-exclusive licenses of intellectual property) and make loans and advances to Joint Ventures and Foreign Subsidiaries (all such investments, loans and advances, "Investments") and the Borrower or any Subsidiary Guarantor may make Permitted Acquisitions, provided that (i) the aggregate amount of Investments at any time outstanding (calculated without regard to any write-downs or write-offs and excluding the value of the use of personnel and/or non-exclusive licenses of intellectual property) plus the Net Acquisition Expenditure at such time plus the aggregate amount of all Contingent Obligations then outstanding pursuant to Section 8.04(h) shall not exceed the Investment Basket at such time and (ii) the aggregate amount of Investments at any time outstanding plus the aggregate amount of all Contingent Obligations then outstanding pursuant to Section 8.04(h) shall not exceed the Modified Investment Basket at such time;

               (k) the Borrower or any Subsidiary Guarantor may maintain the loans to and investments in the Existing Joint Ventures and Investments and Foreign Subsidiaries which are outstanding on the Initial Borrowing Date; and

               (l) loans and investments not otherwise permitted by the foregoing clauses (a) through (k), provided that the aggregate amount of the loans and investments made pursuant to this clause (l) shall not exceed $10,000,000.

               8.07   Limitation on Creation of Subsidiaries. Holdings will not,
                      --------------------------------------
and will not permit any Subsidiary Guarantor to, establish, create or acquire any direct Subsidiary and will not permit any Inactive Subsidiary to acquire assets or commence business; provided that, the Borrower and its Subsidiaries
                             --------
shall be permitted to establish, create or acquire (x) Domestic Subsidiaries, and/or an Inactive Subsidiary may cease to continue to be an Inactive Subsidiary so long as (i) no less than 85% of the capital stock of such new Subsidiary (and in any event all of such capital stock owned by Credit Parties) is pledged pursuant to the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (ii) such new Subsidiary or former Inactive Subsidiary executes a counterpart of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement, in each case on the same basis (and to the same extent) as such Subsidiary or former Inactive Subsidiary would have executed such Credit Documents if it were a Credit Party on the Initial Borrowing Date and (y) Joint Ventures and Foreign Subsidiaries to the extent otherwise permitted hereunder.

               8.08   Modifications. Holdings will not, and will not permit any
                      -------------
of its Subsidiaries to

               (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of the Senior Subordinated Notes (other than with the proceeds of Term Loans on the Initial Borrowing Date (or the next Business Day thereafter)) or any Existing Indebtedness;

               (b) except with the written consent of the Administrative Agent (such consent not to be unreasonably withheld), amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Senior Subordinated Note Documents (other than in accordance with or pursuant to the Tender Offer Documents); and/or

               (c) amend, modify or change in any manner adverse to the interests of the Lenders the organizational documents (including by-laws) of any Credit Party or any agreement entered into by the Borrower with respect to its capital stock or enter into any new agreement in any manner adverse to the interests of the Lenders with respect to the capital stock of the Borrower.

               8.09   Dividends, etc. (a) Holdings will not, and will not permit
                      --------------
any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of Holdings or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

               (i) Holdings may pay Dividends in connection with a recapitalization or other restructuring of its capital provided that (i) all such Dividends will be paid to Carlyle and/or Carlyle Affiliates and/or members of management who own capital stock of or membership interests and (ii) the amount of Dividends so paid shall be not in excess of the proceeds of substantially contemporaneous equity issuances to Carlyle and/or Carlyle Affiliates;

               (ii) at a time when no Event of Default exists, Holdings may pay Dividends to some or all of the existing holders of its capital stock or membership interests with the cash proceeds of (x) a capital contribution to Holdings, or a sale or issuance by Holdings of Holdings capital stock or membership interests, in each case consummated substantially contemporaneously with the payment of such Dividend and/or (y) a Dividend paid to Holdings by the Borrower with the proceeds of the sale or issuance by the Borrower consummated substantially contemporaneously with such Dividend of the Borrower's capital stock (which Dividend by the Borrower to be used by Holdings pursuant to this clause (y) also is permitted), provided that (i) any such contribution, sale or issuance does not result in a Change of Control occurring, (ii) any such Dividend shall not exceed the net cash proceeds of the related capital contribution or sale or issuance of capital stock or membership interests and
(iii) any stock of the Borrower so sold or issued is pledged in support of the Obligations pursuant to an hypothecation reasonably satisfactory to the Administrative Agent;

               (iii) any Subsidiary of the Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to a Subsidiary of the Borrower;

               (iv) each of Holdings and the Borrower may redeem or repurchase (and the Borrower may pay Dividends to Holdings to be used by Holdings to redeem or repurchase) its membership interests or stock from officers, employees and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan or any employee stock ownership plan, provided that (x) no
                                                        --------
Default or Event of Default is then in existence or would arise therefrom and
(y) the aggregate amount of all cash paid in respect of all such shares and interests so redeemed or repurchased in any calendar year does not exceed $5,000,000;

               (v) the Borrower may pay dividends to Holdings when and to the extent needed to permit Holdings to pay management fees under the Management Agreement and its operational costs (to the extent related to activities permitted by Section 8.01(b));

               (vi)  the Special Dividend shall be permitted; and

               (vii) the Additional Dividend shall be permitted.

               (b) Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist (other than as a result of a requirement of law) any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to Holdings or any Subsidiary, (b) make loans or advances to Holdings or any Subsidiary, (c) transfer any of its properties or assets to Holdings or any Subsidiary or (B) the ability of Holdings or any other Subsidiary of Holdings to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement, the other Credit Documents and the Senior Subordinated Note Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and (v) Liens permitted under Sections 8.03(d) and (m) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or
                                       --------
restrictions apply only to the assets subject to such Liens.

               8.10   Transactions with Affiliates. Holdings will not, and will
                      ----------------------------
not permit any Subsidiary to, enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's- length transaction with a Person other than an Affiliate, provided that the foregoing
                                                   --------
restrictions shall not apply to (i) the Management Agreement, (ii) employment arrangements entered into in the ordinary course of business with officers of Holdings and its Subsidiaries and (iii) customary fees paid to members of the Board of Directors of Holdings and of its Subsidiaries.

               8.11   Interest Coverage Ratio. The Borrower will not permit the
                      -----------------------
ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense for any Test Period ending on the last day of any fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

                             Fiscal Quarter Ending                    Ratio
                             ---------------------                    -----

    September 30, 2001                                              2.50:1.00
     through December 31, 2002

    March 31, 2003                                                  2.60:1.00
     through December 31, 2003

    March 31, 2004                                                  2.80:1.00
     through December 31, 2004

    March 31, 2005                                                  3.10:1.00
    through December 31, 2005

    Thereafter                                                      3.50:1.00


               8.12. Leverage Ratio. The Borrower will not permit the Leverage
                     --------------
Ratio determined as at the end of any Test Period ending on the last day of any fiscal quarter set forth below, to be more than the ratio set forth opposite such fiscal quarter:

                             Fiscal Quarter Ending                    Ratio
                             ---------------------                    -----

    September 30, 2001                                              3.90:1.00
     through March 31, 2002

    June 30, 2002                                                   3.75:1.00
     through December 31, 2002

    March 31, 2003                                                  3.50:1.00
     through December 31, 2003

    March 31, 2004                                                  3.25:1.00
     through December 31, 2004

    March 31, 2005                                                  3.00:1.00
     through December 31, 2005

    Thereafter                                                      2.75:1.00


               8.13  Minimum Consolidated Net Worth. The Borrower will not
                     ------------------------------
permit Consolidated Net Worth at any time to be less than (x) 50% of Cumulative Net Income at such time less (y) the sum of the Special Dividend and the Additional Dividend.

               8.14  Limitation On Issuance of Stock. Holdings will not permit
                     -------------------------------
any of its Subsidiaries, directly or indirectly, to issue any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Wholly-Owned Subsidiaries permitted under Section 8.07, (iv) to qualify directors to the extent required by applicable law and (v) the Borrower may sell and/or grant options to purchase (and, upon the exercise thereof, may issue) up to an aggregate of 3,000,000 shares of its common stock to its management, directors, other employees and/or advisors pursuant to stock option plans, equity purchase plans, advisory agreements and/or similar plans or agreements.

               SECTION 9. Events of Default. Upon the occurrence of any of the
                          -----------------
following specified events (each, an "Event of Default"):

               9.01  Payments. The Borrower shall (i) default in the payment
                     --------
when due of any principal of the Loans or any Unpaid Drawing or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

               9.02  Representations, etc. Any representation, warranty or
                     --------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

               9.03  Covenants. Any Credit Party shall (a) default in the due
                     ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.10, 7.12 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the defaulting party by the Administrative Agent or the Required Lenders; or

               9.04  Default Under Other Agreements. (a) Holdings or any of its
                     --------------------------------
Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, provided that it shall not constitute an
                                      --------
Event of Default pursuant to this Section 9.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $10,000,000 in the aggregate at any one time; or

               9.05  Bankruptcy, etc. Holdings or any of its Material
                     ----------------
Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Material Subsidiaries; or Holdings or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Material Subsidiaries; or there is commenced against Holdings or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; Holdings or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

               9.06  ERISA. (a) Any Plan or Multiemployer Plan shall fail to
                     -----
satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, Holdings, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings, the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default", within the meaning of Section 4219(c)(5) of ERISA shall occur with respect to any Multiemployer Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

               9.07  Security Documents. (a) Except in each case to the extent
                     ------------------
resulting from the negligent or willful failure of the Collateral Agent, any Security Document shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of at least 30 days after written notice to the respective Credit Party by the Administrative Agent; or

               9.08  Guaranty. Any of the Guaranties or any material provision
                     --------
thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty; or

               9.09  Judgments. One or more judgments or decrees shall be
                     ---------
entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $10,000,000 in the aggregate for all such judgments and decrees for Holdings and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

               9.10  Change of Control. A Change of Control shall occur and be
                     -----------------

continuing; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower and Holdings, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05
                --------
shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any

Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

               SECTION 10.  Definitions. As used herein, the following terms
                            -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

               "A Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "A Term Commitment" as the same may be terminated pursuant to Section 3.03.

               "A Term Facility" shall mean the Facility evidenced by the Total A Term Commitment.

               "A Term Loan" shall have the meaning provided in Section 1.01(a).

               "A Term Note" shall have the meaning provided in Section 1.05(a).

               "A TF Percentage" shall mean, at any time of determination thereof, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of A Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of Term Loans outstanding at such time, provided that at any time that no A Term Loans are outstanding (including upon the application of only a portion of any required prepayment of Term Loans under Section 4.02(A)), the A TF Percentage shall be zero.

               "Acquisition Expenditures" shall mean at any time the amount (if zero or positive) by which (i) the aggregate amount of cash then expended by the Borrower and Subsidiary Guarantors to effect Permitted Acquisitions under
Section 8.06(j) exceeds (ii) the lesser of (x) $50,000,000 and (y) the aggregate amount of cash contributed to Holdings as equity, or paid to Holdings to purchase equity from Holdings, that is utilized to make Permitted Acquisitions and not used to repay Term Loans under Section 4.02(A)(e).

               "Additional Dividend" shall mean one or more cash Dividends paid by the Borrower to Holdings, with Holdings to use the proceeds thereof to concurrently pay a cash Dividend of equal amount to its members, provided that
(i) all such Dividends shall be completed prior to February 28, 2002, (ii) after giving effect to the payment by the Borrower of any such Dividend, the sum of
(x) the Total Unutilized Revolving Commitment plus (y) the unrestricted cash on hand at the Borrower or any of its Subsidiaries or Foreign Subsidiaries shall be at least $50,000,000 and (iii) the aggregate amount of all such Additional Dividends paid by the Borrower shall not exceed $100,000,000.

               "Additional Mortgages" shall have the meaning provided in Section 7.10.

               "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes) plus (without
                                                            ----
duplication) the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, amortization and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year to the extent not representing a cash payment to be made in the future, minus (without duplication) (x) the
                                       -----
amount of all non-cash gains and gains from sales of assets (other than sales of inventory and equipment in the normal course of business) that were added in arriving at Consolidated Net Income for such fiscal year and (y) the positive difference, if any, between actual taxes paid in respect of such fiscal year and tax expense deducted in arriving at Consolidated Net Income for such fiscal year.

               "Adjusted RF Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's RF Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment has been terminated shall be references to the Revolving Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Lender's Adjusted RF Percentage shall change upon the
--------
occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the aggregate amount of Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment; (B) the changes to the Adjusted RF Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders, plus (ii) the aggregate outstanding principal amount of all Swingline Loans, plus (iii) the aggregate amount of Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Commitment; and (C) if (i) a Non-Defaulting Lender's Adjusted RF Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Lender's Revolving Loans, or Swingline Loans or Unpaid Drawings that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted RF Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted RF Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RF Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RF Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted RF Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Revolving Commitment at such time.

               "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

               "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

               "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

               "Agents" shall have the meaning provided in the first paragraph of this Agreement.

               "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

               "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

               "Applicable Base Rate Margin" shall mean (i) in the case of A Term Loans, Revolving Loans and Swingline Loans, 2.00% less the Margin Reduction
                                                       ----
Discount, if any and (ii) in the case of B Term Loans, 2.25% less the Margin
                                                             ----
Reduction Discount, if any.

               "Applicable Eurodollar Margin" shall mean (i) in the case of A Term Loans and Revolving Loans, 3.00% less the Margin Reduction Discount, if any
                                      ----
and (ii) in the case of B Term Loans, 3.25% less the Margin Reduction Discount,
                                            ----
if any.

               "Applicable Percentage" shall mean (i) 0.375% at any time that the Applicable Eurodollar Margin for Revolving Loans is 2.0% or less; and (ii)
 .50% at all other times.

               "Applicable Reserve Requirement" shall mean for any Eurodollar Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to
(i) any category of liabilities which includes overseas Dollar deposits by reference to which the applicable Eurodollar Rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans.

               "A/RF Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

          "Asset Sale" shall mean and include (x) the sale, transfer or other disposition by Holdings or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment) and/or (y) the receipt by Holdings or any Subsidiary of any insurance, condemnation or similar proceeds in connection with a casualty or taking of any of its assets in excess of the costs incurred by Holdings and its Subsidiaries in respect of such event and of repairing or replacing the assets so damaged, destroyed or taken but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts after the Initial Borrowing Date are in excess of $10,000,000.

          "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit K (appropriately completed).

          "Authorized Officer" shall mean any senior officer of Holdings or the Borrower designated as such in writing to the Administrative Agent by Holdings or by the Borrower.

          "Average Daily Amount of Revolving Loans" for any Test Period shall mean the average daily outstanding principal amount of Revolving Loans during such Test Period.

          "B Maturity Date" shall mean the eighth anniversary of the Initial Borrowing Date.

          "B Term Commitment" shall mean, with respect to each Lender, the amount, if any, set forth opposite such Lender's name on Annex I hereto directly below the column entitled "B Term Commitment" as the same may be terminated pursuant to Section 3.03.

          "B Term Facility" shall mean the Facility evidenced by the Total B Term Commitment.

          "B Term Loan" shall have the meaning provided in Section 1.01(b).

          "B Term Note" shall have the meaning provided in Section 1.05(a).

          "B TF Percentage" shall mean, at any time of determination thereof, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of B Term Loans outstanding at such time and the denominator of which is equal to the aggregate principal amount of Term Loans outstanding at such time, provided that the B TF Percentage shall be readjusted for any required repayment of Term Loans under Section 4.02(A) at such time, if any, that no A Term Loans remain outstanding.

          "Bankruptcy Code" shall have the meaning provided in Section 9.05.

          "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

          "Borrower" shall mean United Defense Industries, Inc., a Delaware corporation.

          "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from the Swingline Lender on a given date or (ii) one Type of Loan pursuant to a single Facility by the Borrower from the Lenders having Commitments with respect to such Facility on a pro rata basis on a given date
                                               --- ----
(or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans
                                           --------
incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

          "BTCo" shall mean Bankers Trust Company in its individual capacity.

          "Business" shall have the meaning provided in Section 8.01(a).

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

          "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

          "Carlyle" shall mean TC Group L.L.C. (which operates under the trade name "the Carlyle Group"), a Delaware limited liability company.

          "Carlyle Affiliate" shall mean any entity controlled directly or indirectly by Carlyle.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through
(v) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.
                                                                        -- ---
          "Change of Control" shall mean, at any time and for any reason whatsoever, (a) Holdings shall cease to own directly or indirectly 100% on a fully diluted basis of the economic and voting interest in the Borrower's capital stock other than up to 15% of such capital stock (on a fully diluted basis) representing stock issued or issuable to management, directors, other employees and/or advisors pursuant to stock option plans, equity purchase plans, advisory agreements and/or similar plans or agreements or (b) Carlyle and Carlyle Affiliates shall cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) on a fully diluted basis in the aggregate (i) prior to any public offerings by Holdings of at least $40,000,000 of its capital stock or membership interests (a "PO"), at least 50.1% of the economic and voting interest in Holdings' capital stock and/or membership interests or on and after a PO, at least 30% of the voting interests in Holdings capital stock and/or membership interests or such higher percentage that exceeds the highest percentage of Holdings' capital stock and/or membership interests owned by any other person or group (as defined in Section 13(d) of the Exchange Act) or (c) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

          "Commitment" shall mean, with respect to each Lender, such Lender's Term Commitment and Revolving Commitment.

          "Commitment Commission" shall have the meaning provided in Section 3.01(a).

          "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including in all events all amounts expended under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event
              --------
(x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment and (y) exclude amounts expended to acquire Reinvestment Assets.

          "Consolidated Debt" shall mean, as of any date of determination, (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP plus (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation).

          "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses and other one time charges less (B) the sum of (i) any cash payments made in such period in
             ----
respect of an event as to which a one-time non-cash charge was previously incurred and (ii) gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting and (iv) LIFO charges, provided that when determining the Leverage Ratio, Consolidated EBITDA for any Test Period during which a Permitted Acquisition is consummated shall be determined on a pro forma basis as if such Permitted Acquisition was consummated
                --- -----
on the first day of such Test Period.

          "Consolidated Interest Expense" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding

Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense) less (y) the interest income of such Persons for such period.

          "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded from the calculation thereof (without
--------
duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and
(iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Consolidated Net Worth" shall mean, at any time for the determination thereof, all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date, provided
                                                                    --------
that any amortization of purchase accounting write-ups for inventory, property, plant and equipment, and in-place research and development shall be excluded from the calculation of Consolidated Net Worth.

          "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that
                                                         --------  -------
the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of Holdings on the Initial Borrowing Date and each other director if such director's nomination for the election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement, the Notes, the Security Documents, the Subsidiary Guaranty and any documents executed in connection therewith.

          "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

          "Credit Party" shall mean Holdings, the Borrower and the Subsidiary Guarantors.

          "Cumulative Net Income" shall mean at any time, Consolidated Net Income for the period (taken as one accounting period) commencing on October 1, 2001 and ending on the last day of the last fiscal quarter then ended.

          "Deemed ECF" shall mean for any fiscal year of Holdings any prepayments of the principal of Term Loans made during such year pursuant to
Section 4.01.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Dividends" shall have the meaning provided in Section 8.09.

          "Documents" shall mean the Credit Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is not a Foreign Subsidiary.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S) 1251 et seq.; the Toxic
                                                            -- ---
Substances Control Act, 15 U.S.C. (S) 7401 et seq.; the Clean Air Act, 42 U.S.C.
                                           -- ---
(S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3808 et seq.; the
         -- ---                                                   -- ---
Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; and any applicable state
                                              -- ---
and local or foreign counterparts or equivalents.

          "EP Percentage" shall mean in the case of (i) (x) equity issued to, or equity contributions made by, (A) Persons (or controlling or controlled affiliates thereof) who are owners of the equity of Holdings on the Initial Borrowing Date and/or (B) any Person (whether or not an existing shareholder of Holdings) the proceeds of which are to be utilized solely for investments in privatizations, co-productions, Joint Ventures and Foreign Subsidiaries, to make Permitted Acquisitions and/or to make Capital Expenditures and (y) equity issuances and/or equity contributions utilized to fund (directly or indirectly) a Dividend by Holdings permitted by Section 8.09(ii), 0% and (ii) all other equity issuances and equity contributions, 100%.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings, the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the date which is two Business Days prior
to the commencement of such Interest Period, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the date which is two Business Days prior to the commencement of such Interest Period, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of the Administrative Agent, in its capacity as a Lender, for which the Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on the date which is two Business Days prior to the commencement of such Interest Period, by (ii) an amount equal to (a) one minus (b) the Applicable Reserve Requirement.
                           -----

          "Event of Default" shall have the meaning provided in Section 9.

          "Excess Cash Flow" shall mean, for any period, the remainder of (i) Adjusted Cash Flow for such period, plus (ii) to the extent not included in (i) above, any amounts received by Holdings and its Subsidiaries in settlement of, or in payment of any judgments resulting from, actions, suits or proceedings with respect to Holdings and/or its Subsidiaries from the first day to the last day of such period, minus (iii) the sum of (x) the amount of Consolidated Capital Expenditures made in compliance with Section 8.05 during such period (less any amount thereof financed through the incurrence of Indebtedness), (y) any repayments or prepayments during such period of the principal amount of Term Loans, except prepayments of the principal amount of Term Loans made pursuant to Sections 4.02(A)(c), (d), (e), (f) and/or (g) and (z) the net amount of investments, loans and advances made pursuant to Section 8.06 during such period (giving effect to any return on any such investment, loan or advance) except to the extent made in reliance on clause (ii) of the definition of Investment Basket.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of October 6, 1997, among Holdings, the Borrower, various lending institutions, Citicorp USA, Inc. and Lehman Commercial Paper Inc., as Documentation Agents, and BTCo, as Administrative Agent and as Syndication Agent, as the same has been amended, modified and/or supplemented on or prior to the Effective Date.

          "Existing Indebtedness" shall have the meaning provided in Section 5.01(l).

          "Existing Joint Ventures and Investments" shall mean each of FNSS, United Defense Systems Ltd. and Omnitech Robotics, LLC.

          "Existing Letters of Credit" shall mean each letter of credit outstanding on the Initial Borrowing Date that is (x) issued by a Person that becomes a Lender hereunder on or prior to the Initial Borrowing Date, (y) to remain outstanding after the Initial Borrowing Date and (z) listed on Annex V,
Part II, hereto, it being understood that each such letter of credit shall retain the expiry applicable to it on the Initial Borrowing Date and may be extendable upon expiry for successive periods of up to 12 months, but not beyond the third Business Day prior to the A/RF Maturity Date, on terms acceptable to the respective Letter of Credit Issuer and the Administrative Agent.

          "Expiration Date" shall mean September 30, 2001.

          "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the A Term Facility, the B Term Facility and the Revolving
                ----
Facility.

          "Facing Fee" shall have the meaning provided in Section 3.01(c).

          "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to, or referred to in,
Section 3.01.

          "Final Maturity Date" shall mean the ninth anniversary of the Initial Borrowing Date.

          "FNSS" shall mean FMC Savunma Sistemleri A.S. and its successors.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings, the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not incorporated or organized in the United States or any State or territory thereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

          "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders and each party (other than any Credit Party) party to an Interest Rate Agreement to the extent that such party constitutes a Secured Creditor.

          "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by the Borrower, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower to any Lender or any Agent and/or the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Borrower owing under any Interest Rate Agreement entered into by the Borrower with a Secured Creditor, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

          "Guarantor" shall mean Holdings and each Subsidiary Guarantor.

          "Guaranty" shall mean and include each of the Holdings Guaranty and the Subsidiary Guaranty.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains, electric fluid containing levels of polychlorinated biphenyls, and radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law.

          "Holdings" shall mean Iron Horse Investors, L.L.C., a Delaware limited liability company.

          "Holdings Guaranty" shall mean the guaranty of Holdings pursuant to
Section 13.

          "Inactive Subsidiary" shall mean any Subsidiary of the Borrower that owns (and continues to own) no assets (other than nominal assets, which shall not include any partnership interest in UDLP) and is (and continues to be) inactive.

          "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the fair market value of such property), (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net
                       ----
obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), provided that
                                                                --------
Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

          "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

          "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

          "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

          "Investments" shall have the meaning provided in Section 8.06(j).

          "Investment Basket" shall mean at any time the greater of (x) $60,000,000 and (y) the sum of (i) $60,000,000 plus (ii) 25% (or, if the
Leverage Ratio on the last day of such fiscal year is less than 3.0:1.0, 50%) of aggregate Excess Cash Flow for each period (an "ECF Period") then ended for which Excess Cash Flow had been, at the time, determined for purposes of Section 4.02(A)(f) and as to which at least 120 days have passed since the end of such period plus (iii) 25% (or if the Leverage Ratio on the last day of such fiscal year is less than 3.0:1.0, 50%) of aggregate Deemed ECF for each ECF Period plus
(iv) if the Leverage Ratio at the end of the last Test Period then ended was less than 3.0:1.0, $50,000,000.

          "Joint Venture" means any Person formed for the purpose of exploiting business opportunities to the extent, in the case of any Person organized or created under the laws of the United States or any State thereof, less than 80% of the ownership interests therein are owned directly and indirectly by the Borrower, and shall include in any event the Existing Joint Ventures and Investments to the extent the Borrower continues to own directly and indirectly less than 80% of the ownership interest therein.

          "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" shall have the meaning provided in the first paragraph of this Agreement.

          "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified the Administrative

Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.04(c), in the case of either clause (i) or
(ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

          "Lender Register" shall have the meaning provided in Section 12.16.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Issuer" shall mean (i) BTCo or any of its affiliates, including but not limited to Deutsche Bank AG, New York Branch, (ii) with respect to each Existing Letter of Credit, the Lender issuing same and
(iii) any Lender which at the request of the Borrower and with the consent of the Administrative Agent (such consent not to be unreasonably withheld) agrees in such Lender's sole discretion to become a Letter of Credit issuer for the purpose of issuing Letters of Credit pursuant to Section 2.

          "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

          "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

          "Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the sum of (i) Consolidated Debt on such date less the outstanding principal amount of Revolving Loans on such date included in Consolidated Debt plus (ii) the Average Daily Amount of Revolving Loans for the Test Period ended on such date to (y) Consolidated EBITDA for the Test Period ending on such date.

          "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

          "Loan" shall have the meaning provided in Section 1.01.

          "Management Agreement" shall mean the management agreement with Carlyle and/or Carlyle Affiliates, as in effect on the Initial Borrowing Date.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(e).

          "Margin Reduction Discount" shall mean zero, provided that the Margin
                                                       --------
Reduction Discount shall be increased to .25%, .50%, .75%, 1.0%, 1.25% or 1.50% per annum as the case may be, as specified in clauses (i), (ii), (iii), (iv),
(v) or (vi) below, at any time after the Initial Borrowing Date, when, and for so long as, the ratio set forth in such clause has been satisfied as at the end of the then Relevant Test Periods:

                  (i) the Margin Reduction Discount shall be .25% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to or greater than 2.50 to 1 but less than 3.00 to 1; or

                  (ii) the Margin Reduction Discount shall be .50% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is less than 2.50 to 1 and, in the case of A Term Loans and Revolving Loans, equal to or greater than 2.25 to 1;

                  (iii) the Margin Reduction Discount for A Term Loans and Revolving Loans shall be .75% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to greater than 2.00 to 1 but less than 2.25 to 1;

                  (iv) the Margin Reduction Discount for A Term Loans and Revolving Loans shall be 1.0% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to or greater than 1.75 to 1 but less than 2.00 to 1;

                  (v) the Margin Reduction Discount for A Term Loans and Revolving Loans shall be 1.25% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is equal to or greater than 1.50 to 1 but less than 1.75 to 1; and

                  (vi) the Margin Reduction Discount for A Term Loans and Revolving Loans shall be 1.50% per annum in the event that as of the end of the Relevant Test Period the Leverage Ratio is less than 1.50 to 1

The Leverage Ratio shall be determined for the Relevant Test Period, by delivery of an officer's certificate of the Borrower to the Lenders pursuant to Section 7.01(e), which certificate shall set forth the calculation of the Leverage Ratio. The Margin Reduction Discount so determined shall apply, except as set forth below, from the date on which such officer's certificate is delivered to the Administrative Agent to the earlier of (x) the date on which the next certificate is delivered to the Administrative Agent pursuant to Section 7.01(e) and (y) the 45th day following the end of the fiscal quarter in which such first certificate was delivered to the Administrative Agent (or the 90th day if such fiscal quarter was the last fiscal quarter of a fiscal year). Notwithstanding anything to the contrary contained above, the Margin Reduction Discount shall be zero (x) if no officer's certificate has been delivered to the Lenders pursuant to Section 7.01(e) which sets forth the Leverage Ratio for the Relevant Test Period or the financial statements upon which any such calculations are based have not been delivered, until such a certificate and/or financial statements are delivered and (y) at all times when there shall exist a Default under
Section 9.01 or an Event of Default. It is understood and agreed that the Margin Reduction Discount as provided above shall in no event be cumulative and only the Margin Reduction Discount available pursuant to any of clause (i), (ii),
(iii) or (iv) if any, contained in this definition shall be applicable.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities or financial condition of Holdings and its Subsidiaries taken as a whole.

                  "Material Subsidiary" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries.

                  "Maximum Swingline Amount" shall mean the lesser of $25,000,000 and the amount of the Total Revolving Commitment.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans, Revolving Loans and Swingline Loans maintained as Base Rate Loans, $250,000 and
(ii) for Term Loans and Revolving Loans maintained as Eurodollar Loans, $1,000,000.

                  "Modified Investment Basket" shall mean the Investment Basket determined as if the two references therein to "$60,000,000" were references to "$30,000,000".

                  "Mortgage" shall have the meaning provided in Section 5.01(i)(III).

                  "Mortgage Policies" shall have the meaning provided in Section 5.01(i)(III).

                  "Mortgaged Properties" shall mean the Real Property of the Borrower and its Subsidiaries listed on Annex IV and designated as "Mortgaged Properties" therein.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) Holdings or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which Holdings, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

                  "Net Acquisition Expenditure" shall mean at any time (A) the aggregate Acquisition Expenditures then expended less (B) the sum of (i) the net cash proceeds received from the sale by the Borrower or any Subsidiary Guarantor of any assets or businesses acquired pursuant to Permitted Acquisitions effected under Section 8.06(j) and (ii) the aggregate Adjusted Cash Flow to date that is attributable to the assets and businesses acquired pursuant to Permitted Acquisitions effected under Section 8.06(j) to the extent not included in a determination of the amount specified in clause (ii) of the definition of Investment Basket, with all amounts included in clauses (A) and (B) to be set forth in a certificate of the Borrower in substance and in detail reasonably satisfactory to the Administrative Agent that is delivered to the Administrative Agent prior to the making of a Permitted Acquisition.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset
Sale), and incremental taxes paid or payable as a result thereof and other amounts owing to governmental entities as a result of such sale.

                  "Net Funding Excess" shall mean on February 28, 2002 an amount (if a positive number) equal to the lesser of (i) the excess of (A) $100,000,000 over (B) the aggregate amount

(if any) paid by the Borrower pursuant to the Additional Dividend and (ii) the excess of (A) the sum of the Total Unutilized Revolving Commitment plus the unrestricted cash on hand at the Borrower or any of its Subsidiaries or Foreign Subsidiaries, in each case as determined as of the opening of business on such date over (B) $50,000,000.

                  "Non-Defaulting Lender" shall mean a Lender that is not a Defaulting Lender.

                  "Note" shall mean and include each A Term Note, each B Term Note, each Revolving Note and the Swingline Note.

                  "Notice" shall have the meaning provided in Section 7.14.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03.

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisition" shall mean the acquisition by the Borrower or a Subsidiary Guarantor of assets from, or no less than 85% of the equity interests in, a Person or Persons engaged in the Business provided that the Borrower shall be in compliance on a pro forma basis with all the covenants
                                         --- -----
contained in this Agreement after giving effect to each such acquisition.

                  "Permitted Liens" shall mean Liens described in Section 8.03.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or any of its

Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.01(i)(I).

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C.(S)6901 et seq.
                             -- ---

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Refinancing" shall mean the repayment in full of all outstanding Indebtedness under the Existing Credit Agreement, together with all fees and other amounts owing thereunder, and the termination of all commitments thereunder.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Section 8.01.

                  "Reinvestment Election" shall have the meaning provided in
Section 4.02(A)(c).

                  "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment

Election exceeds (b) the aggregate amount thereof expended by Holdings and its Subsidiaries to acquire Reinvestment Assets.

                  "Related Funds" shall mean any entities that invest in loans and are managed and/or advised by the same investment advisor.

                  "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Lenders, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default under 9.01 exists, (ii) the date occurring 360 days after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

                  "Relevant Test Period" shall mean, at any time, the Test Period ending on the last day of the then most recently ended fiscal quarter of the Borrower with respect to which an officer's certificate has been delivered to the Lenders pursuant to Section 7.01(e).

                  "Replaced Lender" shall have the meaning provided in Section 1.13.

                  "Replacement Lender" shall have the meaning provided in
Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

                  "Required Lenders" shall mean Non-Defaulting Lenders the outstanding principal amount of Term Loans of which plus the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitments immediately prior to such termination) of which constitute greater than 50% of the sum of the total outstanding principal amount of Term Loans and of the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitments immediately prior to such termination) of all Non-Defaulting Lenders.

                  "Required TF Lenders" with respect to the A Term Facility or the B Term Facility, respectively, shall mean Lenders the sum of whose outstanding Term Loans under such Facility represents an amount greater than 50% of the sum of all outstanding Term Loans under such Facility.

                  "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment" as the same may be (x) reduced or terminated from time to time pursuant to Section 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 and/or 12.04.

                  "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(c).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "RF Lender" shall mean at any time each Lender with a Revolving Commitment or with outstanding Revolving Loans.

                  "RF Percentage" shall mean at any time for each RF Lender, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment provided that if the Total Revolving Commitment has been terminated, the RF Percentage of each RF Lender shall be determined by dividing such RF Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

                  "Scheduled Repayment" shall have the meaning provided in
Section 4.02(A)(b).

                  "SEC" shall have the meaning provided in Section 7.01(h).

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Section 4.04 Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

                  "Secured Creditor" shall mean and include any Secured Creditor as defined in any Security Document.

                  "Security Agreement" shall have the meaning provided in
Section 5.01(i)(II).

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

                  "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and each Additional Mortgage, if any.

                  "Senior Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Senior Subordinated Notes) and other agreements entered into by the Borrower (including, without limitation, the Senior Subordinated Note Indenture and any documents in respect of any Senior Subordinated Notes issued upon the exchange offer as contemplated by the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Initial Borrowing Date and as the same may be entered into, supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

                  "Senior Subordinated Note Indenture" shall mean an Indenture entered into by and between the Borrower and Norwest Bank Minnesota, N.A., as trustee thereunder, with respect to Senior Subordinated Notes as in effect on the Initial Borrowing Date and as the same may be executed, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Senior Subordinated Notes" shall mean the 8-3/4% Senior Subordinated Notes due 2007 in an initial aggregate amount of $200,000,000 and issued by the Borrower under the Senior Subordinated Note Indenture and to the extent remaining outstanding after giving effect to the consummation of the Tender Offer, as in effect on the Initial Borrowing Date and as the same may be issued, supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

                  "Specified Repayment" shall have the meaning provided in
Section 4.02(B)(c).

                  "Special Dividend" shall mean the payment by the Borrower to Holdings on or about the Initial Borrowing Date of a Dividend in an aggregate amount of up to $300,000,000 and the concurrent payment of the amount so received by Holdings to its members as a Dividend.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time, provided that "Subsidiary" shall in no event include any Joint Venture or any Foreign Subsidiary. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings.

                  "Subsidiary Guarantors" shall mean each Domestic Subsidiary other than Inactive Subsidiaries.

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 5.01(h).

                  "Supermajority Lenders" shall mean Non-Defaulting Lenders the outstanding principal amount of Term Loans of which plus the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitments immediately prior to such termination) of which constitute greater than 75% of the sum of the total outstanding principal amount of Term Loans and of the Revolving Commitments (or, if the Total Revolving Commitment has been terminated, the Revolving Commitments immediately prior to such termination) of all Non-Defaulting Lenders.

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the A/RF Maturity Date.

                  "Swingline Lender" shall mean BTCo or, in the event BTCo ceases to be Swingline Lender upon agreement with the Borrower, any Lender which at the request of the

Borrower and the consent of the Administrative Agent agrees in such Lender's sole discretion to become the Swingline Lender.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(e).

                  "Swingline Note" shall have the meaning provided in Section 1.05(d).

                  "Syndication Date" shall mean the earlier of (x) the 45/th/ day following the Initial Borrowing Date and (y) the date upon which the Co-Lead Arrangers determine in their sole discretion (and notify the Borrower) that the primary syndication (and the resultant addition of Persons as Lenders pursuant to Section 12.04) has been completed.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Tender Offer" shall mean the offer to purchase and consent solicitation relating to the Borrower's Senior Subordinated Notes in the form first issued and as amended or modified in a manner reasonably satisfactory to the Administrative Agent, provided that extensions to the "Expiration Date" and "Consent Date" (as defined therein) do not have to be satisfactory to the Administrative Agent, with all references to "Tender Offer" to include the Borrower's early purchase option thereunder.

                  "Term Commitment" shall mean for any Lender the sum of its A Term Commitment and its B Term Commitment .

                  "Term Loans" shall mean, collectively, the A Term Loans and the B Term Loans.

                  "Test Period" shall mean at any time the four consecutive fiscal quarters of the Borrower (taken as one accounting period) then ending or then last ended.

                  "Total A Term Commitment" shall mean the sum of the A Term Commitments of each of the Lenders.

                  "Total B Term Commitment" shall mean the sum of the B Term Commitments of each of the Lenders.

                  "Total Commitment" shall mean the sum of the Total A Term Commitment, the Total B Term Commitment and the Total Revolving Commitment.

                  "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

                  "Total Term Commitment" shall mean, at any time, the sum of the Total A Term Commitment and Total B Term Commitment.

                  "Total Unutilized Revolving Commitment" shall mean, at any time, (i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans plus the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Transaction" shall mean (i) the payment of the Special Dividend, (ii) the Refinancing, (iii) the Tender Offer and (iv) the incurrence of Loans and issuance of Letters of Credit, if any, on the Initial Borrowing Date.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar
                                        -----
Loan.

                  "UCC" shall mean the Uniform Commercial Code.

                  "UDLP" shall mean United Defense, L.P., a Delaware limited partnership.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.03.

                  "Unutilized Revolving Commitment" for any RF Lender at any time shall mean the excess of (i) the Revolving Commitment of such Lender over
(ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans made by such Lender plus (y) an amount equal to such Lender's Adjusted RF Percentage of the Letter of Credit Outstandings at such time.

                  "U.S." shall mean the United States of America.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                  SECTION 11.  The Agent.
                               ---------

                  11.01 Appointment. The Lenders hereby designate BTCo as
                        -----------
Administrative Agent (for purposes of this Section 11, the terms "Administrative Agent" shall include BTCo in its capacity as Administrative Agent pursuant to this Agreement and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby designate Lehman Commercial Paper Inc. as Syndication Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, any Agent (other than the Documentation Agents) to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent (other than the Documentation Agents) by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of their duties hereunder by or through their respective officers, directors, agents, employees or affiliates. Deutsche Banc Alex. Brown Inc. and Lehman Brothers Inc. shall have acted as Co-Lead Arrangers in connection with initial syndication of this Agreement and shall have no further duties hereunder.

                  11.02 Nature of Duties. The Agents shall not have any duties
                        ----------------
or responsibilities except those expressly set forth in this Agreement and the Security Documents, if any. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Agents, if any, shall be mechanical and administrative in nature; the Agents shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agents any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  11.03 Lack of Reliance on the Agents. Independently and
                        ------------------------------
without reliance upon the Agents, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agents shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agents shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04 Certain Rights of the Agents. If the Agents shall
                        ----------------------------
request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agents shall be entitled to refrain from such act or taking such action unless and until the Agents shall have received instructions from the Required Lenders; and the Agents shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Agents as a result of the Agents acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

                  11.05 Reliance. Each of the Agents shall be entitled to rely,
                        --------
and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

                  11.06 Indemnification. To the extent the Agents are not
                        ---------------
reimbursed and indemnified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Agents, in proportion to their respective Loans and Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agents in performing their respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such
          --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of any Agent.

                  11.07 The Agents in Their Individual Capacity. With respect to
                        ----------------------------------------
its obligation to make Loans under this Agreement, the Agents shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agents in their individual capacity. The Agents may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

                  11.08 Holders. The Administrative Agent may deem and treat the
                        -------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.09 Resignation by the Administrative Agent. (a) The
                        ---------------------------------------
Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  SECTION 12.  Miscellaneous.
                               -------------

                  12.01 Payment of Expenses, etc. The Borrower agrees to: (i)
                        -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP, counsel for the Administrative Agent) and of the Agents and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and for each of the Lenders, provided that, except in the case of a bankruptcy of any Credit Party, no more than one counsel for the Agents and the Lenders may be used in any jurisdiction); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Agent or Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agents or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Agents, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person).

                  12.02 Right of Setoff. In addition to any rights now or
                        ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 Notices. Except as otherwise expressly provided herein,
                        -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, faxed, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                  12.04 Benefit of Agreement. (a) This Agreement shall be
                        --------------------
binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that neither the Borrower
                                              --------
nor Holdings may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such
                               --------
participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 2.05 and 4.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer,
                           ----------------
grant or assign any participation under which the participant shall have rights to approve any amend ment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release all or substantially all of the Collateral or (iii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

                  (b) Notwithstanding the foregoing, (x) any Lender may assign all or a portion of its outstanding A Term Loans and/or B Term Loans and/or Revolving Commitment and its rights and obligations hereunder to (i) one or more Lenders and/or Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld and (I) in the case of the Borrower, shall not be required (A) if a Default or Event of Default shall have occurred and is continuing or (B) in the case of assignments of B Term Loans made after the Syndication Date and (II) in the case of the Administrative Agent, shall not be required in the case of assignments of B Term Loans by Lehman Commercial Paper Inc. (or any of its affiliates)), any Lender may assign all or a portion of its outstanding A Term Loans and/or B Term Loans and/or Revolving Commitment and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than (i) in the case of A Term Loans and Revolving Commitments $5,000,000 (the "A/RF Minimum Assignment Amount") and
(ii) in the case of B Term Loans, $2,000,000 (the "B Minimum Assignment Amount"), or result in a Lender holding (x) A Term Loans and a Revolving Commitment in an amount greater than zero but less than the A/RF Minimum Assignment Amount or (y) B Term Loans in an amount greater than zero but less than B Minimum Assignment Amount. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 (or as otherwise agreed by the Administrative Agent), (ii) Annex I shall be deemed to be amended to reflect the Commitments and Loans of the respective assignee

(which shall result in a direct reduction to the Commitment or Commitments of the assigning Lender) and of the other Lenders, and (iii) upon surrender of the old Notes the Borrower will, at its own expense, issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 1.05, provided further that such transfer or assignment
                              ----------------
will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04 Certificate) described in Section 4.04(b). To the extent that an assignment pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05, or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with notice to (and, in the event such pledge or assignment effects a transfer of voting rights from the pledgor to the pledgee, the consent of) the Administrative Agent and the Borrower, any Lender which is a fund may, for the purpose of effecting a securitization program, pledge or assign a security interest in all or any portion of its Loans and Notes to any holder of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders. No pledge or assignment pursuant to the preceding sentence shall release the transferor Lender from any of its obligations hereunder, and the Borrower, Agents, Letter of Credit Issuer and the other Lenders shall only be required to deal with such transferor Lender for all purposes of this Agreement.

                  (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject
                                                         --------
to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on
                        ------------------------------
the part of any Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees
                        -----------------
that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon
                                --- ----
their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter
        --------
recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

                  12.07 Calculations; Computations. (a) The financial statements
                        --------------------------
to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise
                                 --------
specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 8.11 through 8.13, inclusive, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 2000 annual consolidated financial statements of Holdings delivered to the Lenders pursuant to Section 6.10(b) and
(y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

                  (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be, provided that interest on Eurodollar Loans shall be calculated on the actual number of days elapsed over a year of 360 days.

                  12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver
                        --------------------------------------------------------
of Jury Trial. (a) This Agreement and the other Credit Documents and the rights
-------------
and obligations of the parties hereunder and thereunder shall, except as expressly provided for in the other Credit Documents, be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably designates appoints and empowers CT Corporation System, with offices on the date hereof located at 111 Eighth Avenue, New York, New York 10011, as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                  12.09 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on
                        -------------
the date (the "Effective Date") on which Holdings, the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the

Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it.

                  12.11 Headings Descriptive. The headings of the several
                        --------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. Neither this Agreement nor any
                        -------------------
terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower, Holdings and the Required Lenders, provided that no such change, waiver,
                                   --------
discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the A/RF Maturity Date or the B Maturity Date (it being understood that any waiver of any prepayment of, or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or extend any stated maturity of any Letter of Credit beyond the A/RF Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or an adjustment of the Adjusted RF Percentages as a result of a Defaulting Lender shall not constitute a change in the terms of any Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 12.12, (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of "Required Lenders",
(iv) consent to the assignment or transfer by the Borrower or Holdings of any of its rights and obligations under this Agreement or (v) release all or substantially all of the Collateral; provided further, that no such change,
                                     ----------------
waiver, discharge or termination shall, (x) without the consent of the Required TF Lenders under a Facility, amend the definition of "Required TF Lenders" or amend, waive or reduce any Scheduled Repayment applicable to such Facility, (y) without the consent of the Letter of Credit Issuer or the Agents, as the case may be, amend any provision of Section 2, or 11, as the case may be or (z) without the consent of the Supermajority Lenders, amend the definition of "Supermajority Lenders" or release UDLP from the Subsidiary Guaranty.

                  12.13 Survival. All indemnities set forth herein including,
                        --------
without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  12.14 Domicile of Loans. Each Lender may transfer and carry
                        -----------------
its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible
                          --------
for costs arising under Section 1.10, 2.05, or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

                  12.15 Confidentiality. Each of the Lenders agrees that it will
                        ---------------
use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such

Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by Holdings or the Borrower to the Lenders in writing as confidential; provided, that any Lender may disclose any such
                         --------
information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the NAIC, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by Law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided, that such prospective transferee is notified
                        --------
of the confidentiality requirements relating thereto and agrees to abide by such requirements and (f) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors; provided,
                                                                     --------
that such contractual counterparty or such contractual counterparty's professional advisors, as the case may be, is notified of the confidentiality requirements relating thereto and agrees to abide by such requirements. No Lender shall be obligated or required to return any materials furnished by Holdings or any Subsidiary. The Borrower and Holdings hereby agree that the failure of a Lender to comply with the provisions of this Section 12.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

               12.16  Lender Register. The Borrower hereby designates the
                      ---------------
Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Lender Register") on which it will record the Commitments from time to time of each of the Lender, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
12.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct). The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time, and from time to time, upon reasonable prior notice.

               SECTION 13.  Holdings Guaranty.
                            -----------------

               13.01 The Guaranty. In order to induce the Lenders to enter into
                     ------------
this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit, Holdings hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations. If any of the Guaranteed Obligations becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be actually incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon Holdings, notwithstanding any revocation of this Guaranty or any other instrument evidencing any liability of the Borrower, and Holdings shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

               13.02 Bankruptcy. Additionally, Holdings unconditionally and
                     ----------
irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 9.05, and unconditionally promises to pay such indebtedness on demand, in lawful money to the United States.

               13.03 Nature of Liability. The liability of Holdings hereunder is
                     -------------------
exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty or undertaking as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

               13.04 Independent Obligation. The obligations of Holdings
                     ----------------------
hereunder are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. Holdings waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

               13.05 Authorization. Holdings authorizes the Guaranteed Creditors
                     -------------
without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

               (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability actually incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

               (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) actually incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

               (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

               (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

               (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) actually incurred directly or indirectly in respect thereof or hereof, and may substitute the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

               (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

               (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document or any of such other instruments or agreements; and/or

               (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Guaranty.

               13.06 Reliance. It is not necessary for the Guaranteed Creditors
                     --------
to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

               13.07 Subordination. Any of the indebtedness of the Borrower now
                     -------------
or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to Holdings, shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, Holdings hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

               13.08 Waiver. (a) Holdings waives any right (except as shall be
                     ------
required by applicable statute and cannot be waived) to require any Guaranteed Creditor (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid.

               (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances, bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

               13.09 Enforcement. The Guaranteed Creditors agree that this
                     -----------
Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and no Guaranteed Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents.

                                      * * *

               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

1001 Pennsylvania Avenue, N.W.               IRON HORSE INVESTORS, L.L.C.
Suite 220 South
Washington, D.C. 20004
Telecopy No.: 202-347-9250
Attention: Allan M. Holt                     By:________________________________
                                                 Name:
                                                 Title:


1001 Pennsylvania Avenue, N.W.               UNITED DEFENSE INDUSTRIES, INC.
Suite 220 South
Washington, D.C. 20004
Telecopy No.: 202-347-9250
Attention: Allan M. Holt                     By:________________________________
                                                 Name:
                                                 Title:


                                             BANKERS TRUST COMPANY,
                                             Individually and as Administrative
                                             Agent


                                             By:________________________________
                                                 Name:
                                                 Title:


                                             LEHMAN COMMERCIAL PAPER INC.,
                                                 Individually and as Syndication
                                                 Agent



                                             By:________________________________
                                                 Name:
                                                 Title:

                                   CITICORP USA, INC.,
                                       Individually and as a Documentation Agent



                                   By:________________________________
                                       Name:
                                       Title:

                                 THE BANK OF NOVA SCOTIA,
                                     Individually and as a Documentation Agent

                                 By:________________________________
                                     Name:
                                     Title:

                                  CREDIT LYONNAIS NEW YORK BRANCH,
                                      Individually and as a Documentation Agent



                                  By:________________________________
                                      Name:
                                      Title:

                                      CREDIT INDUSTRIEL ET COMMERCIAL




                                      By:________________________________
                                          Name:
                                          Title:




                                      By:________________________________
                                          Name:
                                          Title:

                                          TORONTO DOMINION TEXAS, INC.


                                          By: _______________________________
                                              Name:
                                              Title:

                                         THE BANK OF NEW YORK


                                         By: _____________________________
                                             Name:
                                             Title:

                                                                         ANNEX I
                                                                         -------

                                   COMMITMENTS
                                   -----------

                                            A Term                   B Term                  Revolving
Lender                                    Commitment               Commitment               Commitment
------                                    ----------               ----------               ----------
Bankers Trust Company                   $16,666,666.67           $233,500,000.00          $35,833,333.33
Lehman Commercial Paper Inc.            $16,666,666.66           $236,500,000.00          $35,833,333.34
Citicorp USA, Inc.                      $15,000,000.00                        --          $30,000,000.00
The Bank of Nova Scotia                 $15,000,000.00           $ 10,000,000.00          $25,000,000.00
Credit Lyonnais New York Branch         $11,666,666.67                        --          $23,333,333.33
Toronto Dominion Texas, Inc.            $11,666,666.67           $ 10,000,000.00          $23,333,333.33
The Bank of New York                    $ 8,333,333.33           $  5,000,000.00          $16,666,666.67
Credit Industriel et Commercial         $ 5,000,000.00           $  5,000,000.00          $10,000,000.00
Total:                                  $  100,000,000           $   500,000,000          $  200,000,000

                                                                        ANNEX II
                                                                        --------

                                    ADDRESSES
                                    ---------

Bankers Trust Company                  Attention: Meg Sutton
130 Liberty Street                     Telephone: 212-250-3505
New York, NY 10006                     Facsimile: 212-250-7218
                                       E-mail:    marguerite.sutton@db.com

Lehman Commercial Paper Inc.           Attention: G. Andrew Keith
3 World Financial Center               Telephone: 212-526-5059
11th floor                             Facsimile: 212-526-4656
New York, NY 10285                     E-mail:    akeith@lehman.com

Citicorp USA, Inc.                     Attention: Thomas Halsch
388 Greenwich Street                   Telephone: 212-816-2313
19/th/ Floor                           Facsimile: 212-816-2613
New York, NY 10013                     E-mail:    thomas.halsch@citi.com

The Bank of Nova Scotia                Attention: Todd Meller
One Liberty Plaza                      Telephone: 212-225-5096
26/th/ Floor                           Facsimile: 212-225-5090
New York, NY 10006                     E-mail:    tmeller@scotiacapital.com

Credit Lyonnais New York Branch        Attention: Mark Koneval
1300 Avenue of the Americas            Telephone: 212-261-7867
New York, NY 10017                     Facsimile: 212-261-3375
                                       E-mail:    koneval@clamericas.com

TD Securities (USA) Inc.               Attention: Wade Jacobson
31 West 52/nd/ Street                  Telephone: 212-827-7560
New York, NY 10019                     Facsimile: 212-827-7245
                                       E-mail:    wadejacobson@tdsecurities.com

The Bank of New York                   Attention: Steven Cavaluzzo
One Wall Street                        Telephone: 212-635-1059
New York, NY 10266                     Facsimile: 212-635-6434
                                       E-mail:    scavaluzzo@bankofny.com

Compagnie Financiere de CIC            Attention: Brian O'Leary
et de L'Union Europeenne               Telephone: 212-715-4422
520 Madison Avenue                     Facsimile: 212-715-4535
New York, NY 10022                     E-mail:    boleary@cicny.com

                                      (v)

                                                                       ANNEX III
                                                                       ---------

                            SUBSIDIARIES OF BORROWER
                            ------------------------

                                    Class of Stock
                                          and
Name                             Percentage Ownership      Direct Owner
----                             --------------------      ------------
United Defense, L.P.             Common - 100%             Borrower - 99%
                                                           UDLP Holdings Corp. - 1%

UDLP Holdings Corp.              Common - 100%             Borrower

Barnes & Reinecke, Inc.          Common - 100%             Borrower

UDLP International, Inc.         Common - 100%             United Defense, L.P.

UDLP Overseas Limited            Common - 100%             United Defense, L.P.

                                                                        ANNEX IV
                                                                        --------

                                 REAL PROPERTIES
                                 ---------------

Mortgaged Properties:
--------------------

1. Aiken, SC - Subject to the exceptions specified in the applicable title commitment, Lot #1 in the Aiken Airport Industrial Park and the entrance road between Lots #1 and #2 of the Aiken Airport Industrial Park.

2. Minneapolis, MN - Subject to the exceptions specified in the applicable title commitment, the properties approximately comprising Sections Thirty-four and Twenty- seven, Township Thirty, Range Twenty-four, Anoka County, Minnesota.

3. West Manchester Township, PA - Subject to the exceptions specified in the applicable title commitment, the three tracts of land situate in West Manchester Township, York County, Pennsylvania.

4. Anniston, AL - Subject to the exceptions specified in the applicable title commitment, the properties approximately comprising Sections 1 and 12 in Township 16 South in Range 7 East, Lot Number Nine of Section 12, Township 16, Range 8 East, and Lots 1 and 17 inclusive in Block 10, and certain parts of Lots 18 and 19, lying South of Eulaton road and Lots 1, 2, 3 and 4 in Block 9 of the Pipe Works Subdivision, excluding the building known as the "Schoolhouse" and the approximately 8 acres of land thereunder or appurtenant thereto conveyed in Huron Valley Steel on August 15, 1997.

Owned Property:

1. Aberdeen, SD - Subject to the exceptions specified in the applicable title commitment, the properties comprising approximately 21.5 acres in Brown County, South Dakota, described as FMC Outlet 1, located in the West Half of the Southeast Quarter of Section 8, Township 123 North, Range 63, West of the Fifth P.M., except the public roadway thereof.

Leased Properties:
-----------------

1. Louisville, KY - Subject to the exceptions therefrom specified in the applicable Sublease of Real and Personal Property, the Naval Surface Welfare Center in Louisville, Kentucky.

2. Fridley, MN - Subject to the exceptions therefrom specified in the contract #N00024-93- E-8521, the Naval Industrial Reserve Ordnance Plan in Fridley, Minnesota.

3.    San Jose, CA -

      Leased from LNR Santa Clara I LLP:
      ---------------------------------
      Subject to the exceptions therefrom specified in the applicable Lease, the following properties:

      a.  1450 Coleman Avenue
      b.  328 Brokaw
      c.  340 Brokaw
      d. Certain offices and lab space at 1205 Coleman Avenue (the Corporate Technology Center)

      Lease from Other Landlords:
      --------------------------

      a.  2830 De La Cruz
      b.  2890 De La Cruz
      c.  5925 Stone Ridge Dr.
          Pleasonton, CA

4. Aiken, SC - Subject to the exceptions therefrom specified in the Sublease and Assignment of Option to Purchase Aiken, South Carolina Facilities, Lots 2 and 3 of the Aiken Airport Industrial Park.

5. Anniston, AL - Lease on plant for M113 upgrade work until May 31, 2002, and options to extend in five successive periods of one year each.

6.    Arlington, VA - Office lease for world headquarters.

7. Arlington Heights, IL - Lease from Arlington Heights I, L.P. of 55,904 square feet used for headquarters and engineering design activities.

                                                                         ANNEX V
                                                                         -------

                                  INDEBTEDNESS
                                  ------------

Part I:  Indebtedness
---------------------

There are no Parent Guaranties or Surety Bonds.

Part II: Existing Letters of Credit
-----------------------------------

See the attached page.

                                                                        ANNEX VI
                                                                        --------

                                      ERISA
                                      -----

Plans:
-----

1.    United Defense Employees Pension Plan
2. United Defense CSD Union Employees Pension Plan (determination letter under the name "BMY Hourly Employees Pension Plan")
3.    UDLP Excess Pension Plan
4.    UDLP Supplemental Retirement and Savings Plan
5     UDLP Minneapolis/Louisville Union Employees' Thrift Plan
6     UDLP Salaried Employees Plan (401(k))
7     United Defense Limited Partnership York Plan (401(k))
8.    UDLP Retiree Benefit Plan
9.    UDLP Welfare Benefits Program
10.   UDLP Educational Assistance Plans

                                                                       ANNEX VII
                                                                       ---------

                                      LIENS
                                      -----

1.  See attached pages.

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

               DEBTOR                 SECURED PARTY                FILE #             FILING DATE
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Bank One, Illinois, NA       3707064;              6/20/97
425 E. Algonquin Road                111 North Canal Street
Arlington Hts., IL  60005            Suite 1500
                                     Chicago, IL  60606                        Partial Release filed on
                                                                              3/22/00 and assigned file #
                                                                                       4184650.
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Sanwa Leasing Corporation    3886046               7/28/98
1201 7/th/ Street                    P.O. Box 7023
East Moline, IL  61244               Troy, MI  48007-7023
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Sanwa Leasing Corporation    3985164               2/5/99
425 E. Algonquin Road                P.O. Box 7023
Arlington Hts., IL  60005            Troy, MI  48007-7023
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Sanwa Leasing Corporation    3985165               2/5/99
425 E. Algonquin Road                P.O. Box 7023
Arlington Hts., IL  60005            Troy, MI  48007-7023
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Sanwa Leasing Corporation    3986506               2/5/99
425 E. Algonquin Road                P.O. Box 7023
Arlington Hts., IL  60005            Troy, MI  48007-7023
------------------------------------------------------------------------------------------------------------
Barnes & Reinecke, Inc.              Sanwa Leasing Corporation    4216776               5/23/00
425 E. Algonquin Road                P.O. Box 7023
Arlington Hts., IL  60005            Troy, MI  48007-7023
------------------------------------------------------------------------------------------------------------
Iron Horse Investors, L.L.C.         Bankers Trust Company, as   19970034722            10/14/97
1001 Pennsylvania Avenue, NW         Collateral Agent
Suite 220 South                      130 Liberty Street
Washington, D.C.  20004              New York, NY  10006
------------------------------------------------------------------------------------------------------------
UDLP Holdings Corp.                  Bankers Trust Company, as   19970034724            10/14/97
1001 Pennsylvania Avenue, NW           Collateral Agent
Suite 220 South                      130 Liberty Street
Washington, D.C.  20004              New York, NY  10006
------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Sanwa Leasing Corporation    B96-40640              9/27/96
2101 West 10/th/ Street              P.O. Box 7023
Anniston, AL  36201                  Troy, MI  48007

     JURISDICTION                               COLLATERAL
------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Remaining collateral consists only of the
of State                             following:  Monies, reserves, deposits, and
                                     deposit accounts and interest or dividends
                                     thereon, securities, cash, cash equivalents and
                                     other property now or at any time in the
                                     possession or under control of Bank.
------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------
Illinois - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------
Delaware - Secretary                 Blanket Security Interest
of State


------------------------------------------------------------------------------------------------------------
Delaware - Secretary                 Blanket Security Interest
of State


------------------------------------------------------------------------------------------------------------
Alabama - Secretary                  Equipment - Copier
of State

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

               DEBTOR                    SECURED PARTY                              FILE #     FILING DATE
-----------------------------------------------------------------------------------------------------------
United Defense, L.P.                     Citicorp Del Lease, Inc.                 B98-23376      6/3/98
1525 Wilson Boulevard                    450 Mamaroneck Avenue
Arlington, VA  22209                     Harrison, NY  10528

-----------------------------------------------------------------------------------------------------------
United Defense, L.P.                     Citicorp Del Lease, Inc.                 B98-25472      6/16/98
1525 Wilson Boulevard                    450 Mamaroneck Avenue
Arlington, VA  22209                     Harrison, NY  10528

-----------------------------------------------------------------------------------------------------------
United Defense, L.P.                     MS&D Financial Services, a Division of   B98-43748     10/14/98
2101 West Tenth Street                   Electronic Data Systems Corporation
Anniston, AL  36202                      1200 Wall Street West
                                         Lyndhurst, NJ  07071

-----------------------------------------------------------------------------------------------------------
United Defense, L.P.                     McPherson Oil Company                   B2000-46329    11/29/00
2101 West Tenth Street                   P.O. Box 1112
Anniston, AL  36202                      Oneonta, AL  35121

-----------------------------------------------------------------------------------------------------------
United Defense LP                        Lehigh Safety Shoe Co. LLC              B2001-10665     3/20/00
Steel Prods. Div.                        120 Plaza Drive, Suite A
2101 W. 10/th/ Street                    Vestal, NY  13850
Anniston, AL  36201

-----------------------------------------------------------------------------------------------------------
United Defense, L.P.                     Bankers Trust Company, as                9728961068    10/14/97
1525 Wilson Boulevard                      Collateral Agent
Suite 700                                130 Liberty Street
Arlington, VA  22209-2411                New York, NY  10006

-----------------------------------------------------------------------------------------------------------
United Defense LP                        The Manifest Group                       0009660305     3/30/00
1205 Coleman Avenue                      100 E Saratoga
Santa Clara, CA  95950                   Marshall, MN  56258

-----------------------------------------------------------------------------------------------------------
United Defense, a Limited Partnership    Toyota Motor Credit Corporation           840-1998     10/22/98
300 University Drive                     P.O. Box 3457
Lemont Furnace, PA                       Torrance, CA  90510

-----------------------------------------------------------------------------------------------------------
United Defense, a Limited Partnership    Toyota Motor Credit Corporation           268-2000      3/27/00
300 University Drive                     P.O. Box 3457
Lemont Furnace, PA                       Torrance, CA  90510

      JURISDICTION                       COLLATERAL
-----------------------------------------------------------------------------------------------------------
Alabama - Secretary                      Equipment
of State

-----------------------------------------------------------------------------------------------------------
Alabama - Secretary                      Equipment
of State

-----------------------------------------------------------------------------------------------------------
Alabama - Secretary                      Equipment - Telecommunications Equipment
of State

-----------------------------------------------------------------------------------------------------------
Alabama - Secretary                      Equipment - Tank
of State

-----------------------------------------------------------------------------------------------------------
Alabama - Secretary                      Equipment - Lehigh footwear of all kinds.  Also,
of State                                 accounts receivable.

-----------------------------------------------------------------------------------------------------------
California -                             Blanket Security Interest
Secretary of State

-----------------------------------------------------------------------------------------------------------
California -                             Equipment
Secretary of State

-----------------------------------------------------------------------------------------------------------
Fayette County,                          Equipment - Forklift
California

-----------------------------------------------------------------------------------------------------------
Fayette County,                          Equipment - Forklift
California

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

               DEBTOR                                SECURED PARTY                                FILE #                FILING DATE
------------------------------------------------------------------------------------------------------------------------------------
United Defense, a Limited Partnership                Toyota Motor Credit Corporation             269-2000                 3/27/00
300 University Drive                                 P.O. Box 3457
Lemont Furnace, PA                                   Torrance, CA  90510

------------------------------------------------------------------------------------------------------------------------------------
United Defense, a Limited Partnership                Toyota Motor Credit Corporation             562-2000                 6/30/00
300 University Drive                                 P.O. Box 3457
Lemont Furnace, PA                                   Torrance, CA  90510

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                                 Bankers Trust Company, as                  19970034726              10/14/97
1525 Wilson Boulevard                                  Collateral Agent
Suite 700                                            130 Liberty Street
Arlington, VA  22209-2411                            New York, NY  10006

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                                 Bankers Trust Company, as                     153616                10/14/97
1525 Wilson Boulevard                                  Collateral Agent
Suite 700                                            130 Liberty Street
Arlington, VA  22209-2411                            New York, NY  10006

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                                 Bankers Trust Company, as                     153618                10/14/97
1525 Wilson Boulevard                                  Collateral Agent
Suite 700                                            130 Liberty Street
Arlington, VA  22209-2411                            New York, NY  10006

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                                 Fleet Leasing Corporation                    9808574A                9/28/98
5403 Southside Drive                                 P.O. Box 7023
Louisville, KY 40214                                 Troy, MI

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                                 Fleet Leasing Corporation                    99-09329A               12/3/99
163 Rochester Drive                                  P.O. Box 7023
Louisville, KY  40214                                Troy, MI

JURISDICTION                                         COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
Fayette County,                                      Equipment - Forklift
California

------------------------------------------------------------------------------------------------------------------------------------
Fayette County,                                      Equipment - Forklift
California

------------------------------------------------------------------------------------------------------------------------------------
Delaware - Secretary                                 Blanket Security Interest
of State

------------------------------------------------------------------------------------------------------------------------------------
Kentucky - Secretary                                 Blanket Security Interest
of State

------------------------------------------------------------------------------------------------------------------------------------
Kentucky - Secretary                                 Blanket Security Interest
of State

------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                                    Lease Number 7-0198415
Kentucky

------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                                    Equipment - Copier
Kentucky

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

               DEBTOR                SECURED PARTY                                            FILE #                  FILING DATE
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Fleet Leasing Corporation                              99-09332A                   12/3/99
163 Rochester Drive                  P.O. Box 7023
Louisville, KY  40214                Troy, MI

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Fleet Leasing Corporation                              99-09365A                   12/3/99
163 Rochester Drive                  P.O. Box 7023
Louisville, KY  40214                Troy, MI

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Fleet Leasing Corporation                              99-09366A                   12/3/99
163 Rochester Drive                  P.O. Box 7023
Louisville, KY  40214                Troy, MI

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Fleet Leasing Corporation                              99-09367A                   12/3/99
163 Rochester Drive                  P.O. Box 7023
Louisville, KY  40214                Troy, MI

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Ikon Office Solutions                                   D479950                    2/18/99
31201 Chicago Road S                 2780 44/th/ Street
Suite B102                           Grand Rapids, MI  49509
Warren, MI  48093

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 AT&T Credit Corporation                                 2032891                    4/29/98
1525 Wilson Boulevard, #700          2 Gatehall Drive
Arlington, VA  22209                 Parsippany, NJ  07054

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 General Electric Capital Corporation                    2157010                    8/23/99
4800 East River Road                 4333 Edgewood Road
Minneapolis, MN  55421               Cedar Rapids, IA  52409

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Danka Office Imaging                                    2223524                    4/28/00
4800 NE East River Road              11201 Danka Circle North
Minneapolis, MN  55421               St. Petersburg, FL  99999

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                 Fleet Leasing Corporation                               2297597                    2/7/01
4800 NE East River Road              P.O. Box 7023
Minneapolis, MN  55421               Troy, MI

JURISDICTION                         COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                    Equipment - Copier
Kentucky

------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                    Equipment - Copier
Kentucky

------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                    Equipment - Copier
Kentucky

------------------------------------------------------------------------------------------------------------------------------------
Jefferson County,                    Equipment - Copier
Kentucky

------------------------------------------------------------------------------------------------------------------------------------
Michigan - Secretary                 Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------------------------------
Minnesota - Secretary                Equipment
of State

------------------------------------------------------------------------------------------------------------------------------------
Minnesota - Secretary                Equipment - Copier
of State

------------------------------------------------------------------------------------------------------------------------------------
Minnesota - Secretary                Equipment
of State

------------------------------------------------------------------------------------------------------------------------------------
Minnesota - Secretary                Equipment
of State

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

            DEBTOR         SECURED PARTY                     FILE #     FILING DATE    JURISDICTION                 COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Fleet Leasing Corporation          2297596       2/7/01     Minnesota -                 Equipment
4800 NE East River Road    P.O. Box 7023                                               Secretary of State
Minneapolis, MN  55421     Troy, MI
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Danka Office Imaging Commercial    2317981      4/20/01     Minnesota -                 Equipment
4800 East River Road       Finance Group                                               Secretary of State
Minneapolis, MN  55421     1023 W. Eighth Street
                           Cincinnati, OH  45203
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as          1796417     10/14/97     New Jersey -                Blanket Security
1525 Wilson Boulevard       Collateral Agent                                           Department of State         Interest
Suite 700                  130 Liberty Street
Arlington, VA  22209-2411  New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as          1796422     10/14/97     New Jersey -                Blanket Security
1525 Wilson Boulevard       Collateral Agent                                           Department of State         Interest
Suite 700                  130 Liberty Street
Arlington, VA  22209-2411  New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Deere Credit Inc.                 26201534     12/26/96     Pennsylvania -              Equipment - John
P.O. Box 15512             1415 28/th/ Street                                          Secretary of State          Deere
York, PA  17405            P.O. Box 65090
                           West Des Moines, IA  50265
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       El Camino Resources, Ltd.         26430421       3/6/97     Pennsylvania -              Equipment
Wolf Church Road           21051 Warner Center Lane                                    Secretary of State
York, PA  17405            Woodland Hills, CA  01367
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as         28110106     10/14/97     Pennsylvania -              Blanket Security
1525 Wilson Boulevard       Collateral Agent                                           Secretary of State          Interest
Arlington, VA  22209       130 Liberty Street
                           New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as         28110132     10/14/97     Pennsylvania -              Blanket Security
1525 Wilson Boulevard       Collateral Agent                                           Secretary of State          Interest
Arlington, VA  22209       130 Liberty Street
                           New York, NY  10006

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

          DEBTOR           SECURED PARTY                       FILE #          FILING DATE    JURISDICTION          COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as            28110159       10/14/97       Pennsylvania -        Blanket Security
1525 Wilson Boulevard       Collateral Agent                                                  Secretary of State    Interest
Arlington, VA  22209       130 Liberty Street
                           New York, NY  10006
-----------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.       Bankers Trust Company, as            28140632       10/23/97       Pennsylvania -        Blanket Security
1525 Wilson Boulevard       Collateral Agent                                                  Secretary of State    Interest
Arlington, VA  22209       130 Liberty Street
                           New York, NY  10006
-----------------------------------------------------------------------------------------------------------------------------------
United Defense LP          American Business Credit             28871117        4/30/98       Pennsylvania  -       Equipment -
1100 Bairs Road             Corporation                                                       Secretary of State    Copiers
York, PA  17404            4333 Edgewood Road NE, #400
                           Cedar Rapids, IA  52499
-----------------------------------------------------------------------------------------------------------------------------------
United Defense, LP         GTE Leasing Corporation              29281312        8/17/98       Pennsylvania -        Equipment
R.D. #6                    1907 US Hwy 301 N, Suite 270A                                      Secretary of State
York, PA  17405            Tampa, FL  33619-2639
-----------------------------------------------------------------------------------------------------------------------------------
United Defense,            Toyota Motor Credit                  29510571       10/22/98       Pennsylvania -        Equipment -
 a Limited Partnership      Corporation                                                       Secretary of State    Forklift
300 University Drive       P.O. Box 3457
Lemont Furnace, PA  15456  Torrance, CA  90510-3457
-----------------------------------------------------------------------------------------------------------------------------------
United Defense, LP         GTE Leasing Corporation              29731276       12/28/98       Pennsylvania -        Equipment
R.D. #6                    1907 US Hwy 301 N, Suite 270A                                      Secretary of State
York, PA  17405            Tampa, FL  33619-2639
-----------------------------------------------------------------------------------------------------------------------------------
United Defense             IBM Credit Corporation               29740729       12/29/98       Pennsylvania  -       Equipment -
 Industries Inc.           1 North Castle Drive                                               Secretary of State    Computer
1100 Bairs Road            Armonk, NY  10504
York, PA  17404
-----------------------------------------------------------------------------------------------------------------------------------
United Defense, LP         American Equipment Leasing, as       30120902,        4/9/99       Pennsylvania -        Equipment
1100 Bairs Road            Assignee of Commerce Bank, N.A.     Assignment                     Secretary of State
York, PA  17404            6 Commerce Drive                  filed on 5/3/00
                           Reading, PA  19607                 and assigned
                                                               file number
                                                                31581098
-----------------------------------------------------------------------------------------------------------------------------------
United Defense LP/Combat   GTE Leasing Corporation              30591774        8/11/99       Pennsylvania  -       Equipment -
 Systems Divisions         1907 US Hwy. 301 N, Suite 270A                                     Secretary of State    Communication
RD #6                      Tampa, FL  33619-2639                                                                    System
York, PA  17405

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

           DEBTOR             SECURED PARTY                       FILE #       FILING DATE  JURISDICTION              COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
United Defense, a Limited     Toyota Motor Credit                 31430278       3/24/00    Pennsylvania -        Equipment -
 Partnership                   Corporation                                                  Secretary of State    Forklift
300 University Drive          P.O. Box 3457
Lemont Furnace, PA  15456     Torrance, CA  90510-3457
------------------------------------------------------------------------------------------------------------------------------------
United Defense, a Limited     Toyota Motor Credit                 31431301       3/27/00    Pennsylvania -        Equipment -
 Partnership                   Corporation                                                  Secretary of State    Forklift
300 University Drive          P.O. Box 3457
Lemont Furnace, PA  15456     Torrance, CA  90510-3457
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP             General Electric Capital            31661510       5/26/00    Pennsylvania -        Equipment - Copier
P.O. Box 15512                 Corporation                                                  Secretary of State
 Wolf's Church Road           4333 Edgewood Road NE
York, PA  17405               Cedar Rapids, IA  52499
------------------------------------------------------------------------------------------------------------------------------------
United Defense, a             Toyota Motor Credit                 31791210       6/28/00    Pennsylvania -        Equipment -
 Limited Partnership          Corporation                                                   Secretary of State    Forklift
300 University Drive          P.O. Box 3457
Lemont Furnace, PA  15456     Torrance, CA  90510-3457
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP             Deere Credit, Inc.               96-ST-02936      12/23/96    York County,          Equipment - John
P.O. Box 15512                P.O. Box 65090                                                Pennsylvania          Deere
York, PA  17405               1415 28/th/ Street
                              Des Moines, IA  50265
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP             El Camino Resources, Ltd.        97-ST-00493        3/6/97    York County,          Equipment
Wolf Church Road              21051 Warner Center Lane                                      Pennsylvania
York, PA  17405               Woodland Hills, CA  91367
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.          Bankers Trust Company, as        97-ST-02599      10/23/97    York County,          Blanket Security
1525 Wilson Boulevard          Collateral Agent                                             Pennsylvania          Interest
Arlington, VA  22209          130 Liberty Street
                              New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, LP            GTE Leasing Corporation          98-ST-02000       8/19/98    York County,          Equipment
RD #6                         1907 US Hwy. 301 N. Suite 270A                                Pennsylvania
York, PA  17405               Tampa, FL  33619-2639
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP             Commerce Bank, N.A.              99-ST-00882       4/12/99    York County,          Equipment
1100 Bairs Road               1701 Route 70 East                                            Pennsylvania
York, PA  17404               Cherry Hill, NJ  08034
------------------------------------------------------------------------------------------------------------------------------------
United Defense, LP            GTE Leasing Corporation          99-ST-02036       8/13/99    York County,          Equipment
RD #6                         1907 US Hwy. 301 N. Suite 270A                                Pennsylvania
York, PA  17405               Tampa, FL  33619-2639

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES


           DEBTOR           SECURED PARTY                     FILE #      FILING DATE  JURISDICTION        COLLATERAL
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP           General Electric Capital         2000-ST-       6/19/00    York County,        Equipment - Copier
P.O. Box 15512 Wolf's        Corporation                      01499                    Pennsylvania
 Church Road                4333 Edgewood Road NE
York, PA  17405             Cedar Rapids, IA  52499
------------------------------------------------------------------------------------------------------------------------------------
United Defense LP           Deere Credit Inc.                2001-ST-        4/2/01    York County,        Equipment - John Deere
P.O. Box 15512              6400 N.W. 86/th/ Street           00758                    Pennsylvania
York, PA  17405             P.O. Box 6630
                            Johnston, IA  50131
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.        Bankers Trust Company, as         154340A      10/14/97    South Carolina -    Blanket Security Interest
1525 Wilson Boulevard        Collateral Agent                                          Secretary of State
Suite 700                   130 Liberty Street
Arlington, VA  22209-2411   New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.        Bankers Trust Company, as         154257A      10/14/97    South Carolina -    Blanket Security Interest
1525 Wilson Boulevard        Collateral Agent                                          Secretary of State
Suite 700                   130 Liberty Street
Arlington, VA  22209-2411   New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.        Bankers Trust Company, as         124946B      10/14/97    South Carolina -    Blanket Security Interest
1525 Wilson Boulevard        Collateral Agent                                          Secretary of State
Suite 700                   130 Liberty Street
Arlington, VA  22209-2411   New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.        Bankers Trust Company, as         97-2208      10/29/97    Aiken County,       Blanket Security Interest
1525 Wilson Boulevard        Collateral Agent                                          South Carolina
Suite 700                   130 Liberty Street
Arlington, VA  22209-2411   New York, NY  10006
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.        Associates Commercial Corp.   961122 7327      11/22/96    Virginia - State    Equipment - Lift Truck
Eltham Avenue, Suite 107    8001 Ridgepoint Drive                                      Corporation
Norfolk, VA  23513          Irving, TX  75063-3117                                     Commission

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

        DEBTOR                  SECURED PARTY                                     FILE #               FILING DATE
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.         Bankers Trust Company, as
1525 Wilson Boulevard         Collateral Agent                                  971014 7873             10/14/97
Suite 700                    130 Liberty Street
Arlington, VA 22209-2411     New York, NY 10006
                                                                              Partial Release
                                                                                 filed on
                                                                              11/30/98 and
                                                                              assigned file
                                                                                  number
                                                                               981130 7810
                                                                               for certain
                                                                                equipment,
                                                                              machinery and
                                                                                  assets
                                                                              transferred to
                                                                                Trinity GG,
                                                                                   Inc.
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.         International Software Finance Corp.
1525 Wilson Boulevard        45 Danbury Road                                   980126 7073               1/26/98
Suite 700                    Wilton, CT 06897
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.         Citicorp Del Lease, Inc.
1525 Wilson Boulevard        450 Mamaroneck Avenue                             980603 7144                6/3/98
Suite 700                    Harrison, NY  10528
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.         Citicorp Del Lease, Inc.
1525 Wilson Boulevard        450 Mamaroneck Avenue                             980616 7158               6/16/98
Suite 700                    Harrison, NY 10528
Arlington, VA 22209-2411

    JURISDICTION                    COLLATERAL
-----------------------------------------------------------------------
   Virginia - State        Blanket Security Interest (excluding
   Corporation             certain equipment, machinery and assets
   Commission              assigned to Trinity GG, Inc. under an Asset
                           Purchase Agreement.












-----------------------------------------------------------------------

  Virginia - State         Equipment - Intervision Systems SGI
  Corporation              Hardware
  Commission

-----------------------------------------------------------------------

  Virginia - State         Equipment
  Corporation
  Commission

-----------------------------------------------------------------------

  Virginia - State         Equipment
  Corporation
  Commission

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

               DEBTOR                   SECURED PARTY                                     FILE #                  FILING DATE
------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Minolta Business Systems
1525 Wilson Boulevard                   P.O. Box 728                                   010423 7132                  4/23/01
Suite 700                               Parkridge, NJ 07656
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Bankers Trust Company, as
1525 Wilson Boulevard                    Collateral Agent                                58816                     10/14/97
Suite 700                               130 Liberty Street
Arlington, VA 22209-2411                New York, NY 10006

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Citicorp Del Lease, Inc.
1525 Wilson Boulevard                   450 Mamaroneck Avenue                            59703                       6/8/98
Suite 700                               Harrison, NY  10528
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Citicorp Del Lease, Inc.
1525 Wilson Boulevard                   450 Mamaroneck Avenue                            59750                      6/18/98
Suite 700                               Harrison, NY 10528
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Minolta Business Systems
1525 Wilson Boulevard                   P.O. Box 728                                     64159                      4/25/01
Suite 700                               Park Ridge, NJ 07656
Arlington, VA 22209-2411

------------------------------------------------------------------------------------------------------------------------------------
United Defense, L.P.                    Associates Commercial Corp.
Eltham Avenue, Suite 107                8001 Ridgepoint Drive                           96-2179                    11/22/96
Norfolk, VA 23513                       Irving, TX 75063-3117

------------------------------------------------------------------------------------------------------------------------------------
United Defense Industries, Inc.         Bankers Trust Company, as                     19970034717                  10/14/97
1001 Pennsylvania Avenue, NW             Collateral Agent
Suite 220 South                         130 Liberty Street
Washington, D.C. 20004                  New York, NY 10006

      JURISDICTION                    COLLATERAL
-----------------------------------------------------------------
Virginia - State             Equipment
Corporation
Commission

-----------------------------------------------------------------
Arlington                    Blanket Security Interest
County, Virginia


-----------------------------------------------------------------
Arlington                    Equipment
County, Virginia


-----------------------------------------------------------------
Arlington                    Equipment
County, Virginia


-----------------------------------------------------------------
Arlington                    Equipment
County, Virginia


-----------------------------------------------------------------
Norfolk                      Equipment - Lift Truck
County,  Virginia

-----------------------------------------------------------------
Delaware -                   Blanket Security Interest
Secretary of State

  SCHEDULE OF EXISTING UCC LIENS FOR UNITED DEFENSE, L.P. AND RELATED ENTITIES

            DEBTOR                            SECURED PARTY                                  FILE #                  FILING DATE
------------------------------------------------------------------------------------------------------------------------------------
 United Defense Industries, Inc.              Bankers Trust Company, as                   19970034720                 10/14/97
 1001 Pennsylvania Avenue, NW                  Collateral Agent
 Suite 220 South                              130 Liberty Street
 Washington, D.C. 20004                       New York, NY 10006
------------------------------------------------------------------------------------------------------------------------------------
 United Defense Industries, Inc.              Citicorp Del Lease, Inc.
 1525 Wilson Boulevard, #700                  450 Mamaroneck Avenue                        10409 7215                  4/9/01
 Arlington, VA 22209                          Harrison, NY 10528
------------------------------------------------------------------------------------------------------------------------------------
 United Defense Industries, Inc.              Citicorp Del Lease, Inc.
 1525 Wilson Boulevard, #700                  450 Mamaroneck Avenue                        10622 7202                  6/22/01
 Arlington, VA 22209                          Harrison, NY 10528
------------------------------------------------------------------------------------------------------------------------------------
 United Defense Industries, Inc.              Citicorp Del Lease, Inc.
 1525 Wilson Boulevard, #700                  450 Mamaroneck Avenue                          64090                     4/10/01
 Arlington, VA 22209                          Harrison, NY 10528
------------------------------------------------------------------------------------------------------------------------------------
 United Defense Industries, Inc.              Citicorp Del Lease, Inc.
 1525 Wilson Boulevard, #700                  450 Mamaroneck Avenue                          64442                     6/25/01
 Arlington, VA 22209                          Harrison, NY 10528
------------------------------------------------------------------------------------------------------------------------------------

       JURISDICTION                  COLLATERAL
------------------------------------------------------------------
 Delaware -                     Blanket Security Interest
 Secretary of State



-----------------------------------------------------------------

 Virginia - State               Equipment
 Corporation Commission
-----------------------------------------------------------------

 Virginia - State               Equipment
 Corporation Commission
-----------------------------------------------------------------

 Arlington County,              Equipment
 Virginia
-----------------------------------------------------------------

 Arlington County,              Equipment
 Virginia
-----------------------------------------------------------------

                                                                      ANNEX VIII
                                                                      ----------

                              EXISTING INVESTMENTS
                              --------------------

Daily cash investment activity is maintained with Wachovia Bank or other banks chosen by the Borrower from time to time.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                           Page
                                                                                                           ----
SECTION 1. Amount and Terms of Credit ..................................................................      1

     1.01  Commitment ..................................................................................      1
     1.02  Minimum Borrowing Amounts, etc...............................................................      3
     1.03  Notice of Borrowing .........................................................................      3
     1.04  Disbursement of Funds .......................................................................      4
     1.05  Notes .......................................................................................      4
     1.06  Conversions .................................................................................      6
     1.07  Pro Rata Borrowings .........................................................................      6
     1.08  Interest ....................................................................................      6
     1.09  Interest Periods ............................................................................      7
     1.10  Increased Costs, Illegality, etc.............................................................      8
     1.11  Compensation ................................................................................     10
     1.12  Change of Lending Office ....................................................................     11
     1.13  Replacement of Lenders ......................................................................     11

SECTION 2. Letters of Credit ...........................................................................     12

     2.01  Letters of Credit ...........................................................................     12
     2.02  Letter of Credit Requests; Notices of Issuance ..............................................     13
     2.03  Agreement to Repay Letter of Credit Drawings ................................................     13
     2.04  Letter of Credit Participations .............................................................     14
     2.05  Increased Costs .............................................................................     16

SECTION 3. Fees; Commitments ...........................................................................     16

     3.01  Fees ........................................................................................     16
     3.02  Voluntary Reduction of Commitments ..........................................................     17
     3.03  Mandatory Adjustments of Commitments, etc....................................................     17

SECTION 4. Payments ....................................................................................     18

     4.01  Voluntary Prepayments .......................................................................     18
     4.02  Mandatory Prepayments .......................................................................     18
     4.03  Method and Place of Payment .................................................................     24
     4.04  Net Payments ................................................................................     24

SECTION 5. Conditions Precedent ........................................................................     26

     5.01  Conditions Precedent to Initial Borrowing Date ..............................................     26
     5.02  Conditions Precedent to All Credit Events ...................................................     30

                                      (i)

SECTION 6. Representations, Warranties and Agreements ....................................................   30

     6.01  Corporate Status ..............................................................................   30
     6.02  Corporate Power and Authority .................................................................   30
     6.03  No Violation ..................................................................................   31
     6.04  Litigation ....................................................................................   31
     6.05  Margin Regulations ............................................................................   31
     6.06  Governmental Approvals ........................................................................   31
     6.07  Investment Company Act ........................................................................   31
     6.08  Public Utility Holding Company Act ............................................................   31
     6.09  True and Complete Disclosure ..................................................................   32
     6.10  Financial Condition; Financial Statements .....................................................   32
     6.11  Security Interests ............................................................................   33
     6.12  Tax Returns and Payments ......................................................................   33
     6.13  Compliance with ERISA .........................................................................   33
     6.14  Subsidiaries ..................................................................................   35
     6.15  Intellectual Property .........................................................................   35
     6.16  Environmental Matters .........................................................................   35
     6.17  Properties ....................................................................................   36
     6.18  Labor Relations ...............................................................................   36
     6.19  Compliance with Statutes, etc..................................................................   36
     6.20  Subordination .................................................................................   36

SECTION 7. Affirmative Covenants .........................................................................   36

     7.01  Information Covenants .........................................................................   37
     7.02  Books, Records and Inspections ................................................................   39
     7.03  Insurance .....................................................................................   39
     7.04  Payment of Taxes ..............................................................................   39
     7.05  Corporate Franchises ..........................................................................   40
     7.06  Compliance with Statutes, etc..................................................................   40
     7.07  ERISA .........................................................................................   40
     7.08  Good Repair ...................................................................................   41
     7.09  End of Fiscal Years; Fiscal Quarters ..........................................................   41
     7.10  Additional Security; Further Assurances .......................................................   41
     7.11  Use of Proceeds ...............................................................................   42
     7.12  Interest Rate Agreement .......................................................................   42
     7.13  Compliance with Environmental Laws ............................................................   43
     7.14  Notices of Assignment .........................................................................   43

SECTION 8. Negative Covenants ............................................................................   44

     8.01  Changes in Business ...........................................................................   44
     8.02  Consolidation, Merger, Sale or Purchase of Assets, etc.........................................   44
     8.03  Liens .........................................................................................   45
     8.04  Indebtedness ..................................................................................   47
     8.05  Capital Expenditures ..........................................................................   48
     8.06  Advances, Investments and Loans ...............................................................   48

                                      (ii)

      8.07   Limitation on Creation of Subsidiaries ......................................................    49
      8.08   Modifications ...............................................................................    50
      8.09   Dividends, etc...............................................................................    50
      8.10   Transactions with Affiliates ................................................................    52
      8.11   Interest Coverage Ratio .....................................................................    52
      8.12.  Leverage Ratio ..............................................................................    52
      8.13   Minimum Consolidated Net Worth ..............................................................    53
      8.14   Limitation On Issuance of Stock .............................................................    53

SECTION 9.   Events of Default ...........................................................................    53

      9.01   Payments ....................................................................................    53
      9.02   Representations, etc.........................................................................    53
      9.03   Covenants ...................................................................................    54
      9.04   Default Under Other Agreements ..............................................................    54
      9.05   Bankruptcy, etc..............................................................................    54
      9.06   ERISA .......................................................................................    54
      9.07   Security Documents ..........................................................................    55
      9.08   Guaranty ....................................................................................    55
      9.09   Judgments ...................................................................................    55
      9.10   Change of Control ...........................................................................    56

SECTION 10.  Definitions .................................................................................    56

SECTION 11.  The Agent ...................................................................................    80

      11.01  Appointment .................................................................................    80
      11.02  Nature of Duties ............................................................................    81
      11.03  Lack of Reliance on the Agents ..............................................................    81
      11.04  Certain Rights of the Agents ................................................................    81
      11.05  Reliance ....................................................................................    82
      11.06  Indemnification .............................................................................    82
      11.07  The Agents in Their Individual Capacity .....................................................    82
      11.08  Holders .....................................................................................    82
      11.09  Resignation by the Administrative Agent .....................................................    82

SECTION 12.  Miscellaneous ...............................................................................    83

      12.01  Payment of Expenses, etc. ...................................................................    83
      12.02  Right of Setoff .............................................................................    84
      12.03  Notices .....................................................................................    84
      12.04  Benefit of Agreement ........................................................................    84
      12.05  No Waiver; Remedies Cumulative ..............................................................    87
      12.06  Payments Pro Rata ...........................................................................    87
      12.07  Calculations; Computations ..................................................................    87
      12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial ......................    88
      12.09  Counterparts ................................................................................    88
      12.10  Effectiveness ...............................................................................    89

                                     (iii)

     12.11  Headings Descriptive ..........................................   89
     12.12  Amendment or Waiver ...........................................   89
     12.13  Survival ......................................................   89
     12.14  Domicile of Loans .............................................   89
     12.15  Confidentiality ...............................................   90
     12.16  Lender Register ...............................................   90

SECTION 13. Holdings Guaranty .............................................   91

     13.01  The Guaranty ..................................................   91
     13.02  Bankruptcy ....................................................   91
     13.03  Nature of Liability ...........................................   91
     13.04  Independent Obligation ........................................   92
     13.05  Authorization .................................................   92
     13.06  Reliance ......................................................   93
     13.07  Subordination .................................................   93
     13.08  Waiver ........................................................   93
     13.09  Enforcement ...................................................   94


ANNEX I      --  Commitments
ANNEX II     --  Addresses
ANNEX III    --  Subsidiaries
ANNEX IV     --  Real Properties
ANNEX V      --  Existing Indebtedness
ANNEX VI     --  ERISA
ANNEX VII    --  Liens
ANNEX VIII   --  Existing Investments

EXHIBIT A    --  Form of Notice of Borrowing
EXHIBIT B-1  --  Form of A Term Note
EXHIBIT B-2  --  Form of B Term Note
EXHIBIT B-3  --  Form of Revolving Note
EXHIBIT B-4  --  Form of Swingline Note
EXHIBIT C    --  Form of Letter of Credit Request
EXHIBIT D    --  Form of Section 4.04 Certificate
EXHIBIT E    --  Form of Opinion of Latham & Watkins
EXHIBIT F    --  Form of Officers' Certificate
EXHIBIT G    --  Form of Subsidiary Guaranty
EXHIBIT H    --  Form of Pledge Agreement
EXHIBIT I    --  Form of Security Agreement
EXHIBIT J    --  Form of Consent Letter
EXHIBIT K    --  Form of Assignment Agreement

                                      (iv)

                                                                       EXHIBIT A
                                                                       ---------


                           FORM OF NOTICE OF BORROWING
                           ---------------------------

                                                                          [Date]



Bankers Trust Company,
   as Administrative Agent
   for the Lenders party to the
   Credit Agreement referred
   to below
130 Liberty Street
New York, New York  10006

Attention:  _____________

Ladies and Gentlemen:

          The undersigned, UNITED DEFENSE INDUSTRIES, INC. (the "Borrower"), refers to the Credit Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"; the capitalized terms defined therein being used herein as therein defined), among Iron Horse Investors, L.L.C., the Borrower, the lenders from time to time party thereto (the "Lenders"), Lehman Commercial Paper Inc., as Syndication Agent, Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents and you, as Administrative Agent, and, pursuant to
Section 1.03(a) of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit
Agreement:

          (i) The Proposed Borrowing is to consist of [A Term Loans] [B Term Loans] [Revolving Loans].

          (ii) The aggregate principal amount of the Proposed Borrowing is $______.

          (iii) The Business Day of the Proposed Borrowing is [____________]./1/
                                                                              -

          (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].


______________________


/1/   Written notice (or telephonic notice promptly confirmed in writing) is
 -
      required prior to 12:00 Noon (New York time) (x) at least one Business Day prior to each incurrence of Base Rate Loans and (y) at least three Business Days prior to each incurrence of Eurodollar Loans.

                                                                       Exhibit A
                                                                          Page 2

          [(v) The initial Interest Period for the Proposed Borrowing is _____ months.]/2//
              -

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                            Very truly yours,

                                            UNITED DEFENSE INDUSTRIES, INC.



                                            By:_______________________________
                                               Name:
                                               Title:


_____________________

/2//    To be included for a Proposed Borrowing of Eurodollar Loans.
 -

                                                                     EXHIBIT B-1


                               FORM OF A TERM NOTE
                               -------------------



$________                                                     New York, New York
                                                                _______ __, 2001


          FOR VALUE RECEIVED, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 130 Liberty Street, New York, New York 10006, on the A/RF Maturity Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($________) or, if less, the then unpaid principal amount of all A Term Loans (as defined in the Agreement referred to below) made by the Lender pursuant to the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the A Term Notes referred to in the Credit Agreement, dated as of August 13, 2001, among the Borrower, the lenders from time to time party thereto (including the Lender), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the A/RF Maturity Date, in whole or in part, and A Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                                     Exhibit B-1
                                                                          Page 2

                                      UNITED DEFENSE INDUSTRIES, INC.



                                      By:___________________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT B-2
                                                                     -----------

                               FORM OF B TERM NOTE
                               -------------------

$________                                                     New York, New York
                                                              _________ __, 2001

          FOR VALUE RECEIVED, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 130 Liberty Street, New York, New York 10006, on the B Maturity Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($________) or, if less, the then unpaid principal amount of all B Term Loans (as defined in the Agreement referred to below) made by the Lender pursuant to the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the B Term Notes referred to in the Credit Agreement, dated as of August 13, 2001, among Iron Horse Investors, L.L.C., the Borrower, the lenders from time to time party thereto (including the Lender), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the B Maturity Date, in whole or in part, and B Term Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-2
                                                                          Page 2

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                            UNITED DEFENSE INDUSTRIES, INC.



                                            By:_________________________________
                                               Name:
                                               Title:

                                                                     EXHIBIT B-3



                             FORM OF REVOLVING NOTE

$____________________                                         New York, New York
                                                               ________ __, 2001



                  FOR VALUE RECEIVED, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________ (the "RF Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 130 Liberty Street, New York, New York 10006 on the A/RF Maturity Date (as defined in the Agreement) the principal sum of ___________________ DOLLARS ($____________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the RF Lender pursuant to the Agreement.

                  The Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan made by the RF Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

                  This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August 13, 2001 among Iron Horse Investors, L.L.C., the Borrower, the lenders from time to time party thereto (including the RF Lender), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the A/RF Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                  The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-3

                                                                          Page 2


                  THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                         UNITED DEFENSE INDUSTRIES, INC.



                                         By:___________________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT B-4
                                                                     -----------

                             FORM OF SWINGLINE NOTE
                             ----------------------

$________                                                     New York, New York
                                                                _______ __, 2001

          FOR VALUE RECEIVED, UNITED DEFENSE INDUSTRIES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Swingline Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 130 Liberty Street, New York, New York 10006, on the Swingline Expiry Date (as defined in the Agreement) the principal sum of ___________ DOLLARS ($________) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement referred to below) made by the Swingline Lender pursuant to the Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount of each Swingline Loan made by the Swingline Lender in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Agreement.

          This Note is one of the Swingline Notes referred to in the Credit Agreement, dated as of August 13, 2001, among Iron Horse Investors, L.L.C., the Borrower, the lenders from time to time party thereto (including the Swingline Lender), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as amended, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured pursuant to the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Subsidiary Guaranty (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-4
                                                                          Page 2

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                      UNITED DEFENSE INDUSTRIES, INC.



                                      By:_________________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT C
                                                                       ---------

                        FORM OF LETTER OF CREDIT REQUEST
                        --------------------------------

Dated ______ ___,____/1/


Bankers Trust Company,
  as Administrative Agent, under
  the Credit Agreement referred to below
130 Liberty Street
New York, New York 10006

Attention:  _______________________

[Name and Address of applicable
Letter of Credit Issuer/2/__]

Ladies and Gentlemen:

               The undersigned, UNITED DEFENSE INDUSTRIES, INC. (the "Borrower"), refers to the Credit Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement"; the capitalized terms defined therein being used herein as therein defined), among Iron Horse Investors, L.L.C., the Borrower, the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents.

               The undersigned hereby requests that the Letter of Credit Issuer issue a [Standby] [Trade] Letter of Credit for the account of the undersigned on ______ ___, ____/3/ (the "Date of Issuance") in the aggregate Stated Amount of $_______.

______________________________

/1/   Insert Date of Request

/2/ Insert name/address of applicable Letter of Credit Issuer (in the case of Letters of Credit to be issued by the Administrative Agent or its affiliates (i) for Standby Letters of Credit insert Bankers Trust Company, 130 Liberty Street, New York, NY 10006, Attention: Commercial Loan Division, Standby Letter of Credit Unit - MS NYC02-1403 and (ii) for Trade Letters of Credit insert Deutsche Bank AG, New York Branch, 31 West 52nd Street, New York, NY 10019, Attention: Trade Finance, 12th Floor

/3/ Insert date of issuance which shall be a Business Day at least three (3) Business Days from the date hereof (or such shorter period as may be acceptable to the Issuing Bank)

                                                                       Exhibit C
                                                                          Page 2

               The beneficiary of the requested Letter of Credit will be __________,/4/ and such Letter of Credit will be in support of ______________/5/ and will have a stated expiration date of ____________/6/.

               The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Date of Issuance:

               (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the issuance of the Letter of Credit requested hereby, as though made on the Date of Issuance, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

               (B) no Default or Event of Default has occurred and is continuing, or would result after giving effect to the issuance of the Letter of Credit requested hereby.

               Copies of all relevant documentation with respect to the supported transaction are attached hereto.


                                         UNITED DEFENSE INDUSTRIES, INC.



                                         By:_______________________________
                                            Name:
                                            Title:

_______________________________

/4/   Insert the name and address of the Beneficiary.

/5/ Insert a brief description of the supported obligations, name of agreement and/or commercial transaction to which this Letter of Credit relates.

/6/ Insert last date upon which drafts or demands for payment may be presented, which may not be later than (a) in the case of Standby Letters of Credit, the earlier of (x) 3 years after the date of issuance and (y) the 3/rd/ Business Day preceding the A/RF Maturity Date, provided that Standby Letters of Credit in an aggregate Stated Amount of up to $50,000,000 may be issued with an initial expiry date occurring more than three years after the respective dates of issuance thereof provided that in each case such expiry date shall not be later than the date three months prior to A/RF Maturity Date, provided further that Standby Letters of Credit issued to replace and/or support letters of credit existing on the Initial Borrowing Date shall have an expiry date equal to the then expiry date of the letter of credit being replaced or supported and (b) in the case of Trade Letters of Credit (x) 180 days after the date of issuance or (y) 3 days prior to the A/RF Maturity Date.

                                                                       Exhibit C
                                                                          Page 3

                                                                       EXHIBIT D
                                                                       ---------

                        FORM OF SECTION 4.04 CERTIFICATE
                        --------------------------------


     Reference is hereby made to the Credit Agreement, dated as of August 13, 2001, among Iron Horse Investors, L.L.C., United Defense Industries, Inc., the various lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as amended, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned (the "Lender") hereby represents and warrants that:

     1. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. The Lender is not subject to regulatory or other legal requirements as a "bank" in any jurisdiction and has not been treated as a "bank" for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

     3. The Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of United States Taxes on interest payments made to it under the Credit Agreement.

     4. The Lender shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.


                                            [NAME OF LENDER]

                                            By: _____________________________
                                                Name:
                                                Title:

Date:  _______________, 2001

                                                                       EXHIBIT F
                                                                       ---------

                          FORM OF OFFICERS' CERTIFICATE
                          -----------------------------

               I, the undersigned, Chief Financial Officer of UNITED DEFENSE INDUSTRIES, INC., a corporation organized and existing under the laws of Delaware (the "Company") do hereby certify on behalf of the Company that:

               1. This Certificate is furnished pursuant to the Credit Agreement, dated as of August 13, 2001, among Iron Horse Investors, L.L.C., the Company, the financial institutions from time to time party thereto, Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

               2. The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since _______, ____./1/ The signature written opposite the name and title of each such officer is his genuine signature.

                  Name/2/             Office                Signature
                       -
               -------------      -------------           ---------------

               ______________     _____________           ________________

               ______________     _____________           ________________

               ______________     _____________           ________________

               3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company and each other Credit Party, as filed in the Office of the Secretary of State of the State of Delaware, together with all amendments thereto adopted through the date hereof.

___________________________

/1/ Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

/2/ Include name, office and signature of each officer who will sign any Credit Document or related documentation on behalf of the Company, including the officer who will sign the certification at the end of this Certificate.

                                                                       Exhibit F
                                                                          Page 2

               4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company and each other Credit Party which were duly adopted, are in full force and effect on the date hereof, and have been in effect at all times relevant to this transaction.

               5. Attached hereto as Exhibit C is a true and correct copy of resolutions of the Company and each other Credit Party which were duly adopted on the respective dates set forth therein by unanimous written consent of the Board of Directors of the Company or such Credit Party or by a telephonic meeting of the Board of Directors of the Company or such Credit Party at which a quorum was present and acting throughout as set forth in the attached resolutions, and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company or any such Credit Party is party.

               6. On the date hereof, all of the conditions set forth in Sections 5.01(g) have been satisfied.

               7. On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

               8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

               9. There is no proceeding for the dissolution or liquidation of the Company or any of its Subsidiaries or threatening their existence.

               IN WITNESS WHEREOF, I have hereunto set my hand this __ day of _____, 2001.



                                              UNITED DEFENSE INDUSTRIES, INC.



                                              By:_____________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit F
                                                                          Page 3

               [I, the undersigned, [Secretary] of the Company, do hereby certify on behalf of the Company that:

               1. [Name of Person making above certifications] is the duly elected and qualified [Chief Financial Officer] of the Company and the signature above is his genuine signature.

               2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and 9 above are true and correct.

               IN WITNESS WHEREOF, I have hereunto set my hand this __ day of _______, 2001.


                                             UNITED DEFENSE INDUSTRIES, INC.



                                             By:_______________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT G
                                                                       ---------
                                                         [Conformed as Executed]



                               SUBSIDIARY GUARANTY
                               -------------------

         SUBSIDIARY GUARANTY, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 25 hereof, collectively, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H :
                              - - - - - - - - - -


         WHEREAS, Iron Horse Investors, L.L.C. ("Holdings"), United Defense Industries, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), and Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), Lehman Commercial Paper Inc., as Syndication Agent (the "Syndication Agent") and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (the "Documentation Agents" and together with the Lenders, the Administrative Agent and the Syndication Agent, the "Lender Creditors") have entered into a Credit Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement") providing for the making of Loans and the issuance or creation of, and participation in, Letters of Credit as contemplated therein;

         WHEREAS, Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with any Lender or Lenders or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors" and together with the Lender Creditors, the "Creditors");

         WHEREAS, each Guarantor is a Domestic Subsidiary of Holdings;

         WHEREAS, it is a condition to the extensions of credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

         WHEREAS, each Guarantor will obtain benefits from the extensions of credit to the Borrower under the Credit Agreement and the entering into of Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

         1. Each Guarantor irrevocably and unconditionally, and jointly and severally, guarantees:

         (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, (b) all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (c) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Lender Creditors under the Credit Agreement and the Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents (all such principal, interest, liabilities and obligations, the "Credit Document Obligations"); and

         (ii) to the Interest Rate Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Secured Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "Interest Rate Obligations" and, together with the Credit Agreement Obligations are herein collectively called the "Guaranteed Obligations").

All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

         2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of such Borrower of any of the events specified in Section 9.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, on demand, in lawful money of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

         3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty or undertaking of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Creditor on the indebtedness which any Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each

Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or any other guarantor of the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or any other guarantor of the Borrower and whether or not any other Guarantor or any other guarantor of the Borrower is joined in any such action or actions.

         5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of the Borrower).

         6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

         (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

         (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

         (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others or otherwise act or refrain from acting;

         (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower (other than the Creditors);

         (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

         (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Interest Rate Agreements or any of such other instruments or agreements; and/or

         (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

         7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

         8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Borrower to the Creditors; and such Indebtedness of the Borrower to any Guarantor, if the Collateral Agent, after an Event of Default (as hereinafter defined) has occurred, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the Indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         10. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations of such Borrower. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the other Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guarantor or any other party or any security.

         (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

         11. If and to the extent that any Guarantor makes any payment to any Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

         12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Commitment and all Interest Rate Agreements have been terminated, no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

         13. Each Guarantor hereby jointly and severally agrees to pay, to the extent not paid by the Borrower pursuant to Section 12.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Creditor in connection with the enforcement of this Guaranty and in connection with any amendment, waiver or consent relating to this Guaranty, provided that, except in the case of a bankruptcy of any Credit Party, no more than one counsel for the Agents and the Lenders may be used in any jurisdiction.

                  14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

                  15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Lender) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released), provided that (x) no such change, waiver, modification or variance shall be made to the last sentence of Section 1 or to this Section 15 without the consent of each Creditor adversely affected thereby and (y) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "Class" shall mean (i) the Lender Creditors or (ii) the Interest Rate Creditors. For the purpose of this Guaranty, the term "Requisite Creditors" shall mean (i) with respect to the Lender Creditors, the Required Lenders and (ii) with respect to the Interest Rate Creditors, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

                  16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Interest Rate Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

                  17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term shall mean and include any Event of Default under the Credit Agreement or any payment default under any Interest Rate Agreement continuing after any applicable grace period), each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

                  18. All notices, requests, demands or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of each Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

                  19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any such Creditor repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Creditor in good faith with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to such Creditor hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Creditor.

                  20. (a) This Guaranty and the rights and obligations of the Creditors and of the undersigned hereunder shall be governed by and construed in accordance with the law of the State of New York. Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 111 Eighth Avenue, New York, NY 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

                  (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty, the other Credit Documents to which such Guarantor is a party or the transactions contemplated hereby or thereby.

                  21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by Section 12.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section
21).

                  22. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among same based on their
                                          --------
respective net fair value as enterprises, provided any such right of
                                          --------
contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof). It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount which would be permitted without
           -- ------
causing such Guarantor's obligations hereunder to be so invalidated.

                  23. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Security Documents. The Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor.

                  24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  25. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement (including the Subsidiary Guarantors to the extent not parties hereto as of the date hereof) shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

                  IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                           UDLP HOLDINGS CORP.,
                                             as a Guarantor

                                           By: /s/ Francis Raborn
                                               ---------------------------------
                                               Title: Vice President &
                                                      Chief Financial Officer

                                           UNITED DEFENSE, L.P., as a Guarantor


                                           By:   UDP HOLDINGS CORP.,
                                                 its General Partner

                                           By: /s/ Francis Raborn
                                               ---------------------------------
                                               Title: Member of the Management
                                                      Committee

                                           BARNES & REIECNKE, INC.,
                                             as a Guarantor

                                           By: /s/ Francis Raborn
                                               ---------------------------------
                                               Title: Vice President &
                                                      Chief Financial Officer

Accepted and Agreed to:

BANKERS TRUST COMPANY,
 as Administrative Agent for the Lenders

By: /s/ Paddy Dowling
    --------------------------------------
     Title: Vice President

                                                                       EXHIBIT H
                                                                       ---------
                                                         [Conformed as Executed]

                                PLEDGE AGREEMENT
                                ----------------


          PLEDGE AGREEMENT, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Agreement"), made by each of the undersigned (each, a "Pledgor" and together with any other entity that becomes a party hereto pursuant to Section 23 hereof, collectively, the "Pledgors"), in favor of BANKERS TRUST COMPANY, as Collateral Agent (including any successor collateral agent, the "Pledgee") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.


                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, Iron Horse Investors, L.L.C. ("Holdings"), United Defense Industries, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), Lehman Commercial Paper Inc., as Syndication Agent (the "Syndication Agent") and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (the "Documentation Agents" and together with the Lenders, the Administrative Agent, the Syndication Agent and the Pledgee, the "Lender Creditors") have entered into a Credit Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement") providing for the making of Loans and the issuance or creation of, and participation in, Letters of Credit as contemplated therein;

          WHEREAS, the Borrower may from time to time be a party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with any Lender or Lenders or a syndicate of financial institutions organized by a Lender or an affiliate of a Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors" and together with the Lender Creditors, the "Secured Creditors");

          WHEREAS, pursuant to the Subsidiary Guaranty dated as of even date herewith (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Pledgor (other than the Borrower) has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as and to the extent defined in the Subsidiary Guaranty);

          WHEREAS, it is a condition precedent to the making of Loans and the issuance or creation of, and participation in, Letters of Credit under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

          WHEREAS, each Pledgor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

          NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

          1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor
             ------------------------
for the benefit of the Secured Creditors to secure:

          (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Pledgor is a party and the due performance of and compliance by such Pledgor with the terms of each such Credit Document by such Pledgor (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Secured Interest Rate Agreements, being herein collectively called the "Credit Document Obligations");

          (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of such Pledgor, now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement, including, all obligations, if any, of such Pledgor under a Guaranty in respect of Secured Interest Rate Agreements (all such obligations and liabilities under this clause (ii) being herein collectively called the "Interest Rate Obligations");

          (iii) any and all sums advanced by the Pledgee under any Credit Document in order to preserve the Collateral and/or its security interest therein; and

          (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under the Credit Agreement or any payment default by the Borrower under any Secured Interest Rate Agreement after the expiration of any applicable grace period) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs;

all such obligations, liabilities, sums and expenses set forth in clauses (i) through (iv) of this Section 1 being herein collectively called the "Obligations".

          2. DEFINITION OF STOCK, NOTES, SECURITIES, PARTNERSHIP INTEREST, ETC.
             ------------------------------------------------------------------
(a) As used herein, (i) the term "Stock" shall mean (x) all of the issued and outstanding shares of capital stock or other ownership interests of any Person (other than a Person that is not organized under the laws of the United States or any State or territory thereof

(a "Foreign Person")) at any time directly owned by any Pledgor and (y) all of the issued and outstanding shares of capital stock or other ownership interests of any Foreign Person at any time owned by any Pledgor provided that such Pledgor shall not be required to pledge hereunder (and the term "Stock" shall not include) more than 65% of the total combined voting power of all classes of capital stock or other ownership interests of any Foreign Person entitled to vote, provided that, in each case, if any such capital stock or other ownership interests are not permitted to be pledged hereunder pursuant to the terms thereof and/or any shareholder, joint venture or similar agreement governing same, then such stock and/or ownership interest shall not constitute "Stock" hereunder; (ii) the term "Partnership Interest" shall mean the entire partnership interests (whether general and/or limited partnership interests) at any time directly owned by each Pledgor (limited to 65% of such interests in the case of any partnership that is a Foreign Person), provided that if any such partnership interests are not permitted to be pledged hereunder by the terms of the relevant partnership agreement, then such interests shall not constitute "Partnership Interests" hereunder; (iii) the term "Notes" shall mean all promissory notes (to the extent having a principal amount of at least $250,000) at any time issued to, or held by, any Pledgor but excluding Cash Equivalents; and (iv) the term "Securities" shall mean all of the Stock, Partnership Interests and Notes. Each Pledgor represents and warrants that on the date hereof: (a) the Securities held by such Pledgor consists of the number and type of shares of the capital stock, membership interests and Partnership Interests described in Annex A (in the case of Stock), Annex B (in the case of Partnership Interests) or Annex C (in the case of Notes); and (b) each such Pledgor is the holder of record and sole beneficial owner of the Securities and Notes and there exists no options or preemption rights in respect of any of the Securities. To the extent the Pledgee is delivered certificates and/or instruments evidencing more than 65% of the Stock and/or Partnership Interests owned by a Pledgor in any Foreign Person, the Pledgee shall hold any such Stock and Partnership Interests in excess of such 65% level as bailee for such Pledgor not subject to the security interests created hereunder.

          3. PLEDGE OF SECURITIES, ETC.
             --------------------------

          3.1 Pledge. (a) To secure the Obligations and for the purposes set
              ------
forth in Section 1, each Pledgor hereby: (i) grants to the Pledgee a security interest in all of the Collateral owned by such Pledgor; (ii) pledges and deposits as security with the Pledgee the Securities owned by such Pledgor on the date hereof, if any, and delivers to the Pledgee certificates or instruments therefor, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are acceptable to the Pledgee; (iii) grants to the Pledgee a security interest in all of such Pledgor's right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities) and (iv) grants to the Pledgee a security interest in such Pledgor's Partnership Interests (and delivers any certificates or instruments evidencing such partnership interests, duly endorsed in blank) and all of such Pledgor's right, title and interest thereunder.

          3.2 Subsequently Acquired Securities and/or Partnership Interests. (a)
              -------------------------------------------------------------
If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Stock or Notes at any time or from time to time after the date hereof, such Pledgor will forthwith pledge and deposit such Securities (or certificates or instruments representing such Securities) as security with the Pledgee and deliver to the Pledgee certificates or instruments thereof, duly endorsed in blank in the case of Notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of Stock, or such other instruments of transfer as are reasonably acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Securities and certifying that the same have been duly pledged with the Pledgee hereunder.

          (b) If any Pledgor shall acquire (by purchase, distribution or otherwise) any additional Partnership Interest at any time or from time to time after the date hereof, and, to the extent such Partnership Interest is certificated, such Pledgor shall forthwith deliver to the Pledgee certificates therefor, accompanied by such instruments of transfer as are acceptable to the Pledgee, and shall promptly thereafter deliver to the Pledgee a certificate executed by a principal executive officer of such Pledgor describing such Partnership Interest and certifying that the same has been duly pledged with the Pledgee hereunder.

          (c) No Pledgor shall be required at any time to pledge hereunder any Stock or Partnership Interest which is more than 65% of the total combined voting power of all classes of capital stock or Partnership Interest of any Foreign Person entitled to vote.

          3.3 Uncertificated Securities and Partnership Interests.
              ---------------------------------------------------
Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether or not now owned or hereafter acquired) are uncertificated securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 8-106, 9-106(a) and 9-314(c) of the New York UCC if applicable). Each Pledgor further agrees to take such actions as the Pledgee deems reasonably necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder.

          3.4 Definitions of Pledged Stock, Pledged Notes, Pledged Securities
              ---------------------------------------------------------------
and Collateral. All Stock at any time pledged or required to be pledged
--------------
hereunder is hereinafter called the "Pledged Stock", all Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes"; all Partnership Interests at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Partnership Interests"; all Pledged Stock, Pledged Notes and Pledged Partnership Interests together are called the "Pledged Securities"; and the Pledged Securities, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, are hereinafter called the "Collateral".

          4.  APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall
              ---------------------------------------------
have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or, after a Noticed Event of Default, in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

          5.  VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until a
              ---------------------------------------
Noticed Event of Default (as defined below) shall have occurred and be continuing, each Pledgor shall be entitled to exercise (i) all voting rights attaching to any and all Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof, and (ii) voting, consent, administration, management and other rights and remedies under any partnership agreement or otherwise with respect to the Pledged Partnership Interests of such Pledgor; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate or result in breach of any covenant contained in or any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Secured Interest Rate Agreement (collectively, the "Secured Debt Agreements"), or which would have the effect of materially impairing the position or interests of the Pledgee as pledgee therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case a Noticed Event of Default shall occur and be continuing and Section 7 hereof shall become applicable. As used herein, a "Noticed Event of Default" shall mean (i) an Event of Default with respect to any Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Pledgee has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default".

          6.  DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until a Noticed
              ---------------------------------
Event of Default (as defined below) shall have occurred and be continuing, all cash dividends or other amounts payable in respect of any of the Collateral shall be paid to the respective Pledgor. Subject to the provisions of Section
8.02 and 8.09 of the Credit Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

          (i) all other or additional stock, or other securities or partnership interests paid or distributed by way of dividend or otherwise in respect of the Collateral,

          (ii) all other or additional stock or other securities or partnership interests paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (iii) all other or additional stock or other securities or partnership interests which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

          7.  REMEDIES IN CASE OF AN EVENT OF DEFAULT. In case a Noticed Event
              ---------------------------------------
of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the UCC of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights during the continuance of such Noticed Events of Default, which each Pledgor hereby agrees to be commercially reasonable:

          (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor;

          (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

          (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

          (iv) to vote all or any part of the Pledged Stock or Pledged Partnership Interests (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

          (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance or advertisement or to redeem or otherwise (all of which are hereby waived by each Pledgor to the full extent permitted by law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its reasonable discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

          8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the
             --------------------------
Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or

                                                                       Exhibit H
                                                                           Page7

hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Pledgee, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Pledgee or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement.

               9.  APPLICATION OF PROCEEDS. (a) All moneys collected by the
                   -----------------------
Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the Security Agreement.

               (b) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between (x) the amount of the Obligations for which it is responsible directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of such Obligations.

               10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by
                   ------------------------
the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to
                   ---------
indemnify and hold harmless the Pledgee and the other Secured Creditors from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse the Pledgee for all reasonable costs and expenses, including reasonable attorneys' fees, growing out of or resulting from this Agreement or the exercise by the Pledgee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement except, with respect to clauses (i) and
(ii) above, for those arising from the Pledgee's or any other Secured Creditor's gross negligence or willful misconduct. In no event shall the Pledgee be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for moneys or other property actually received by it in accordance with the terms hereof. If and to the extent that the

                                                                       Exhibit H
                                                                          Page 8

obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

               12.  PLEDGEE NOT BOUND. (a) Nothing herein shall be construed to
                    -----------------
make the Pledgee or any other Secured Creditor liable as a general partner or limited partner of any Pledged Partnership and the Pledgee or any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall not have any of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of a Pledged Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

               (b) Except as provided in the last sentence of paragraph (a) of this Section, the Pledgee, by accepting this Agreement, did not intend to become a general partner or limited partner of any Pledged Partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Pledged Partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of a general partner or limited partner of any Pledged Partnership or of any Pledgor.

               (c) The Pledgee shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the security interests and Liens hereby effected.

               (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

               13.  FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor
                    -------------------------------------
agrees that it will join with the Pledgee in executing and, at such Pledgor's own expense, file and refile under the UCC such financing statements, continuation statements and other documents in such offices as the Pledgee may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional confirmatory conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

               (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to act from time to time solely after the occurrence and during the continuance of a Noticed Event of Default in the Pledgee's reasonable discretion to take any action and to execute

                                                                       Exhibit H
                                                                          Page 9

any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement.

               14. THE PLEDGEE AS AGENT. The Pledgee will hold in accordance
                   --------------------
with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement except as otherwise required by law. The Pledgee shall act hereunder on the terms and conditions set forth herein, in
Section 11 of the Credit Agreement and as otherwise required by law.

               15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise
                   ------------------------
dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein except in accordance with the terms of this Agreement and the Credit Documents.

               16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS.
                   ---------------------------------------------------------
Each Pledgor represents, warrants and covenants that (i) it is the legal, record and beneficial owner of all Pledged Securities pledged by it hereunder, subject to no Lien (other than Permitted Liens); (ii) all the shares of Stock have been duly and validly issued, are fully paid and non-assessable and are subject to no options to purchase or similar rights granted by a Pledgee; (iii) as of the Initial Borrowing Date, there are no certificates, instruments, documents or other writings which evidence any Securities owned by such Pledgee which have not been delivered to the Collateral Agent hereunder; (iv) a notice in the form set forth in Annex D attached hereto and by this reference made a part hereof (such notice the "Partnership Notice"), appropriately completed, notifying each relevant partnership of the existence of this Agreement and a certified copy of this Agreement have been delivered by each Pledgor to the relevant partnership, and each such Pledgor has received and delivered to the Collateral Agent an acknowledgment in the form set forth in Annex E attached hereto (such acknowledgement, the "Partnership Acknowledgement"), duly executed by the relevant Pledged Partnership; and (v) the chief executive office of such Pledgor is set forth on Annex F hereto or such other office as such Pledgor may establish in accordance with the terms of the Security Agreement. Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Collateral against the claims and demands of all persons whomsoever (other than holders of Permitted Liens created prior to the lien created by this Agreement); and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

               17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each
                   ------------------------------------
Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect, until the Termination Date (as defined below in Section 18) without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                                                                       Exhibit H
                                                                         Page 10

          (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Agreements, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

          (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

          (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

          (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

               18. TERMINATION; RELEASE. (a) After the Termination Date (as
                   --------------------
defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement as provided above, and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment and all Secured Interest Rate Agreements been terminated, no Letter of Credit or Note under the Credit Agreement is outstanding and all other Obligations have been paid in full (other than arising from indemnities for which no request has been made).

               (b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by
Section 8.02 of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section
12.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor will release such Collateral from this Agreement, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

                                                                       Exhibit H
                                                                        Page 11

               (c) At any time that any Pledgor desires that Collateral be released in connection with a sale permitted by Section 8.02 of the Credit Agreement, it shall deliver to the Pledgee a certificate signed by an authorized officer describing the Collateral to be sold and the relevant provision of
Section 8.02 of the Credit Agreement on which it is relying to make such sale. The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 18.

               19.   NOTICES, ETC. All notices and other communications
                     -------------
hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

               (i) if to any Pledgor, at its address set forth opposite its signature below;

               (ii)  if to the Pledgee, at:

                     Bankers Trust Company
                     130 Liberty Street
                     New York, New York  10006
                     Mailstop NYC02-2706
                     Attention: Marguerite J. Sutton
                     Tel: (212) 250 3505
                     Fax: (212) 250 2577

               (iii) if to any Lender (other than the Pledgee), at such address as such Lender shall have specified in the Credit Agreement;

               (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Pledgors and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

               20. WAIVER; AMENDMENT. None of the terms and conditions of this
                   -----------------
Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders), and each Pledgor affected thereby (it being understood that the addition or release of any Pledgor hereunder shall not constitute a change, waiver, discharge or variance affecting any Pledgor other than the Borrower and the Pledgor so added or released) provided that (i) no such change, waiver, modification or variance shall be made to, the last sentence of Section 1 hereof, Section 9 hereof (directly or indirectly by modifying Section 7.4 of the Security Agreement) or this Section 21 without the consent of each Secured Creditor adversely affected thereby and (ii) that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Document Obligations, the

                                                                       Exhibit H
                                                                         Page 12

Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

               21. MISCELLANEOUS. (a) This Agreement shall create a continuing
                   -------------
security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19, (ii) be binding upon each Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. This Agreement shall be construed in accordance with and governed by the law of the State of New York. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

               (b) Notwithstanding anything to the contrary contained herein or in the Credit Agreement, each Pledgor hereby covenants and agrees that with respect to any Pledged Partnership Interest pledged by it hereunder, such Pledgor will deliver to the respective Pledged Partnerships (with copies to the Pledgee) a Partnership Notice (appropriately completed) and such Pledgor will deliver to the Pledgee a Partnership Acknowledgement signed by the respective Pledged Partnerships, in each case within forty-five days following the date any such Pledged Partnership Interests are pledged hereunder.

               22. WAIVER OF JURY TRIAL. Each Pledgor hereby irrevocably waives
                   --------------------
all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

               23. ADDITIONAL PLEDGORS. It is understood and agreed that any
                   -------------------
Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee, and Annexes A, B and C will be modified at such time in a manner acceptable to the Pledgee to give effect to such additional Pledgors.

                                      * * *

               IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Addresses:

1001 Pennsylvania Avenue, N.W.           IRON HORSE INVESTORS, L.L.C.,
Suite 220 South                               as a Pledgor
Washington, D.C. 20004
Telecopy No.: 202-347-9250
Attention:                               By: /s/ Adam Palmer
                                             -----------------------------------
                                             Title: Vice President


                                         UNITED DEFENSE INDUSTRIES, INC., as a
                                             Pledgor



                                         By: /s/ Francis Raborn
                                             -----------------------------------
                                             Title: Vice President &
                                                    Chief Financial Officer


                                         UDLP HOLDINGS CORP., as a
                                             Pledgor


                                         By: /s/ Francis Raborn
                                             -----------------------------------
                                             Title: Vice President &
                                                    Chief Financial Officer


                                         UNITED DEFENSE, L.P., as a Pledgor
                                             By: UDLP HOLDINGS CORP., its
                                             General Partner


                                         By: /s/ Francis Raborn
                                             -----------------------------------
                                             Title: Member of the Management
                                                    Committee


                                         BARNES & REINECKE, INC., as a
                                             Pledgor



                                         By: /s/ Francis Raborn
                                             -----------------------------------
                                             Title: Vice President &
                                                    Chief Financial Officer

                                         BANKERS TRUST COMPANY, as Collateral
                                            Agent, as Pledgee



                                         By: /s/ Paddy Dowling
                                             -----------------------------------
                                             Title: Vice President

                                                                         ANNEX A
                                                                              to
                                                                PLEDGE AGREEMENT
                                                                ----------------

                                  LIST OF STOCK
                                  -------------

                                                                           Percentage of
                                                               Number      Outstanding
      Name of Issuing                  Certificate   Type of     of        Shares of
      Corporation                      Number        Shares    Shares      Capital Stock
      -----------                      ------        ------    ------      -------------
I.    Iron Horse Investors, L.L.C.


      United Defense Industries,
      Inc.                              3            Common    17,300,000  100%

II.   United Defense Industries, Inc.


      UDLP Holdings Corp                1            Common         1,000  100%

      Barnes & Reinecke, Inc.           C-112        Common         5,472  100%

      *Bofors Defense Holdings SA       [_]                         1,000  100%

III.  UDLP Holdings Corp.

      None

IV.   United Defense, L.P.

      *UDLP Components, Limited         1            Common        50,000  100%

      UDLP International, Inc.          1            Common         1,000   50%

      UDLP International, Inc.          2            Common         1,000   50%

      *UD United Defense
      Internationsl Sales Corp.         1            Common           100  100%

      UDLP Overseas Limited             1            Common         1,000  100%

      *United Defense Systems           [_]

*     Only 65% being pledge.

                                                                         ANNEX B
                                                                              to
                                                                PLEDGE AGREEMENT
                                                                ----------------


                                 LIST OF NOTES
                                 -------------


I.      Iron Horse Investors, L.L.C.
        ----------------------------

        None

II.     United Defense Industries, Inc.
        -------------------------------

        None

III.    UDLP Holdings Corp.
        -------------------

        None

IV.     United Defense, L.P.
        --------------------

        None

                                                                         ANNEX C
                                                                              to
                                                                PLEDGE AGREEMENT
                                                                ----------------


                              PARTNERSHIP INTERESTS
                              ---------------------


       Pledged                      Percentage          Type of
       Entities                     Owned               Partnership Interest
       --------                     -----               --------------------

I.     Iron Horse Investors, L.L.C.

       None

II.    United Defense Industries, Inc.

       United Defense, L.P.         99%                 Limited Partnership

III.   UDLP Holdings Corp.

       United Defense, L.P.          1%                 General Partnership

IV.    United Defense, L.P.

       G&F Company                  50%                 General Partnership

                                                                         ANNEX D
                                                                              TO
                                                                PLEDGE AGREEMENT
                                                                ----------------




                           FORM OF PARTNERSHIP NOTICE
                           --------------------------

                             [Letterhead of Pledgor]

                                                                          [Date]

TO:  [Name of Pledged Partnership]

          Notice is hereby given that, pursuant to a Pledge Agreement (a true and correct copy of which is attached hereto), dated as of August 13, 2001
(as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among [NAME OF PLEDGOR] (the "Pledgor"), the other pledgors from time to time party thereto and Bankers Trust Company (the "Pledgee"), as Collateral Agent on behalf of the Secured Creditors described therein, the Pledgor has pledged to the Pledgee for the benefit of the Secured Creditors, and granted to the Pledgee for the benefit of the Secured Creditors, a continuing security interest in, all right, title and interest of the Pledgor, whether now existing or hereafter arising or acquired, as a [limited] [general] partner in [NAME OF PLEDGED PARTNERSHIP] (the "Partnership"), and in, to and under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement").

          Pursuant to the Pledge Agreement, the Partnership is hereby authorized and directed to register the Pledgor's pledge to the Pledgee on behalf of the Secured Creditors of the interest of the Pledgor on the Partnership's books.

          The Pledgor hereby irrevocably agrees and authorizes and directs the Partnership that instructions originated by the Pledgee on behalf of the Secured Creditors (which shall state that a Noticed Event of Default has occurred) with respect to the Pledgor's claims, rights, interests, powers, remedies, authorities, options and privileges set forth above shall, unless written notice to the contrary is given by the Pledgee to the Partnership, be complied with by the Partnership, without further consent by the Pledgor.

                                                                         Annex D
                                                                          Page 2

          The Pledgor hereby requests the Partnership to indicate the Partnership's acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Pledgee on behalf of the Secured Creditors.



                                              [NAME OF PLEDGOR]



                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                         ANNEX E
                                                                              TO
                                                                PLEDGE AGREEMENT
                                                                ----------------

                             FORM OF ACKNOWLEDGMENT
                             ----------------------

     [NAME OF PLEDGED PARTNERSHIP] (the "Partnership") hereby acknowledges receipt of a copy of the pledge by [NAME OF PLEDGOR] ("Pledgor") of its interest under the [TITLE OF APPLICABLE PARTNERSHIP AGREEMENT] (the "Partnership Agreement") pursuant to the terms of the Pledge Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pledge Agreement"), among the Pledgor, the other pledgors from time to time party thereto and Bankers Trust Company (the "Pledgee"), as Collateral Agent on behalf of the Secured Creditors described therein. The undersigned hereby further confirms the registration of the Pledgor's pledge of its interest to the Pledgee on behalf of the Secured Creditors on the Partnership's books.

     The Partnership hereby irrevocably agrees to comply with the instructions originated by the Pledgee, on behalf of the Secured Creditors, of the type referred to in the penultimate paragraph of the Partnership Notice dated ___________ __, 20__ signed by the Pledgor, without further consent by the Pledgor.

Dated: ___________ __, ____


                                              [NAME OF PLEDGED PARTNERSHIP]


                                              By: ___________________________
                                                   Name:
                                                   Title:

                                                                         ANNEX F
                                                                              to
                                                                PLEDGE AGREEMENT
                                                                ----------------


                                OFFICE LOCATIONS
                                ----------------


I.    Iron Horse Investors, L.L.C.
      ---------------------------

      c/o TC Group, L.L.C.
          Allan Holt
      1001 Pennsylvania Ave., NW
      Suite 220 South
      Washington, D.C. 20004

II.   United Defense Industries, Inc.
      -------------------------------

      1525 Wilson Blvd.
      Suite 700
      Arlington, VA 22209
      Attn.: David V. Kolovat

III.  UDLP Holdings Corp.
      -------------------

      1525 Wilson Blvd.
      Suite 700
      Arlington, VA 22209
      Attn.: David V. Kolovat

IV.   United Defense, L.P.
      --------------------

      1525 Wilson Blvd.
      Suite 700
      Arlington, VA 22209
      Attn.: David V. Kolovat

V.    Barnes & Reinecke, Inc.
      -----------------------

      425 East Algonquin Road
      Arlington Heights, IL 60005-4683

                                                                       EXHIBIT I
                                                                       ---------
                                                         [Conformed as Executed]








================================================================================



                               SECURITY AGREEMENT

                                      among

                          IRON HORSE INVESTORS, L.L.C.,

                        UNITED DEFENSE INDUSTRIES, INC.,

             VARIOUS SUBSIDIARIES OF UNITED DEFENSE INDUSTRIES, INC.

                                       and

                             BANKERS TRUST COMPANY,

                               as Collateral Agent

                           Dated as of August 13, 2001



================================================================================

                               SECURITY AGREEMENT
                               ------------------

                  SECURITY AGREEMENT, dated as of August 13, 2001, among each of the undersigned (each, a "Grantor" and, together with any other entity that becomes a party hereto pursuant to Section 10.12 hereof, collectively, the "Assignors") and BANKERS TRUST COMPANY, as Collateral Agent (the "Collateral Agent") for the Secured Creditors (as defined below). Capitalized terms used herein shall have the meaning specified in Article IX herein or, if not defined therein, as specified in the Credit Agreement.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, Iron Horse Investors, L.L.C. ("Holdings"), United Defense Industries, Inc. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents have entered into a Credit Agreement, dated as of August 13, 2001 (as amended, modified or supplemented from time to time, the "Credit Agreement") providing for the making of Loans and the issuance or creation of, and participation in, Letters of Credit as contemplated therein;

                  WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with any Lender or Lenders or a syndicate of financial institutions organized by a Lender or an affiliate of Lender (even if any such Lender ceases to be a Lender under the Credit Agreement for any reason) and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors" and together with the Lender Creditors, the "Secured Creditors");

                  WHEREAS, pursuant to the Subsidiary Guaranty dated as of even date herewith (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Grantor (other than the Borrower) has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as and to the extent defined in the Subsidiary Guaranty);

                  WHEREAS, it is a condition precedent to the making of Loans and the issuance or creation of, and participation in, Letters of Credit under the Credit Agreement that each Grantor shall have executed and delivered to the Collateral Agent this Agreement; and

                  WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

                  NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                                                       Exhibit I
                                                                          Page 2

                                   ARTICLE II

                               SECURITY INTERESTS

                  1.1 Grant of Security Interests. (a) As security for the
                      ---------------------------
prompt and complete payment and performance when due of all of its Obligations, each Grantor does hereby grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable,
(ii) all Contracts, together with all Contract Rights arising thereunder, (iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Grantor symbolized by the Marks, (vi) the Cash Collateral Account established for such Grantor and all moneys securities and instruments deposited or required to be deposited in such Cash Collateral Account pursuant hereto, (vii) all Patents and Copyrights and all reissues, renewals or extensions thereof, (viii) all computer programs of such Grantor and all intellectual property rights therein and all other proprietary information of such Grantor, (ix) all insurance policies, (x) all other Goods, General Intangibles, Chattel Paper, Documents, Instruments and/or Investment Property, and (xi) all Proceeds and products of any and all of the foregoing (all of the above collectively, the "Collateral").

                  (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Grantor may acquire at any time during the continuation of this Agreement.

                  1.2 Power of Attorney. Each Grantor hereby constitutes and
                      -----------------
appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Grantor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

                  Each Grantor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

                  2.1 Necessary Filings. All filings, registrations and
                      -----------------
recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by such Grantor to the Collateral Agent hereby in respect of all the Collateral have been accomplished or shall have been accomplished within ten days of the Initial Borrowing Date and the security interest granted to the Collateral Agent pursuant to this Agreement in and to all the Collateral constitutes, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein

                                                                       Exhibit 1
                                                                          Page 3

superior and prior to the rights of all other Persons therein (other than any such rights pursuant to Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

                  2.2 No Liens. Such Grantor is, and as to Collateral acquired
                      --------
by it from time to time after the date hereof such Grantor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Grantor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein (other than in connection with Permitted Liens) adverse to the Collateral Agent.

                  2.3 Other Financing Statements. As of the date hereof, there
                      --------------------------
is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens) and so long as the Total Commitment has not been terminated or any Note remains unpaid or any Letter of Credit remains outstanding or any of the Obligations remain unpaid or any Secured Interest Rate Agreement remains in effect, such Grantor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or as permitted by the Credit Agreement.

                  2.4 Chief Executive Office, Record Locations. The chief
                      ----------------------------------------
executive office of such Grantor is located at the address indicated on Annex A hereto for such Grantor. Such Grantor will not move its chief executive office except to such new location as such Grantor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Grantor and the only original books of account and records of such Grantor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the other locations set forth on Annex A hereto or at such new locations as such Grantor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Grantor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section
2.4. No Grantor shall establish new locations for such offices until (i) it shall have given to the Collateral Agent not less than 5 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.5 Location of Inventory and Equipment. All Inventory and
                      -----------------------------------
Equipment held on the date hereof by each Grantor is located at one of the locations shown on Annex B hereto for such Grantor. To the extent that any Grantor desires to establish a new location for Inventory and Equipment that is located in Alabama, Connecticut, Florida or Mississippi, such Grantor

                                                                       Exhibit I
                                                                          Page 4

only may do so if (i) it shall have given to the Collateral Agent not less than 5 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect; provided, however, (x) from and after October 1, 2001,
                       --------  -------
the provisions of this sentence shall not be applicable if such new location is located in Connecticut and (y) from and after January 1, 2002, the provisions of this sentence shall not be applicable if such new location is located in Alabama, Florida or Mississippi.

                  2.6 Jurisdiction and Type of Organization. The jurisdiction of
                      -------------------------------------
organization of each Grantor, and the type of organization of each Grantor, is listed on Annex C hereto for such Grantor. No Grantor shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Collateral Agent not less than 5 days' prior written notice of intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction of organization and/or type of organization, it shall have taken all actions reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.7 Trade Names; Change of Name. As of the date hereof, such
                      ---------------------------
Grantor does not have or operate in any jurisdiction under, or in the preceding 12 months has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations) except its legal name and such other trade, fictitious or other names as are listed on Annex D hereto. Such Grantor shall not change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex D hereto in the jurisdictions listed with respect to such names and new names (including, without limitation, any names of divisions or operations) and/or jurisdictions established in accordance with the last sentence of this Section 2.7. Such Grantor shall not assume or operate in any jurisdiction under any new trade, fictitious or other name or operate under any existing name in any additional jurisdiction until (i) it shall have given to the Collateral Agent prior written notice of its intention so to do in sufficient time to effect the actions described in clause (ii) below, clearly describing such new name and/or jurisdiction and, in the case of a new name, the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or new jurisdiction, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                  2.8 Recourse. This Agreement is made with full recourse to
                      --------
such Grantor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of such Grantor contained herein, in the Secured Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

                                                                       Exhibit I
                                                                          Page 5

                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

                  3.1 Further Actions. Each Grantor will, at its own expense,
                      ---------------
make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to give effect to the purposes of this Agreement.

                  3.2 Maintenance of Records. Each Grantor will keep and
                      ----------------------
maintain at its own cost and expense satisfactory and complete records of its Receivables and Contracts, and such Grantor will make the same available to the Collateral Agent for inspection, at such Grantor's own cost and expense, at any and all reasonable times during normal business hours upon reasonable prior notice to such Grantor. If requested by the Collateral Agent while an Event of Default is in existence, such Grantor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, copies of all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). If the Collateral Agent so directs, upon the occurrence and during the continuance of an Event of Default, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and Contracts, as well as books, records and documents of such Grantor evidencing or pertaining to such Receivables with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

                  3.3 Modification of Terms; etc. No Grantor shall rescind or
                      --------------------------
cancel any indebtedness evidenced by any Receivable or under any Contract, or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except (i) as permitted by Section 3.4 hereof and (ii) in accordance with such Grantor's reasonable business practices.

                  3.4 Collection. Each Grantor shall endeavor in accordance with
                      ----------
reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, so long as no Event of Default is then continuing in respect of which the Collateral Agent has given notice that this exception is no longer applicable, any Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) of collection, whether incurred by any Grantor or the Collateral Agent, shall be borne by such Grantor.

         3.5  Direction to Account Debtors; etc. Upon the occurrence and during
              ---------------------------------
the continuance of an Event of Default, if the Collateral Agent so directs any Grantor, to the extent permitted by applicable law, such Grantor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x) and (z) that the Collateral Agent may enforce collection of any Receivables or Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Grantor. During the continuance of an Event of Default, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by any Grantor or the Collateral Agent, shall be borne by such Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Grantor; provided that, the failure of the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.5.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

         4.1  Additional Representations and Warranties. Each Grantor represents
              -----------------------------------------
and warrants that it is the true and lawful owner of the Patent and Trademark Office registrations, and applications for registrations, of the Marks listed in Annex E attached hereto and that Annex E lists, as of the date hereof, all the United States Patent and Trademark Office, or the equivalent office thereof in any foreign country, registrations and applications for registrations, of the Marks that such Grantor now owns or uses in connection with its business. Each Grantor represents and warrants that except with respect to those licensed marks set forth in Annex E, it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Grantor further warrants that it is aware of no third party claim that any aspect of such Grantor's present or contemplated business operations infringes or will infringe any material Mark. Each Grantor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex E hereto and that said registrations are valid, subsisting, have not been cancelled and that such Grantor is not aware of any third-party claim that any of said registrations or applications for registration with respect to a Mark is invalid or unenforceable or is not aware that there is any reason that any of said registrations or applications for registration with respect to a Mark is invalid or unenforceable. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the

United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark owned by a Grantor, and record the same. Notwithstanding the foregoing, the representations contained in this Section 4.1 will be deemed to be breached only by matters that have, or would reasonably be expected to have, a Material Adverse Effect.

         4.2  Licenses and Assignments. Except as otherwise permitted by the
              ------------------------
Credit Agreement and subject to the provisions of Sections 4.4 and 4.5, each Grantor hereby agrees not to divest itself of any right under a Mark other than in the ordinary course of business absent prior written approval of the Collateral Agent.

         4.3  Infringements. Each Grantor agrees, promptly upon learning
              -------------
thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating in any material respect any of such Grantor's rights in and to any Mark which has a Material Adverse Effect (each such Mark, a "Significant Mark"), or with respect to any party claiming that such Grantor's use of any Significant Mark violates in any material respect any property right of that party. Each Grantor further agrees, unless otherwise directed by the Collateral Agent, diligently to prosecute any Person infringing any Significant Mark owned by such Grantor in a manner consistent with its past practice and in accordance with reasonable business practices.

         4.4  Preservation of Marks. Each Grantor agrees to use or license the
              ---------------------
use of its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks registered under the laws of the United States or the relevant foreign jurisdiction; provided, that no Grantor shall be obligated to preserve any Mark in the event such Grantor determines, in its reasonable business judgment, that the preservation of such Mark is no longer necessary or desirable in the conduct of its business.

         4.5  Maintenance of Registration. Each Grantor shall, at its own
              ---------------------------
expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction for all of its Marks (excluding unregistered Marks), the failure of which would reasonably be expected to have a Material Adverse Effect and shall pay all fees and disbursements in connection therewith, and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Grantor shall be obligated to maintain any Mark or prosecute any such application for registration in the event that such Grantor determines, in its reasonable business judgment, that such application is no longer necessary or desirable in the conduct of its business.

         4.6  Future Registered Marks. If any Mark registration issues hereafter
              -----------------------
to any Grantor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or equivalent governmental agency in any foreign jurisdiction, within thirty (30) days of receipt of such certificate such Grantor shall deliver a copy of such certificate, and a grant of security in such mark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

          4.7 Remedies. If an Event of Default shall occur and be continuing,
              --------
the Collateral Agent may, by written notice to the relevant Grantor, take any or all of the following actions in accordance with the provisions of Section 9 of the Credit Agreement: (i) declare the entire right, title and interest of such Grantor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors pursuant to a trademark security agreement in form and substance satisfactory to the Collateral Agent, executed by such Grantor and filed on the date hereof, pursuant to which all of such Grantor's rights, title and interest in and to the Marks are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and use or sell the Marks and the goodwill of such Grantor's business symbolized by the Marks and the right to carry on the business and use the assets of such Grantor in connection with which the Marks have been used; and (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Grantor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent governmental agency or office in any foreign jurisdiction to the Collateral Agent.

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                   TRADE SECRET RIGHTS, PATENTS AND COPYRIGHTS

          5.1 Additional Representations and Warranties. Each Grantor represents
              -----------------------------------------
and warrants that to the best of its knowledge after due inquiry it is the true and lawful owner or licensee of all rights in (i) all Trade Secret Rights, (ii) the Patents of such Grantor listed in Annex G attached hereto and (iii) the Copyrights of such Grantor listed in Annex G attached hereto and that said Patents and Copyrights constitute all the registered copyrights and applications for copyright registrations that such Grantor now owns as of the date hereof.

          5.2 Licenses and Assignments. Except as otherwise permitted under the
              ------------------------
Credit Agreement and subject to the provisions of Sections 5.4 and 5.5, each Grantor hereby agrees not to divest itself of any right under a Patent or Copyright other than in the ordinary course of business absent prior written approval of the Collateral Agent, which approval shall not be unreasonably withheld.

          5.3 Infringements. Each Grantor agrees, promptly upon learning
              -------------
thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Grantor with respect to any infringement or other violation of such Grantor's rights in any Patent or Copyright that has a Material Adverse Effect (each, a "Significant Patent" or "Significant Copyright", as applicable), or with respect to any claim that the practice of any Significant Patent or the use of any Significant Copyright violates in any material respect any property right of a third party or with respect to any misappropriation of any Trade Secret Right or any claim that the practice of any Trade Secret Right violates any property right of a third party, in each case to the extent that such infringement, violation or misappropriation would have a Material Adverse Effect. To the extent consistent with its past practice and in accordance with reasonable business practices, each Grantor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Significant Patent or Significant Copyright owned by such Grantor or any Person misappropriating any material Trade Secret Right.

          5.4 Maintenance of Patents or Copyrights. At its own expense, each
              ------------------------------------
Grantor shall make timely payment of all post-issuance fees required to maintain in force its rights under each of its Significant Patents and Significant Copyrights; provided, that no Grantor shall be obligated to maintain any Patent or Copyright in the event such Grantor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary or desirable in the conduct of its business.

          5.5 Prosecution of Patent or Copyright Application. At its own
              ----------------------------------------------
expense, each Grantor shall diligently prosecute all applications for (i) Patents of such Grantor listed on Annex F hereto and (ii) Copyrights listed on Annex G hereto, and, in each case, shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent, which consent shall not be unreasonably withheld, unless such Grantor shall determine that the pursuit or maintenance thereof is no longer desirable in the conduct of the business of the Grantor.

          5.6 Other Patents and Copyrights. Within thirty (30) days of the
              ----------------------------
acquisition or issuance of a Patent or Copyright registration, or of filing of an application for a Patent or Copyright registration, the relevant Grantor shall deliver to the Collateral Agent a copy of said Patent or Copyright registration, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof; provided, that no Grantor shall be obligated to prosecute any application in the event such Grantor determines, in its reasonable business judgment, that such application is no longer necessary or desirable in the conduct of its business.

          5.7 Remedies. If an Event of Default shall occur and be continuing,
              --------
the Collateral Agent may by written notice to the relevant Grantor take any or all of the following actions in accordance with the provisions of Section 9 of the Credit Agreement: (i) declare the entire right, title and interest of such Grantor in each of the Patents and Copyrights vested, in which event such right, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, pursuant to a patent security agreement or copyright security agreement, as the case may be, in form and substance satisfactory to the Collateral Agent, executed by such Grantor and filed on the date hereof, pursuant to which all of such Grantor's right, title, and interest to such Patents and Copyrights are assigned to the Collateral Agent for the benefit of the Secured Creditors; (ii) take and practice, use or sell the Patents and Copyrights; (iii) direct such Grantor to refrain, in which event such Grantor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Grantor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

          6.1 Protection of Collateral Agent's Security. Each Grantor will at
              -----------------------------------------
all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at its own expense, to the extent required by the Credit Agreement; copies of all policies or certificates with respect to such insurance (i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured or loss payee), (ii) shall state that such insurance policies shall not be cancelled or materially revised without at least 30 days' (or at least 10 days' in the case of nonpayment of premium) prior written notice thereof by the insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent. If any Grantor shall fail to insure such Inventory or Equipment to the extent required by the Credit Agreement, or if any Grantor shall fail to so endorse and deposit copies of all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior written notice to such Grantor, to procure such insurance and such Grantor agrees to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. Except as otherwise provided in the Credit Agreement, the Collateral Agent shall apply any proceeds of such insurance required after an Event of Default in accordance with Section
7.4. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay its Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.

          6.2 Further Actions. Each Grantor will, at its own expense, make,
              ---------------
execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances and take such further steps relating to the Collateral covered by the security interest hereby granted, which the Collateral Agent deems reasonably necessary to perfect, preserve or protect its security interest in the Collateral.

          6.3 Financing Statements. Each Grantor agrees to execute and deliver
              --------------------
to the Collateral Agent such financing statements, in form acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the reasonable opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to the Permitted Liens) as provided herein and the other rights and security contemplated hereby all in accordance with the UCC as enacted in any and all relevant jurisdictions or any other relevant law. Each Grantor will pay any applicable filing fees, recordation taxes and related expenses. Each Grantor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

          7.1 Remedies; Obtaining the Collateral Upon Default. Each Grantor
              -----------------------------------------------
agrees that, if a Noticed Event of Default shall have occurred and be continuing, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

          (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law other than the notice required by Section 9 of the Credit Agreement, and for that purpose may enter upon such Grantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;

          (ii) upon notice to the applicable Grantor if such notice is permitted to be given, instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Collateral Agent;

          (iii) withdraw all moneys, securities and other instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4 hereof;

          (iv) sell, assign or otherwise liquidate, or direct such Grantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, and take possession of the proceeds of any such sale or liquidation;

          (v) take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any place or places in the country in which such Collateral is then located reasonably designated by the Collateral Agent, in which event such Grantor shall at its own expense:

                (A) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent,

                (B) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                (C) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

          (vi) license or sublicense whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such

                                                                       Exhibit I
                                                                         Page 12

     conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

it being understood that such Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least the majority of the outstanding Interest Rate Obligations, to the extent same remain outstanding) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or the holders of at least a majority of the outstanding Interest Rate Obligations, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

          7.2 Remedies; Disposition of the Collateral. Upon the occurrence and
              ---------------------------------------
during the continuance of a Noticed Event of Default, any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than ten (10) days' written notice to the relevant Grantor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the ten (10) days after the giving of such notice, to the right of the relevant Grantor or any nominee of such Grantor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than ten
(10) days' written notice to the relevant Grantor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York. To the extent permitted by any such requirement of law, the Collateral Agent on behalf of the Secured Creditors (or certain of them) may bid for and become the purchaser (by bidding in the Obligations or otherwise) of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Grantor (except to the extent of surplus money received as provided in Section 7.4). If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Grantor as hereinabove specified,

                                                                       Exhibit I
                                                                         Page 13

the Collateral Agent need give such Grantor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

          7.3 Waiver of Claims. Except as otherwise provided in this Agreement,
              ----------------
EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and such Grantor hereby further waives, to the extent permitted by law:

          (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or wilful misconduct;

          (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

          (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.

          7.4 Application of Proceeds. (a) All moneys collected by the
              -----------------------
Collateral Agent (or, to the extent the Pledge Agreement or the Mortgages require proceeds of collateral thereunder to be applied in accordance with the provisions of this Agreement, the Pledgee or Mortgagee thereunder) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder during the continuance of an Event of Default, shall be applied as follows:

          (i) first, to the payment of all Obligations owing to the Collateral Agent or Pledgee of the type described in clauses (iii) and (iv) of the definition of "Obligations" contained in Article IX hereof;

          (ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), an amount equal to the outstanding Obligations to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 7.4(d) with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are

                                                                       Exhibit I
                                                                         Page 14

     insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed to be applied, with respect to the Credit Document Obligations, firstly to the payment of interest in respect of the unpaid principal amount of Loans outstanding, secondly to the payment of principal of Loans outstanding, then to the other Credit Document Obligations; and

          (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) to the relevant Grantor or, to the extent directed by such Grantor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

          (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when
                                               --- ----
calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Obligations owed such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations.

          (c) All payments required to be made to the (i) Lender Creditors hereunder shall be made to the Administrative Agent for the account of the respective Lender Creditors and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Secured Interest Rate Agreement or, in the case of Secured Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

          (d) For purposes of applying payments received in accordance with this
Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for a determination (which each Interest Rate Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor and (y) no Secured Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

          (e) It is understood that each Grantor shall remain liable to the extent of any deficiency between (x) the amount of the obligations for which it is liable directly or as a Guarantor that are satisfied with proceeds of the Collateral and (y) the aggregate outstanding amount of such Obligations.

          7.5 Remedies Cumulative. Each and every right, power and remedy hereby
              -------------------
specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, any Secured Interest Rate Agreement or the other Credit Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be

                                                                       Exhibit I
                                                                         Page 15

deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

          7.6 Discontinuance of Proceedings. In case the Collateral Agent shall
              -----------------------------
have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (except to the extent of a determination adverse to the Collateral Agent in such a proceeding).

                                                                       Exhibit I
                                                                         Page 16

                                  ARTICLE VIII

                                    INDEMNITY

          8.1 Indemnity. (a) Each Grantor jointly and severally agrees to
              ---------
indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and its respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any Secured Interest Rate Agreement, any other Credit Document or the documents executed in connection herewith and therewith or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim, in each relating to the Collateral; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses, losses, damages or liabilities to the extent caused by the gross negligence or wilful misconduct of such Indemnitee or any of its affiliates, agents or employees. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 8.1(a), each Grantor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for (if the Collateral Agent shall have incurred fees, costs or expenses because such Grantor shall have failed to comply with its obligations under this Agreement or any Credit Document), any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

          (c) Without limiting the application of Section 8.1(a) or (b), each Grantor jointly and severally agrees to pay, indemnify and hold each Indemnitee harmless from and against any

                                                                       Exhibit I
                                                                         Page 17

loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by an Grantor in this Agreement, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

          (d) If and to the extent that the obligations of any Grantor under this Section 8.1 are unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts
              -----------------------------------------------------
paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Secured Interest Rate Agreements and the payment of all of the other Obligations and the termination of the security interests and Liens created hereunder.

                                   ARTICLE IX

                                   DEFINITIONS

          The following terms shall have the meanings herein specified unless the context otherwise requires. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          "Administrative Agent" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          "Borrower" shall have the meaning provided in the first WHEREAS clause of this Agreement.

          "Business Day" means any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

          "Cash" shall mean cash and Cash Equivalents.

          "Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

          "Chattel Paper" shall have the meaning assigned that term under the UCC as in effect on the date hereof in the State of New York.

                                                                       Exhibit I
                                                                         Page 18

               "Class" shall have the meaning provided in Section 10.2 of this Agreement.

               "Collateral" shall have the meaning provided in Section 1.1(a).

               "Collateral Agent" shall have the meaning specified in the first paragraph of this Agreement.

               "Contract Rights" shall mean all rights of an Grantor (including, without limitation, all rights to payment) under each Contract.

               "Contracts" shall mean all contracts between an Grantor and one or more additional parties (including, without limitation, any Secured Interest Rate Agreement and related documents entered into in connection therewith) to the extent the grant by an Grantor of a security interest pursuant to this Agreement in its right, title and interest in any such contract is not prohibited by such contract without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

               "Copyrights" shall mean any United States or foreign copyright owned by any Grantor now or hereafter, including any registration of any copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, as well as any application for a United States or foreign copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign jurisdiction by any Grantor.

               "Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

               "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

               "Documents" shall have the meaning assigned that term under the UCC as in effect on the date hereof in the State of New York.

               "Equipment" shall mean any "equipment," as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Grantor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures now or hereafter owned by such Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

               "Event of Default" shall mean any Event of Default under the Credit Agreement or any payment default, after any applicable grace period, under any Secured Interest Rate Agreement.

               "General Intangibles" shall have the meaning assigned that term under the UCC as in effect on the date hereof in the State of New York.

                                                                       Exhibit I
                                                                         Page 19

               "Goods" shall have the meaning assigned that term under the UCC as in effect on the date hereof in the State of New York.

               "Grantor" shall have the meaning specified in the first paragraph of this Agreement.

               "Holdings" shall have the meaning provided in the first WHEREAS clause of this Agreement.

               "Indemnitee" shall have the meaning provided in Section 8.1.

               "Instrument" shall have the meaning assigned that term under the UCC as in effect on the date hereof in the State of New York.

               "Interest Rate Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

               "Interest Rate Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

               "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production--from raw materials through work-in-process to finished goods--and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from a Grantor's customers, and shall specifically include all "inventory" as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by a Grantor.

               "Investment Property" shall be a collective reference to (i) all "investment property" as such term is defined in Section 9-102(a)(49) of the UCC as in effect on the date hereof in the State of New York and (ii) whether or not constituting "investment property" as so defined, all Underlying Investments (including all rights arising therefrom to vote and/or to receive distributions and all other rights of such Grantor in respect thereof) owned by or issued to such Grantor.

               "Lender Creditor" shall have the meaning provided in the first WHEREAS clause of this Agreement.

               "Lenders" shall have the meaning provided in the first WHEREAS clause of this Agreement.

               "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on a Grantor's property.

                                                                       Exhibit I
                                                                         Page 20

               "Marketable Securities" shall mean any shares of capital stock, membership interests, warrants, options, bonds, notes or debentures that are traded on an established securities market or any secondary market or substantial equivalent thereof.

               "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Grantor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by a Grantor, which are registered in the United States Patent and Trademark Office or the equivalent thereof in any State of the United States or in any foreign country, as well as any unregistered marks used by any Grantor, and any trade dress including logos, designs, company names, business names, fictitious business names and other business identifiers used by any Grantor in the United States or any foreign country, to the extent the grant by an Grantor of a security interest pursuant to this Agreement thereto is not prohibited by any contract creating the Grantor's rights therein without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder.

               "Non-Cash Equivalents" shall mean all property and assets including securities, other than Cash and Marketable Securities.

               "Noticed Event of Default" shall mean (i) an Event of Default with respect to the Borrower under Section 9.05 of the Credit Agreement and (ii) any other Event of Default in respect of which the Collateral Agent has given the Borrower notice that such Event of Default constitutes a "Noticed Event of Default."

               "Obligations" shall mean (i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Grantor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which it is a party and the due performance and compliance by such Grantor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Grantor, now existing or hereafter incurred under, arising out of or in connection with any Secured Interest Rate Agreement, including all obligations, if any, under a Guaranty in respect of any Secured Interest Rate Agreement (all such obligations and indebtedness under this clause
(ii) being herein collectively called the "Interest Rate Obligations"); (iii) any and all sums advanced by the Collateral Agent or Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;
(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Grantor referred to in clauses
(i), (ii), (iii) and (iv), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent or Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any

                                                                       Exhibit I
                                                                         Page 21

Indemnitee as to which such Indemnitee has the right to reimbursement under
Section 8.1 of this Agreement.

               "Patents" shall mean any United States or foreign patent to which any Grantor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by such Grantor.

               "Pledge Agreement" shall mean the Pledge Agreement, dated as of the date hereof, among Holdings, the Borrower, the other pledgors party thereto and the Collateral Agent, as Pledgee.

               "Pledgee" shall have the meaning provided in the Pledge
Agreement.

               "Proceeds" shall have the meaning assigned that term under the UCC as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or an Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

               "Pro Rata Share" shall have the meaning provided in Section
                --- ----
7.4(b) of this Agreement.

               "Receivables" shall mean any "account" as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by a Grantor and, in any event, shall include, but shall not be limited to, all of such Grantor's rights to payment for goods sold or leased or services performed by such Grantor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Grantor to secure the foregoing, (b) all of such Grantor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto,
(f) evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, all notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

               "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

               "Secured Creditors" shall have the meaning provided in the second WHEREAS clause of this Agreement.

                                                                       Exhibit I
                                                                         Page 22

               "Secured Interest Rate Agreements" shall have the meaning provided in the second WHEREAS clause of this Agreement.

               "Significant Copyright" shall have the meaning provided in
Section 5.3 of this Agreement.

               "Significant Mark" shall have the meaning provided in Section 4.3 of this Agreement.

               "Significant Patent" shall have the meaning provided in Section
5.3 of this Agreement.

               "Subsidiary Guaranty" shall have the meaning provided in the third WHEREAS clause to this Agreement.

               "Trade Secret Rights" shall mean the rights of a Grantor in any Trade Secret it holds.

               "Trade Secrets" means any secretly held existing engineering and other data, information, production procedures and other know-how relating to the design, manufacture, assembly, installation, use, operation, marketing, sale and servicing of any products or business of a Grantor worldwide whether written or not written, to the extent the grant by an Grantor of a security interest pursuant to this Agreement thereto is not prohibited by any contract creating the Grantor's rights therein without the consent of any other party thereto or would not give any other party to such contract the right to terminate its obligations thereunder.

               "Underlying Investment" shall mean an investment or related series of investments made by such Grantor in the equity interests of a Person or group of affiliated Persons (which equity interests will not include when made Margin Stock), and shall include any Non-Cash Equivalents received by such Grantor in respect of such investment(s).

                                    ARTICLE X

                                  MISCELLANEOUS

               10.1 Notices. Except as otherwise specified herein, all notices,
                    -------
requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

               (i) if to any Grantor, at its address contained in the Credit Agreement (for the Borrower) or the Subsidiary Guaranty (for the other Grantors);

               (ii)  if to the Collateral Agent, at:

                                                                       Exhibit I
                                                                         Page 23

                         Bankers Trust Company
                         130 Liberty Street
                         New York, New York  10006
                         Mailstop NYC02-2706
                         Attn.:  Marguerite J. Sutton
                         Tel. No.: (212) 250 3505
                         Fax. No.: (212) 250 2577

               (iii) if to any Lender (other than the Collateral Agent), at such address as such Lender shall have specified in the Credit Agreement;

               (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Grantors and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

               10.2 Waiver; Amendment. (a) None of the terms and conditions of
                    -----------------
this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders) and each Grantor affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, modification or variance affecting any Grantor other than the Borrower and the Grantor so added or released) provided that (i) no such change, waiver, modification or variance shall be made to Section 7.4 or this Section 10.2(a) without the consent of each Secured Creditor adversely affected thereby, and (ii) any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

               (b) No delay on the part of the Collateral Agent in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. No notice to or demand on any Grantor shall constitute a waiver of any of the rights of the Collateral Agent to any other or further action without notice or demand to the extent such action is permitted to be taken by the Collateral Agent without notice or demand under the terms of this Agreement.

               10.3 Obligations Absolute. The obligations of each Grantor
                    --------------------
hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy,

                                                                       Exhibit I
                                                                         Page 24

power or privilege under or in respect of this Agreement or any other Credit Document or any Secured Interest Rate Agreement except as specifically set forth in a waiver granted pursuant to the restrictions of Section 10.2 hereof; or (c) any amendment to or modification of any other Credit Document or any Secured Interest Rate Agreement or any security for any of the Obligations; whether or not any Grantor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Collateral Agent herein provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.

     10.4 Successors and Assigns. This Agreement shall be binding upon each
          ----------------------
Grantor and its successors and assigns and shall inure to the benefit of the Collateral Agent and its permitted successors and assigns. All agreements, statements, representations and warranties made by such Grantor herein or in any certificate or other instrument delivered by each Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the other Credit Documents and the Secured Interest Rate Agreements regardless of any investigation made by the Secured Creditors on their behalf.

     10.5 Headings Descriptive. The headings of the several sections of this
          --------------------
Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     10.6 Severability. Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.7 Governing Law. This Agreement and the rights and obligations of the
          -------------
parties hereunder shall be construed in accordance with and governed by the law of the State of New York.

     10.8 Grantors' Duties. It is expressly agreed, anything herein contained to
          ----------------
the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral.

     10.9 Termination; Release. (a) After the termination of the Total
          --------------------
Commitment and all Secured Interest Rate Agreements, when no Note or Letter of Credit (which has not been cash collateralized to the satisfaction of the Administration Agent) is outstanding and when all Loans and other Obligations (other than indemnities not at the time owed) have been paid in full, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination), and the Collateral Agent, at the request and expense of the relevant Grantor, will execute and deliver to such Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer

                                                                       Exhibit I
                                                                         Page 25

and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

    (b) So long as no payment default on any of the Obligations is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the relevant Grantor, release any or all of the Collateral, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception to Section 8.02 of the Credit Agreement) or otherwise has been approved in writing as required under the Credit Agreement or otherwise by the Required Lenders and (y) the proceeds of such Collateral are applied as required pursuant to the Credit Agreement if applicable or any consent or waiver with respect thereto.

    (c) At any time that the relevant Grantor desires that the Collateral Agent take any action to give effect to any release of Collateral pursuant to the foregoing Section 10.9(b), it shall deliver to the Collateral Agent a certificate signed by an authorized officer describing the Collateral to be sold and the relevant provision of Section 8.02 of the Credit Agreement on which it is relying to make such sale. In the event that any part of the Collateral is released as provided in the preceding paragraph (b), the Collateral Agent, at the request and expense of such Grantor, will duly release such Collateral and assign, transfer and deliver to such Grantor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it as permitted by this Section 10.9. Upon any release of Collateral pursuant to Section 10.9(a) or (b), none of the Secured Creditors shall have any continuing right or interest in such Collateral, or the proceeds thereof.

    10.10 Collateral Agent. By accepting the benefits of this Agreement, each
          ----------------
Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 10.2 of this Agreement or Section 12.12 of the Credit Agreement, this Section 10.10, and the duties and obligations of the Collateral Agent set forth in this Section 10.10, may not be amended or modified without the consent of the Collateral Agent.

    10.11 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

    10.12 Additional Grantors. It is understood and agreed that any Subsidiary
          -------------------
of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall become a Grantor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                                                       Exhibit I
                                                                         Page 26

                                     *  *  *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Addresses:

1001 Pennsylvania Avenue, N.W.      IRON HORSE INVESTORS, L.L.C.,
Suite 220 South                     as Grantor
Washington, D.C. 20004
Telecopy No.: 202-347-9250
                                    By /s/ Adam Palmer
                                       -------------------------------
                                       Title: Vice President

1001 Pennsylvania Avenue, N.W.      UNITED DEFENSE INDUSTRIES, INC.,
Suite 220 South                     as Grantor
Washington, D.C. 20004
Telecopy No.: 202-347-9250
                                    By /s/ Francis Raborn
                                       -------------------------------
                                       Title: Vice President &
                                              Chief Financial Officer

1001 Pennsylvania Avenue, N.W.      UDLP HOLDINGS CORP.,
Suite 220 South                     as Grantor
Washington, D.C. 20004
Telecopy No.: 202-347-9250
                                    By /s/ Francis Raborn
                                       -------------------------------
                                       Title: Vice President &
                                              Chief Financial Officer

1001 Pennsylvania Avenue, N.W.      UNITED DEFENSE, L.P.,
Suite 220 South                     as Grantor
Washington, D.C. 20004
Telecopy No.: 202-347-9250          By: UDLP Holdings Corp.,
Attention: Allan M. Holt            its General Partner


                                    By /s/ Francis Raborn
                                       -------------------------------
                                       Title: Member of the Management
                                              Committee

425 East Alongon Road                      BARNES & REINECKE, INC.
Arlington Heights, IL 60005-4683           as Grantor

                                           By /s/ Francis Raborn
                                              --------------------------------
                                              Title: Vice President &
                                                     Chief Financial Officer

130 Liberty Street                         BANKERS TRUST COMPANY
New York, New York 10006                   as Collateral Agent,
Attention: Meg Sutton                      as Assignee
Tel: 212-250-3505
Fax: 212-250-7218
                                           By /s/ Paddy Dowling
                                              --------------------------------
                                              Title: Vice President

                                                                         ANNEX A
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------

              SCHEDULE OF CHIEF EXECUTIVE OFFICES; RECORD LOCATIONS

                                                                         ANNEX B
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS
                  ---------------------------------------------

                                                                         ANNEX C
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------

                SCHEDULE OF JURISDICTION AND TYPE OF ORGANIZATION
                -------------------------------------------------

                                                                         ANNEX D
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                     SCHEDULE OF TRADE AND FICTITIOUS NAMES
                     --------------------------------------

                                     [NONE]

                                                                         ANNEX E
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------

                                SCHEDULE OF MARKS
                                -----------------

1.   See attached pages.

                                                                         ANNEX F
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------



                   SCHEDULE OF PATENTS AND PATENT APPLICATIONS
                   -------------------------------------------

1.   See attached pages.

                                                                         ANNEX G
                                                                              TO
                                                              SECURITY AGREEMENT
                                                              ------------------


                SCHEDULE OF COPYRIGHTS AND COPYRIGHT APPLICATIONS
                -------------------------------------------------

1.   See attached pages.

                                                                       EXHIBIT J
                                                                       ---------

                      [LETTERHEAD OF CT CORPORATION SYSTEM]
                       -----------------------------------



                                                                          [Date]


To the Administrative Agent
   and the Lenders party to the
   Credit Agreement referred to
   below and the Administrative Agent under the Subsidiary Guaranty referred to below:

Ladies and Gentlemen:

                  Reference is made to (i) the Credit Agreement, dated as of ________ __, 2001, among Iron Horse Investors, L.L.C. ("Holdings"), United Defense Industries, Inc. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Bankers Trust Company, as Administrative Agent (the "Administrative Agent"), Lehman Commercial Paper Inc., as Syndication Agent and Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as Documentation Agents (as such Credit Agreement may be modified, supplemented or amended from time to time, the "Credit Agreement") and (ii) the Subsidiary Guaranty, dated as of August 13, 2001, made by each Subsidiary Guarantor (as such Subsidiary Guaranty may be amended, modified or supplemented from time to time, the "Subsidiary Guaranty"). Unless otherwise defined herein, capitalized terms used in this letter shall have the meanings set forth in the Credit Agreement.

                  Pursuant to Section 12.08 of the Credit Agreement, Holdings and the Borrower, and pursuant to Section 20 of the Subsidiary Guaranty, each Subsidiary Guarantor, has irrevocably designated, appointed and empowered the undersigned, CT Corporation System, with offices currently located at 111 Eighth Street, New York, New York 10011, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding brought in the courts of the State of New York or of the United States of America for the Southern District of New York with respect to (i) in the case of each of Holdings and the Borrower, the Credit Agreement and each other Credit Document to which it is a party and (ii) in the case of any Subsidiary Guarantor, the Subsidiary Guaranty and each other Credit Document to which it is a party.

                  The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 12.08 of the Credit Agreement and Section 20 of the Subsidiary Guaranty and agrees with you that the undersigned (i) shall inform the Administrative Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of Section 12.08 of the Credit Agreement and Section 20 of the Subsidiary Guaranty and (iii) shall forward promptly to Holdings, the Borrower or the Subsidiary Guarantor, as the case may be, any legal process, summons, notices and documents received by the undersigned in its capacity as process agent.

                  As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 12.08 of the Credit Agreement or Section 20 of the Subsidiary Guaranty, as the case may be.

                                             Very truly yours,

                                             CT CORPORATION SYSTEM



                                             By________________________________
                                                Name:
                                                Title:

                                                                       EXHIBIT K
                                                                       ---------



                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -------------------------------------------

         This Assignment and Assumption Agreement (the "Assignment"), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the "Assignor") and the Assignee identified in item 2 below (the "Assignee"). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swingline Loans) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.       Assignor:


2.       Assignee:


3.       Credit Agreement:           Credit Agreement, dated as of August 13,
                                     2001, among Iron Horse Investors, L.L.C.,
                                     United Defense Industries, Inc. (the
                                     "Borrower"), the Lenders from time to time party thereto, Bankers Trust Company, as Administrative Agent, Lehman Commercial
                                     Paper, Inc. as Syndication Agent and
                                     Citicorp USA, Inc., The Bank of Nova Scotia and Credit Lyonnais New York Branch as
                                     Documentation Agents.

4.   Assigned Interest:

                                                  Aggregate                Amount of               Percentage
          Facility                          Amount of Commitment /     Commitment / Loans    Assigned of Commitment
          Assigned                          Loans for all Lenders           Assigned               / Loans/1/
----------------------------               ------------------------   -------------------- -------------------------
Revolving Loan Commitment /
 Revolving Loans                                      $                        $                   %

A Term Loans                                          $                        $                   %

B Term Loans                                          $                        $                   %


5.   Effective Date:                        _____, 200_


The terms set forth in this Assignment are hereby agreed to:

NAME OF ASSIGNOR,
as Assignor


By:  ________________________

     ________________________
      (Print Name and Title)

NAME OF ASSIGNEE,
as Assignee


By:  ________________________

     ________________________
      (Print Name and Title)


_______________________________

/1/ Set forth, to at least 9 decimals, as a percentage of the Assignor's interest in the aggregate Commitment/Loans thereunder.

Assignor Instructions:
Payment:                              ________________________

                                      ________________________

                                      ________________________
                                      Reference: United Defense Industries, Inc.


Notice:                               ________________________

                                      ________________________

                                      ________________________
                                      Reference: United Defense Industries, Inc.


Assignee Instructions:
Payment:                              ________________________

                                      ________________________

                                      ________________________
                                      Reference: United Defense Industries, Inc.


Notice:                               ________________________

                                      ________________________

                                      ________________________
                                      Reference: United Defense Industries, Inc.


[Consented to and Accepted:

BANKERS TRUST COMPANY,
as Administrative Agent

By:  ________________________

     ________________________
      (Print Name and Title)

UNITED DEFENSE INDUSTRIES, INC.,
  as Borrower

By:      ____________________________

         ____________________________
         (Print Name and Title)]/2/


_____________________________

/2/   Consents (which shall not be unreasonably withheld) of the Administrative
Agent and the Borrower are required in connection with any assignment subject to the exceptions identified in clause (y) of Section 12.04(b) of the Credit Agreement.

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                                                                         ANNEX 1
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                                                                          Page 1

                                     ANNEX I
                         UNITED DEFENSE INDUSTRIES, INC.

                                CREDIT AGREEMENT

                        STANDARD TERMS AND CONDITIONS FOR
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

1.       Representations and Warranties.
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         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is
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the legal and beneficial owner of the Assigned Interest, (ii) the Assigned
Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has
              --------
full power and authority, and has taken all action necessary, to execute an deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01(a) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.       Payment. From and after the Effective Date, the Administrative Agent
         -------
shall make all payment in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.       General Provisions. This Assignment shall be binding upon, and inure to
         ------------------
the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS).

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